UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

LiveRamp Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING
AND 2022 PROXY STATEMENT
www.virtualshareholdermeeting.com/RAMP2022
Tuesday, August 9, 2022 – 11:30 a.m. PDT

Notice of Annual Meeting of Shareholders

225 Bush Street, 17th Floor
San Francisco, CA 94104
888-987-6764
www.LiveRamp.com
Please join us for the 2022 Annual Meeting of Shareholders of LiveRamp Holdings, Inc. (the “Company”). The meeting will be held on August 9, 2022, at 11:30 a.m. via the internet at www.virtualshareholdermeeting.com/RAMP2022.
The meeting will be held for the following purposes:
1.
To elect as directors the two nominees named in the attached Proxy Statement for a three-year term expiring in 2025;

2.
To approve an increase in the number of shares available for issuance under the Company’s Amended and Restated 2005 Equity Compensation Plan (the “2005 Plan”);

3.
To approve an increase in the number of shares available for issuance under the LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”);

4.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

5.
To ratify the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2023; and

6.
To transact any other business that may properly come before the 2022 Annual Meeting or any postponement or adjournment thereof.

Only holders of the Company’s common stock of record at the close of business on June 13, 2022 are entitled to notice of and to vote during the 2022 Annual Meeting or any postponement or adjournment thereof. Details regarding the business to be conducted during the 2022 Annual Meeting are more fully described in the accompanying Proxy Statement.
As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials electronically over the Internet. As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our shareholders. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.
By Order of the Board of Directors
Catherine L. Hughes
Corporate Governance Officer & Secretary
June 24, 2022
WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY. PRIOR TO THE 2022 ANNUAL MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 9, 2022:
The Company’s Proxy Statement and Annual Report on Form 10-K for fiscal year 2022 are available electronically at https://investors.liveramp.com/financial-information and www.proxyvote.com.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement

Page
Questions and Answers about the Proxy Materials and the 2022 Annual Meeting	1
Proposal No. 1 — Election of Directors	6
Corporate Governance	11
Proposal No. 2 — Approval of the Increase in the Number of Shares Available for Issuance Under the 2005 Plan	17
Proposal No. 3 — Approval of the Increase in the Number of Shares Available for Issuance Under the LiveRamp Holdings, Inc. Employee Stock Purchase Plan	29
Proposal No. 4 — Advisory Vote to Approve Named Executive Officer Compensation	32
Proposal No. 5 — Ratification of the Selection of the Independent Registered Public Accountant	33
Audit/Finance Committee Report	34
Stock Ownership	36
Compensation Committee Report	38
Compensation Committee Interlocks and Insider Participation	38
Executive Compensation
Compensation Discussion and Analysis	39
Schedule 1 to the Compensation Discussion and Analysis	61
Summary Compensation Table	62
Grants of Plan-Based Awards for Fiscal 2022	63
Outstanding Equity Awards at 2022 Fiscal Year End	64
Option Exercises and Stock Vested During Fiscal 2022	65
Nonqualified Deferred Compensation During Fiscal 2022	66
Potential Payments Upon Termination or Change in Control	66
CEO Pay Ratio	72
Non-Employee Director Compensation	73
Related-Party Transactions	74
Shareholder Proposals	74
Expenses of Solicitation	75
Householding of Proxy Materials	75
Other Matters	76
Appendix A — Amended and Restated 2005 Equity Incentive Compensation Plan	77
Appendix B — Amended and Restated Employee Stock Purchase Plan	95

Proxy Statement

225 Bush Street, 17th Floor
San Francisco, CA 94104
888-987-6764
www.LiveRamp.com
This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors of LiveRamp Holdings, Inc., a Delaware corporation (the “Company” or “LiveRamp”), to be used at its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to be held on August 9, 2022, at 11:30 a.m. PDT via the Internet at www.virtualshareholdermeeting.com/RAMP2022, and at any postponement or adjournment thereof. The Proxy Statement is being furnished to shareholders beginning on June 24, 2022. As a shareholder, you are invited to attend the 2022 Annual Meeting virtually via the Internet. You are entitled and requested to vote on the proposals described in the Proxy Statement. Please read the Proxy Statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning a voting instruction form or proxy card.
Shares represented by properly executed proxies will be voted during the meeting. If a choice is specified by a shareholder, the proxy will be voted in accordance with that choice. If no choice is specified by a shareholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of LiveRamp’s Board of Directors.
Questions and Answers about the Proxy Materials and the 2022 Annual Meeting

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 24, 2022, the Company sent a notice of Internet availability of proxy materials to the Company’s shareholders of record and beneficial owners, except for shareholders who have requested otherwise. All shareholders will have the ability to access the proxy materials on the website referred to in the notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, shareholders may request to receive proxy materials electronically by email on an ongoing basis. The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:
Who can vote at the 2022 Annual Meeting?

A:
Holders of record of LiveRamp common stock at the close of business on June 13, 2022 (the record date for the 2022 Annual Meeting) are entitled to vote their shares of common stock owned as of that date at the 2022 Annual Meeting or any postponement or adjournment thereof. On the record date for the 2022 Annual Meeting, there were 68,969,242 shares of the Company’s common stock outstanding and entitled to vote. A list of our shareholders will be available for review at our office at 301 Main Street, 2nd Floor, Little Rock, AR 72201 for at least 10 days prior to the 2022 Annual Meeting.

Q:
How many shares may I vote?

A:
You may vote all of the shares of LiveRamp common stock you held as of the record date, June 13, 2022, including shares held directly in your name as the shareholder of record, shares held for you as the beneficial owner in

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   1

street name through a stockbroker or bank, and shares purchased through LiveRamp’s 401(k) Retirement Savings Plan and/or employee stock purchase plan.
Q:
How can I attend the 2022 Annual Meeting?

A:
You may attend the 2022 Annual Meeting virtually via the Internet. The meeting will be held on August 9, 2022, at 11:30 a.m. PDT. To attend virtually, log on to www.virtualshareholdermeeting.com/RAMP2022. While all LiveRamp shareholders will be permitted to listen online to the 2022 Annual Meeting, only shareholders of record and beneficial owners as of the close of business on the record date, June 13, 2022, may vote and ask questions during the meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/RAMP2022 and will need the control number included on your notice of Internet availability of the proxy materials, voting instruction form or proxy card. Broadridge Financial Solutions, Inc. is hosting the webcast of the 2022 Annual Meeting. Broadridge will have technicians ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call Broadridge’s technical support number that will be posted on the virtual meeting platform log-in page.

Q:
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:
Beneficial owners. Most LiveRamp shareholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a voting instruction form, have been forwarded to you by your broker, bank or other nominee.

Shareholders of record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “shareholder of record” with respect to those shares, and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a proxy card, has been sent directly to you by LiveRamp.
Q:
How can I vote my shares?

A:
There are four ways to vote:

•
By Internet. You can submit a proxy over the Internet to vote your shares by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form accompanying the proxy materials you received.

•
By telephone. You can submit a proxy over the telephone following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you received paper proxy materials in the mail, you can submit a proxy by mail to vote your shares by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials, to receive a proxy card or voting instruction form, you must request a paper copy of our proxy materials by following the instructions in your notice.

•
During the meeting. If you are a shareholder of record or a beneficial owner as of the June 13, 2022 record date, you may vote virtually via the Internet during the 2022 Annual Meeting. If you desire to vote virtually via the Internet at the meeting, please follow the instructions for attending and voting during the 2022 Annual Meeting posted at www.virtualshareholdermeeting.com/RAMP2022. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting. Follow the instructions from your broker, bank or other nominee included with your proxy materials, or contact your broker, bank or other nominee to request a legal proxy. All votes must be received by the independent inspector of election before the polls close during the meeting.

Please note that telephone and Internet voting will close at 11:59 p.m. (Eastern Time) on August 8, 2022.
Q:
How do I vote if I hold my shares as a participant in LiveRamp’s 401(k) Retirement Savings Plan?

A:
If you hold shares as a participant in LiveRamp’s 401(k) Retirement Savings Plan, you can vote your shares by Internet, telephone or mail by following the instructions provided in the voting instruction form accompanying the

Questions and Answers about the Proxy Materials and the 2022 Annual Meeting proxy materials you received. Your completed voting instructions, whether submitted by Internet, by telephone or by mail, must be received by 8:59 p.m. PDT on August 4, 2022, in order to allow sufficient time for your vote to be tabulated by the plan’s trustee. You also may revoke or change your voting instruction at any time prior to the cut-off time. Due to the tabulation requirements of the plan administrator, participants in LiveRamp’s 401(k) Retirement Savings Plan may not vote their shares during the meeting.
Q:
Can I change my vote?

A:
Any shareholder executing a proxy retains the right to revoke it at any time prior to the final vote at the 2022 Annual Meeting, except that participants in LiveRamp’s 401(k) Retirement Savings Plan may not revoke or change their voting instructions after 8:59 p.m. PDT on August 4, 2022. You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to LiveRamp’s Corporate Secretary at LiveRamp Holdings, Inc., 301 Main Street, 2nd Floor, Little Rock, AR 72201; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting virtually via the Internet during the 2022 Annual Meeting. However, your attendance during the 2022 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A shareholder’s last vote is the vote that will be counted.

Q:
Who will count the votes?

A:
A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election.

Q:
What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:
What is the quorum requirement for the 2022 Annual Meeting?

A:
The presence virtually via the Internet or by proxy of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2022 Annual Meeting. If a quorum is established, each holder of common stock shall be entitled to one vote on each of the matters presented at the 2022 Annual Meeting for each share of common stock outstanding in his or her name on the record date.

Q:
What items of business will be presented at the 2022 Annual Meeting?

A:
The following matters will be presented for shareholder consideration and voting at the 2022 Annual Meeting:

1.
The election of two director nominees named in this Proxy Statement for a three-year term expiring in 2025;

2.
A proposal to increase the number of shares available for issuance under the 2005 Plan;

3.
A proposal to increase the number of shares available for issuance under the ESPP;

4.
An advisory vote on the compensation of our named executive officers; and

5.
The ratification of the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2023.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   3

Q:
What vote is required to pass each item of business?

A:
The shareholder vote required to approve each proposal is set forth below:

Proposal	Votes Required for Approval
1. Election of directors	Majority of votes cast for each nominee*
2. To increase the number of shares available for issuance under the 2005 Plan	Majority of votes cast*
3. To increase the number of shares available for issuance under the ESPP	Majority of votes cast*
4. Advisory vote to approve executive compensation	Majority of votes cast*
5. Ratification of the selection of the independent registered public accountant	Majority of votes cast*

*
A majority of votes cast means that the number of votes cast “for” a director nominee’s election or a proposal must exceed the number of votes cast “against” it.

Director Resignation Policy. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected, and the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board. The Board will act upon a tendered resignation within 90 days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.
Q:
How are proxies voted?

A:
All shares represented by valid proxies will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholders of record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2022 Annual Meeting. Beneficial owners. If you are a beneficial owner of shares held in street name and do not vote at the 2022 Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:
Which items of business are considered “routine” and “non-routine”?

A:
The election of directors (Proposal No. 1), approval of an increase in the number of shares available for issuance under the 2005 Plan (Proposal No. 2), approval of an increase in the number of shares available for issuance under the ESPP (Proposal No. 3), and the advisory vote regarding the Company’s executive compensation (Proposal No. 4) are considered non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner. Consequently, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of KPMG LLP (Proposal No. 5) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

Questions and Answers about the Proxy Materials and the 2022 Annual Meeting
Q:
How are broker non-votes and abstentions treated?

A:
Broker non-votes and abstentions (which occur when a shareholder chooses to abstain from voting on a proposal) are counted for purposes of determining whether a quorum is present. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Proposal	Broker Non-Votes	Abstentions
1. Election of directors	No effect	No effect
2. To increase the number of shares available for issuance under the 2005 Plan	No effect	No effect
3. To increase the number of shares available for issuance under the ESPP	No effect	No effect
4. Advisory vote on executive compensation	No effect	No effect
5. Ratification of the selection of the independent registered public accountant	Not applicable	No effect

Q:
Who can help answer my questions?

A:
If you have any questions about the 2022 Annual Meeting or how to vote your shares, please contact Alliance Advisors, LLC, which has been retained to assist us in the distribution and solicitation of proxies, by telephone at 1-866-407-2060.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   5

Election of Directors
(Proposal No. 1)
The number of members of the LiveRamp Board of Directors (the “Board”) is currently set at nine and may be fixed from time to time by the Board in the manner provided in the Company’s bylaws. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of three current directors, Richard P. Fox, Clark M. Kokich and Kamakshi Sivaramakrishnan, expire at the 2022 Annual Meeting.
On February 15, 2022, Mr. Fox informed the Board of his intention not to stand for re-election at the 2022 Annual Meeting. He will continue to serve for the remainder of his current term which ends on the date of the 2022 Annual Meeting. We acknowledge with gratitude Mr. Fox’s ten years of service on the Board and his many contributions to the Company and its management team. The Board expects to vote to reduce its size from nine to eight members effective as of Mr. Fox’s departure on the date of the 2022 Annual Meeting.
Upon the recommendation of the Governance/Nominating Committee of the Board (the “GNC”), the Board has nominated Mr. Kokich and Ms. Sivaramakrishnan to stand for election as directors at the 2022 Annual Meeting. Mr. Kokich was most recently elected to the Board at the 2019 Annual Meeting of Shareholders. Based on a recommendation from the GNC, the Board appointed Ms. Sivaramakrishnan to the Board on November 6, 2020, to serve a term that will expire at the 2022 Annual Meeting of Shareholders (so as to maintain an equal number of directors in each class of directors serving on the Board at the time). Prior to her appointment, Ms. Sivaramakrishnan was recommended to the GNC as a potential Board candidate by the CEO.
Unless otherwise directed, the individuals named acting as proxies will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2025 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Board expects that each of the nominees will be available for election but, in the event that either of them is not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.
In considering potential nominees for service on the LiveRamp Board, the GNC strives to identify individuals who are the best possible candidates to serve. Candidates are selected on the basis of their breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business and our business environment, and willingness to devote adequate time to Board duties. Board members are expected to have the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of the Company and its shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, mature judgment, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of LiveRamp, its strategy, and its principal operations.
The GNC and Board seek candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that could conflict with their responsibilities to LiveRamp. The GNC annually assesses the appropriate balance of skills and characteristics that are desired for the Board, and together with the full Board, strives to create a diversified membership. With respect to vacancies on the Board, the GNC believes that it is of paramount importance to seek qualified candidates who will provide more gender and ethnic diversity to the Board. One-third of our current Board members are women, two of whom chair our Audit/Finance Committee and Governance/Nominating Committee, respectively. In addition, one-third of our current directors are of underrepresented ethnicities.
In connection with each nominee recommendation, the GNC considers the issue of continuing director tenure and attempts to ensure that the Board maintains an openness to new ideas and a willingness to critically examine the status quo. The Board does not believe that there should be term or age limits for directors. While such limits could help ensure that there are fresh ideas and viewpoints available to the Board, term and age limits nevertheless have the disadvantage of forcing the loss of the considerable contributions of those directors who have developed, over a period of time, a deep understanding of the Company and its operations and who are thus able to make increasingly valuable contributions to the Board. In addition, due to their familiarity with the Company, longer-term directors may not need to devote as much time to effectively executing their responsibilities as shorter-tenured Board members who may need to spend more time becoming familiar with the business of the Company and the industry within which it operates. In lieu of term or age limits, the GNC, as part of its annual board evaluation process, assesses each sitting director’s potential continuing contributions to the Board based upon the results of annual individual peer-to-peer reviews.

Election of Directors
Nominees and Continuing Directors
Set forth below is biographical information for each nominee standing for election at the 2022 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the 2022 Annual Meeting. The following descriptions also outline each person’s background and qualifications that qualify him or her to serve on the Company’s Board.
Nominees for Director with Terms Expiring in 2025

Mr. Kokich, the Non-Executive Chairman of the Board, is currently working as a consultant. He served as executive chairman of the board of directors of Marchex, Inc. (NASDAQ: MCHX), a mobile and online advertising company based in Seattle, from 2015-2016 and as chief strategy officer of Marchex from 2013-2015. For the prior 14 years Mr. Kokich was an executive at Razorfish, a leading Seattle-based global consultancy in digital marketing and technology, serving most recently as chairman of the board. Prior to joining Razorfish, he was CEO of Calla Bay, Inc. and was previously director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent 12 years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather. He is a director of Xembley, Inc., a SaaS business productivity software company headquartered in Seattle. He previously served as a director of Childhaven, a Seattle children’s charity, Power Digital Marketing, a full service digital marketing consultancy based in San Diego, until its sale in 2021, and Rocket Fuel Inc. (NASDAQ: FUEL), an advertising technology company, until its merger in 2017 into Sizmek, a privately held company. Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.
Skills and Qualifications
Mr. Kokich’s qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience. This combination of experience in both management and marketing allows him to understand the Company’s challenges in a global marketplace. Mr. Kokich also brings technological expertise to the Board gained through his service with Marchex, Inc., Rocket Fuel Inc., Razorfish and other technology companies. His long-term experience as a director qualifies him to serve as the Non-Executive Chairman of the Board.

Clark M. Kokich
Age 70 Director since 2009 Chairman of the Board since 2019 Committees: GNC, Executive

Ms. Sivaramakrishnan founded and was the CEO of Drawbridge Inc., an identity management company enabling brands and enterprises to create personalized online and offline experiences for their customers. In 2019 Drawbridge was acquired by LinkedIn, a Microsoft company. Initially Ms. Sivaramakrishnan led the Drawbridge integration and identity charter for Microsoft’s LinkedIn Marketing Solutions division. Since August 2021, she has served as general manager of distributed data and federated AI in the office of the Chief Technology Officer. Prior to founding Drawbridge, she was a senior research scientist at AdMob, a mobile advertising firm acquired by Google in 2010.
Ms. Sivaramakrishnan currently serves as a director of iHeartMedia (Nasdaq: IHRT) and is a member of the Board of Overseers of Boston University. She was named to Forbes’ “America’s Top 50 Women in Tech” in 2018 and as one of San Francisco Business Times’ “Most Admired CEOs” in 2016. She received the “Women of Vision” ABIE Award for Technology Entrepreneurship from the Anita Borg Institute in 2015 and was recognized in Ad Age’s “40 Under 40” listing in 2014. For five consecutive years, Ms. Sivaramakrishnan has been listed as one of the “Most Powerful Women in Mobile Advertising” by Business Insider. While attending Stanford University, she served as president of the Society of Women Engineers, developing an algorithm used by NASA’s New Horizons mission to Pluto to track and transmit radio wave data back to Earth. She holds a Master of Science degree in Electrical Engineering from Boston University and a PhD in Electrical Engineering / Information Theory and Algorithms from Stanford University.
Skills and Qualifications
Ms. Sivaramakrishnan’s experience in the high-tech environment and her engineering expertise qualify her to serve as a member of our Board. In addition, her experience as an entrepreneur provides valuable insights to the Board, and her current position offers opportunities for the Board to view the Company’s strategies from a customer perspective. Her corporate background also qualifies her to serve as chair of the Board’s Governance/Nominating Committee.

Kamakshi Sivaramakrishnan
Age 46 Director since 2020 Committees: GNC (Chair)

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   7

Directors Whose Terms Expire in 2023

Mr. Cadogan is the chief executive officer of GoFundMe, the world’s largest fundraising platform. Prior to assuming this position in 2020, he was chief executive officer of OpenX Technologies, Inc., a leading provider of digital advertising technology. Mr. Cadogan continues to serve OpenX as its chairman of the board. From 2003-2008 Mr. Cadogan served as senior vice president of Global Advertising Marketplaces at Yahoo! (NASDAQ: YHOO) where he oversaw the primary advertising product lines including display, search and video. Previously at Yahoo!, he was vice president of search where he was responsible for both the consumer search and the paid search businesses. Prior to joining Yahoo!, Mr. Cadogan was vice president of search at Overture (formerly GoTo.com), a consultant at The Boston Consulting Group, and a consultant at McKinsey & Company. He holds a BSc degree from The London School of Economics, an MPhil degree in international relations from Oxford University, and an MBA from Stanford University.
Skills and Qualifications
Mr. Cadogan’s qualifications to serve on the Board include his extensive experience in the fields of digital advertising and technology as well as his years of management experience. His 14 years as a chief executive officer qualify him to serve as chair of the Compensation Committee and provide extensive insight into managing complex business operations and overseeing business risk.

Timothy R. Cadogan
Age 51 Director since 2012 Committees: Compensation (Chair), GNC

Ms. Chow served as SVP, Strategic Execution & Operations of DocuSign, Inc (NASDAQ: DOCU), an agreement cloud company, from March 2021-February 2022, in which role she was responsible for priority projects including the delivery, assessment, solution design, process and workflow optimization. From 2013-2021, she served as DocuSign’s Chief Accounting Officer and was responsible for accounting, sales compensation, internal audit, tax and treasury. Prior to joining DocuSign in 2013, she served for five years as the VP, Worldwide Controller for Electronic Arts Inc. (NASDAQ: EA), a leading publisher of video games. Prior to that, she held VP and Corporate Controller positions at Restoration Hardware (NYSE: RH), a home furnishings retailer, and Thermage, Inc., a medical device manufacturer. Previously, she held leadership positions at Fair, Isaac & Company, Inc. (NYSE: FICO), Calypte Biomedical Corporation and Nextel Communications. Ms. Chow started her career at Arthur Andersen & Co., a public accounting partnership, where she served various clients in the audit and financial services consulting practices. Ms. Chow holds a bachelor of science degree in accounting from Lehigh University. She is a certified public accountant (inactive) in the State of California.
Skills and Qualifications
Ms. Chow’s extensive background in financial management and accounting, tax, treasury and internal audit functions qualifies her to serve on the Board and as chair of the Company’s Audit/Finance Committee. Based on her experience and expertise, Ms. Chow is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Vivian Chow
Age 55 Director since 2020 Committees: Audit/Finance (Chair), Executive

Mr. Howe joined the Company in 2011 as its Chief Executive Officer and President. Prior to joining the Company, he served as corporate vice president of Microsoft Advertising Business Group from 2007-2010. In this role, he managed a multi-billion-dollar business encompassing all emerging businesses related to online advertising, including search, display, ad networks, in-game, mobile, digital cable and a variety of enterprise software applications. Mr. Howe was employed from 1999-2007 as an executive and later as a corporate officer at aQuantive, Inc. where he managed three lines of business, including Avenue A | Razorfish (a leading Seattle-based global consultancy in digital marketing and technology), DRIVE Performance Media (now Microsoft Media Network), and Atlas International (an adserving technology now owned by Facebook). Earlier in his career, he was with The Boston Consulting Group and Kidder, Peabody & Company, Inc. He is a member of the board of the Internet Advertising Bureau (IAB) and previously served on the board of Blue Nile, Inc., a leading online retailer of diamonds and fine jewelry. He is a magna cum laude graduate of Princeton University, where he earned a degree in economics, and he holds an MBA from Harvard University.
Skills and Qualifications
The Board believes it is important for LiveRamp’s chief executive officer to serve as a member of the Board, as the CEO is in a unique position to understand the challenges and issues facing the Company. Among Mr. Howe’s qualifications are his demonstrated leadership skills and his prior work experience, including over a decade of corporate leadership in the digital advertising industry, which qualify him to serve both as CEO and as a director.

Scott E. Howe
Age 54 Director since 2011 Committees: Executive (Chair)

Election of Directors
Directors Whose Terms Expire in 2024

Mr. Battelle is an entrepreneur, journalist, professor and author who has founded or co-founded various online, conference, magazine and other media businesses. He is the co-founder and serves as CEO of Recount Media Inc., a NY-based media platform, and as chair of the board of directors of Sovrn Holdings, Inc., a programmatic advertising and publisher platform that connects publishers with monetization solutions. He is also an Adjunct Professor and Senior Research Scholar at Columbia University and serves as a director of MMA Global. Previously, he was the founder/executive chair and CEO of NewCo Platform, Inc., a disruptive conference and media platform. In 2005, Mr. Battelle founded the Internet media company Federated Media Publishing, where he served as chairman and CEO until its sale to LIN Media in 2014.
Mr. Battelle founded and served as executive producer of the Web 2 Summit and maintains Searchblog, an ongoing daily site which covers the intersection of media, technology and culture. From 2001-2004 he occupied the Bloomberg chair in Business Journalism for the Graduate School of Journalism at the University of California, Berkeley. He was the founder and served from 1997-2001 as chairman and CEO of Standard Media International (SMI) and as publisher of The Industry Standard and TheStandard.com. Prior to that, he was a co-founding editor of Wired magazine and Wired Ventures. Mr. Battelle previously served on the board of directors of the Internet Advertising Bureau and was a founding board member of the Online Publishers Association. In 2005, he authored The Search: How Google and Its Rivals Rewrote the Rules of Business and Transformed Our Culture (Penguin/Portfolio), an international bestseller published in more than 25 languages. He is considered to be an expert in the field of media and technology, and has appeared on national and international news channels such as CBS, BBC, CNN, PBS, Discovery and CNBC. Honors and awards include: “Global Leader for Tomorrow” and “Young Global Leader” by the World Economic Forum in Davos, Switzerland; a finalist in the 2000 “Entrepreneur of the Year” competition by Ernst & Young; “Innovator — One of Ten Best Marketers in the Business” by Advertising Age; and one of the “Most Important People on The Web” by PCWorld. Mr. Battelle holds a bachelor’s degree in anthropology and a master’s degree in journalism from the University of California, Berkeley.
Skills and Qualifications
As an entrepreneur with an extensive background in digital publishing and digital advertising, Mr. Battelle provides the Board with a unique blend of media-related and digital experience that assists the Company in executing its growth strategy. In addition, his operational and advisory roles with various media businesses qualify him to serve on the Board.

John L. Battelle
Age 56 Director since 2012 Committees: GNC

Mr. Tawakol has served as vice president and general manager of Cisco Systems, Inc.’s (NASDAQ: CSCO) Webex business unit since 2019. In 2017 he founded and was CEO of Voicea, a company specializing in leveraging conversational artificial intelligence which was acquired by Cisco in 2019. Prior to founding Voicea, Mr. Tawakol was employed by Oracle Corporation (NYSE: ORCL) as senior vice president and general manager of Oracle America Inc.’s Data Cloud division. In 2007, he founded BlueKai, Inc., a leading data management platform for Fortune 100 marketers, and served as its CEO until BlueKai’s acquisition by Oracle in 2014. Prior roles include chief advertising officer and general manager of Medio Systems, Inc. (acquired by Nokia); and CEO of CoRelation (acquired by Audience Science). He currently serves on the advisory board of Decibel, a venture capital firm, and is a former director of PlaceIQ, a data and technology provider of marketing solutions based on location data. Mr. Tawakol holds a Bachelor of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology and two Master of Science degrees from Stanford University, one in Engineering and the other in Computer Science.
Skills and Qualifications
Mr. Tawakol’s experience within the data management, artificial intelligence and technology industries, as well as his management background, qualify him to serve as a member of our Board. In addition, his current position offers the Board unique perspectives and insights pertaining to customer experience.

Omar Tawakol
Age 53 Director since 2021 Committees: Compensation

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Ms. Tomlin is a member of the board of directors of Weave Communications, Inc. (NYSE: WEAV), a leading customer communications and engagement software platform. She also serves as an advisor to Blumberg Capital, a venture capital firm. She was chief marketing officer and head of global communications at NortonLifeLock Inc. (NASDAQ: NLOK), formerly Symantec (NASDAQ: SYMC) until September 2020. Prior to joining Symantec, Ms. Tomlin served from 2012-2019 as EVP, chief marketing, distribution and customer officer for CSAA Insurance Group (“CSAA”), a major provider of AAA-branded insurance, leading all aspects of marketing, customer experience and data strategies. During her tenure at CSAA, she also led distribution and enterprise strategy.
From 2007-2012, Ms. Tomlin held several senior leadership positions, including vice president of marketing at Capital One Financial Corp. (NYSE: COF), where she led commercial banking, retail, national small business credit card and sponsorship marketing. Before joining Capital One, Ms. Tomlin held the roles of senior marketing officer, head of life insurance product management and corporate brand at USAA, a Fortune 500 diversified financial services group. Prior to USAA, she held numerous marketing positions, including chief marketing officer at LOMA, an international organization providing products for distribution, operations and education training for global financial services companies.
Ms. Tomlin is a former member of the board of directors of the YMCA of San Francisco and the Amyotrophic Lateral Sclerosis (ALS) Society of Georgia. She has been repeatedly honored by the San Francisco Business Times as one of the Bay Area’s Most Influential Women in Business. Ms. Tomlin holds a bachelor’s degree in English from Siena College and a master’s degree in political science from North Carolina State University.
Skills and Qualifications
Ms. Tomlin’s prior experience as chief marketing officer and head of global communications of one of the world’s leading cyber security firms and as CMO of one of the country’s top insurance companies qualifies her to serve on our Board. In addition, her in-depth knowledge of two of the Company’s primary client industries, insurance and banking, provides insight into the Company’s strategies from a customer perspective.

Debora B. Tomlin
Age 53 Director since 2016 Committees: Audit/Finance, Compensation

Board of Directors’ Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MR. KOKICH AND MS. SIVARAMAKRISHNAN AT THE 2022 ANNUAL MEETING.

Corporate Governance

Our Board believes that good corporate governance is important to ensure that LiveRamp is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, Board committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.LiveRamp.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at LiveRamp Holdings, Inc., 301 Main Street, 2nd Floor, Little Rock, AR 72201. LiveRamp’s management and the Board closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Director Independence
Our corporate governance principles require that a majority of the Board be “independent” as defined by the rules of the New York Stock Exchange (the “NYSE”). To be considered independent under our corporate governance principles and the NYSE rules, the Board must affirmatively determine that a director does not, except as a director or shareholder, have a direct or indirect material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making that determination, the Board must consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. To assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence, the Board has established the following categorical standards and determined that the following relationships are deemed to be immaterial and would not in and of themselves impair a director’s independence:
•
a director, or his or her family member, is a partner, shareholder, officer, employee or director of a company that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services (other than accounting, consulting, legal, investment banking or financial advisory services) in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees in an amount which, in any of the last three fiscal years, does not exceed the greater of  $1 million or 2% of such other company’s consolidated gross revenue;

•
a director, or his or her family member, serves as an executive officer, director or trustee of a charitable organization and the charitable contributions made or pledged by the Company, its subsidiaries and any foundation sponsored by or associated with the Company or its subsidiaries to such charitable organization in any of the last three fiscal years do not exceed, in the aggregate, the greater of  $1 million or 2% of the charitable organization’s consolidated gross revenues; and

•
a director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.

The Board has determined that all of the Company’s current non-employee directors qualify as independent directors under applicable NYSE listing standards and SEC rules. In making these determinations, the Board reviewed the directors’ relationships, if any, with LiveRamp and affirmatively determined that there are no relationships or other factors which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director. In determining the independence of each non-employee director, the Board considered and deemed immaterial to such individual’s independence any transactions that met the categorical standards set forth above. Additionally, the Board considered that, during the last completed fiscal year, the Company purchased data and services from Sovrn Holdings, LLC, of which director John L. Battelle serves as board chair and is a minority shareholder. The Board determined that such transaction did not impair Mr. Battelle’s independence. There are no family relationships among any of our directors or executive officers.
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Board Leadership Structure
Our corporate governance principles give the Board the discretion to either separate or combine the positions of chief executive officer and chairman. Since 2007, these positions have been separated. The Board believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman. Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for another director to discharge the role of lead independent director. Separation of the two roles also enhances our corporate governance profile. Mr. Kokich is currently serving as the non-executive chairman of the Board. His previous executive and board experience provides him with key skills in working with the other directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management.

Board and Shareholder Meetings
Quarterly meetings of the Board are held to review the Company’s strategy, financial performance, enterprise risks and significant developments, and to act on matters requiring Board approval. If issues arise that require the full Board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent. Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management. Directors are expected to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and to attend and fully participate in Board meetings and meetings of committees on which they serve. For all non-telephonic meetings, directors are expected to attend in person in the absence of extraordinary circumstances. Likewise, directors are expected to attend the annual meetings of shareholders, either virtually or in person. In the event of a director’s repeated lack of attendance or failure to fully participate in meetings of the Board and/or the committees upon which he or she serves, the Chairman of the Board and/or the chair of the GNC will discuss the matter with the director in question. Following such discussion, the GNC will review the continued appropriateness of Board membership under the circumstances, and the affected director is expected to act in accordance with the recommendation of the GNC. During the last fiscal year, the Board met five times and took action by unanimous written consent six times. All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year. At the 2022 Annual Meeting of Shareholders, eight directors (Battelle, Cadogan, Chow, Fox, Howe, Kokich, Tawakol and Tomlin) were in attendance.

Corporate Governance

Committees of the Board of Directors
The Board currently has four standing committees: Audit/Finance, Compensation, Executive, and Governance/Nominating. A description of each committee is set forth below. Current members of each standing committee and the number of meetings held (or actions taken by unanimous written consent in lieu of a meeting) by each committee during fiscal 2022 are as follows:
Committee Memberships
Board Member	Audit/ Finance	Compensation	Executive	Governance/ Nominating
John L. Battelle	—	—	—
Timothy R. Cadogan	—		—
Vivian Chow		—		—
Richard P. Fox			—	—
Scott E. Howe	—	—		—
Clark M. Kokich, Chairman	—	—
Kamakshi Sivaramakrishan	—	—	—
Omar Tawakol	—		—	—
Debora B. Tomlin			—	—
Meetings held in fiscal 2022	8	4	0	4
Written consents in fiscal 2022	0	3	0	2
 Member    Chairperson
Audit/Finance Committee.   The members of the Audit/Finance Committee currently are Ms. Chow (Chair), Mr. Fox and Ms. Tomlin, each of whom is deemed independent under NYSE listing standards and SEC rules. The Board has determined that each member of the Audit/Finance Committee meets the NYSE financial literacy requirements and that Ms. Chow and Mr. Fox each qualify as “audit committee financial experts” as defined by SEC rules. None of the members of our Audit/Finance Committee currently serve on more than three public company audit committees.
The Audit/Finance Committee assists the Board in overseeing LiveRamp’s financial statements and financial reporting process; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence, and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance, and ethics programs as established by management and the Board. In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure. It oversees the management of certain of LiveRamp’s risks, including the Company’s exposures in the areas of finance and accounting, legal, regulatory and ethical compliance, internal controls, IT security, cybersecurity, insurance coverages, business continuity plans, and the implications, if any, on the civil rights of protected classes of individuals and the potential impact of such issues on the Company’s business, operations and reputation. It recommends and prioritizes capital and financial commitments, monitors related performance measurements, and reviews annual operating and capital budgets. The committee also reviews the Company’s large capital and unbudgeted expenditures, proposed acquisitions and divestitures, and hedging, dividend and tax policies. In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. The committee’s
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charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.
Compensation Committee. The members of the Compensation Committee currently are Mr. Cadogan (Chair), Mr. Fox, Mr. Tawakol and Ms. Tomlin, each of whom is deemed independent under NYSE listing standards.
The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for LiveRamp’s executive officers, and it administers the Company’s equity-based compensation plans. The committee reviews and makes recommendations to the independent members of our Board regarding the annual goals and objectives for the CEO and makes a recommendation to the independent members of our Board regarding the CEO’s compensation. The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically. The committee also considers any risks associated with the plans and determines whether they are philosophically aligned with the executive officers’ compensation programs. In addition, the Compensation Committee establishes the share ownership guidelines applicable to the Company’s senior executives and the Board; evaluates the competitiveness and appropriateness of the Company’s change of control policies, severance practices, retirement plans, deferred compensation programs, and senior leadership benefits and perquisites; oversees the creation or revision of any clawback policies allowing the Company to recoup compensation paid to employees; designates which companies are to be included in the Company’s annual compensation peer group; considers the impact of tax and accounting rule changes upon the Company’s compensation plans and policies; and oversees the Company’s compliance with SEC rules and regulations regarding shareholder approval of executive compensation matters. The committee has the authority to retain advisors to assist with the work of the committee as it deems necessary and appropriate.
Executive Committee. The members of the Executive Committee currently are Mr. Howe (Chair), Ms. Chow and Mr. Kokich. While the Executive Committee is authorized under its charter to implement the policy decisions of the full Board and to handle routine matters that arise during the interim periods between Board meetings, in practice this committee acts only when specifically instructed by the full Board to handle a specific matter.
Governance/Nominating Committee. The members of the GNC currently are Ms. Sivaramakrishnan (Chair), Mr. Battelle, Mr. Kokich, and Mr. Cadogan, each of whom is deemed independent under NYSE listing standards.
The GNC is responsible for reviewing and making recommendations to the Board with regard to corporate governance principles, management succession planning, structure of Board committees, compensation of directors, ethics compliance programs, director orientation, and director education programs. In addition, the GNC reviews the adequacy of the Company’s ethics compliance programs, and it oversees the management of the Company’s risks related to governance and executive succession planning. The GNC evaluates the independence of directors and director nominees vis-a-vis the independence requirements of the NYSE, the rules and regulations of the SEC, and other applicable laws.
The GNC conducts an annual evaluation process whereby individual interviews are conducted with each Board member to assess the performance of  (i) the Board as a whole, (ii) the committees of the Board, (iii) the Board and committee chairs, and (iv) individual directors, including peer-to-peer evaluations and self-evaluations. The Chairman of the Board then provides feedback to the individual directors, and the recommendations resulting from each annual evaluation are discussed at the next quarterly Board meeting.
The GNC is also responsible for screening and recommending qualified candidates to the Board for membership and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company’s shareholders. All nominations or appointments to the Board are approved by the full Board. Potential Board candidates are identified through various methods, including recommendations from directors, management and shareholders. The committee has the authority to retain search firms to identify director candidates and to approve the search firm’s fees and other retention terms. The committee regularly reviews the appropriate skills and characteristics required of Board members. In reviewing potential candidates, the GNC considers applicable board and committee independence requirements imposed by the various committee charters, NYSE listing standards and applicable law. The committee also considers the number of other boards and committees on which a director candidate serves.
As noted previously under the section entitled “Election of Directors,” the GNC and Board seek directors who possess the highest personal and professional integrity, ethics and values, are committed to representing the long-term

Corporate Governance
interests of the shareholders, and have an objective perspective and mature judgment. Among the various criteria for selection as a Board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principal operations. The GNC and Board seek candidates who demonstrate a willingness to evaluate management’s performance objectively and who have no activities or interests that conflict with their responsibilities to LiveRamp.
The GNC is responsible for assessing the appropriate balance of skills and characteristics required of Board members. Nominees for director must meet the qualifications set forth in our corporate governance principles and the GNC charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology. The GNC continually seeks to identify potential candidates who would enhance the gender and ethnic diversity of the Board. All director nominees must agree to comply with the Board’s code of business conduct and ethics, a copy of which is posted in the “Investors  —  Corporate Governance  —  Codes of Ethics” section of our website at www.LiveRamp.com.
In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by shareholders will be evaluated by the GNC in the same manner as nominees proposed by other sources. To be considered by the GNC, a shareholder nomination must be submitted to the corporate secretary at the address and within the time frame specified under the section of this Proxy Statement below entitled “Shareholder Proposals.” It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than 5% of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other shareholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.
Other Committees. In addition to the standing committees described above, the Board may establish other committees, including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management
Management has primary responsibility for identifying and managing risks facing LiveRamp, subject to the oversight of the Board. The CEO brings key business risks to the attention of the Board, generally in the context of the Company’s strategic and operating plans. The Company’s director of risk management and the internal audit team, together with outside expert consultants, prepare reports used by the Audit/Finance Committee to analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan. The Company’s director of risk management and the internal audit team prepare risk assessments by conducting interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks.
The committees of the Board assist in discharging the Board’s risk oversight role by performing certain subject matter responsibilities. Risks regarding financial, accounting and legal issues, compliance and internal controls, IT security, insurance coverages and business continuity are overseen by the Audit/Finance Committee. Risks related to the Company’s compensation programs are overseen by the Compensation Committee. Risks associated with governance and executive succession planning are overseen by the GNC. The full Board, however, retains full oversight responsibility for all subject matters, regardless of whether any particular subject matter is assigned to a committee. At each quarterly meeting, the Board receives a verbal summary of risk-related matters discussed in each of the committee meetings. All directors have access to the minutes of all committee meetings. The full Board is responsible for the overall risk assessment and management process and also directly oversees risks associated with the Company’s strategic plan, operating plan, products and services, human resources and organizational issues.
The Board’s administration of its risk oversight role has not specifically affected the Board’s leadership structure. In establishing the Board’s current leadership structure, risk oversight was one factor among many factors considered, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight role.
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The Board regularly reviews its leadership structure and evaluates whether such structure, as well as the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any changes it deems appropriate.

Hedging Policy
The Company’s insider trading policy prohibits our employees (including officers) and our directors from engaging in short sales, hedging transactions and monetization transactions. Hedging or monetization transactions can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may permit continued ownership of Company stock without the full risks and rewards of ownership. When that occurs, a person entering into this type of transaction may no longer have the same objectives as LiveRamp’s other shareholders.

Communication with Directors
Shareholders and other interested parties may contact the Board, a Board committee, a particular group of directors (e.g., our independent directors), or individual members of the Board, including the Chairman of the Board, via the Company’s website, www.LiveRamp.com, by visiting the Board page under the “Investors  —  Corporate Governance  —  Board of Directors” section of the site, or by visiting https://secure.ethicspoint.com/domain/media/en/gui/40223/index.html. Communications relating to concerns about LiveRamp’s accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee. Incoming messages are monitored by Navex Global, an international ethics and compliance software and solution provider.

Environmental, Social and Governance Responsibility
For more details on our corporate citizenship and sustainability efforts, please see LiveRamp’s 2022 Environmental, Social, and Governance Report, a copy of which is posted in the “Investors  —  Corporate Governance  —  Social Responsibility” section of our website at www.LiveRamp.com.

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan
(Proposal No. 2)
Proposal Overview
Pursuant to this proposal, our shareholders are being asked to approve an amendment to increase the number of shares available for issuance (the “Share Increase Amendment”) under the Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc. (the “2005 Plan”) by 4,500,000 shares. The Share Increase Amendment was approved by the Board on May 17, 2022, subject to shareholder approval. Due to the considerations discussed in greater detail below, we believe that the 4,500,000 share request is a conservative share request. No other amendments are being proposed to the 2005 Plan other than the Share Increase Amendment. A copy of the 2005 Plan, as proposed to be amended and restated, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.
On May 25, 2022, in order to fulfill our annual grant commitments and retain market-appropriate values for all our equity eligible employees during a time of market uncertainty, the Compensation Committee and the Board granted 338,101 Time-Based Restricted Stock Units and 284,550 Performance-Based Stock Units to 11 members of the LiveRamp leadership team (collectively, the “Contingent Awards”). The Contingent Awards were issued subject to shareholder approval of the Share Increase Amendment and will be automatically forfeited if shareholder approval is not obtained. In light of the nature of the Contingent Awards, the Compensation Committee awarded the recipients of the Contingent Awards long-term cash awards subject to similar terms and conditions as the Contingent Awards that will only become effective in the event that the shareholders do not approve the Share Increase Amendment (the “Contingent Cash Awards”). The amount of the Contingent Cash Awards will be determined by multiplying the number of shares underlying each recipient’s Contingent Awards by the greater of the 20-trading day trailing average ending on May 17, 2022 or the date of the 2022 Annual Meeting (August 9, 2022).
We believe the approval of the Share Increase Amendment is critical in our recruitment efforts and retention of key employees that are important to our continued growth. Equity awards are an essential compensation component to attract top talent and any hinderance to our ability to grant equity awards under the 2005 Plan will have a negative impact on our performance. Further, if the Share Increase Amendment is not approved, there will be no additional shares available for issuance under the 2005 Plan and we will have to take alternative strategic actions to retain and motivate our current employees, which actions may be unfavorable to LiveRamp and its shareholders. Thus, we believe that this proposal is entirely in the best interests of our shareholders.

Share Increase Amendment Considerations
Plan Importance
Equity awards granted under the 2005 Plan are critical to LiveRamp’s success and continued growth by:
•
Directly aligning employee interests with those of our shareholders and creating a culture of ownership;

•
Increasing our ability to attract, reward, and motivate the top talent needed to achieve and exceed our strategic and continued growth objectives; and

•
Promoting retention of top talent as equity awards are subject to multi-year time-based vesting and/or performance-based conditions.

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Plan Participation
We issue awards on a broad-based basis that includes the following groups:
•
Our Board of Directors;

•
Our executive officers and leadership team; and

•
Our broader employee base (Approximately 85% of our employees hold equity awards under the 2005 Plan).

Shares in Reserve
•
As of March 31, 2022, we had 2,807,553 shares available for future issuance under the 2005 Plan and have since issued the majority of those shares as part of our annual grant on May 17, 2022.

•
As of June 1, 2022, we had approximately 64,925 shares available for future issuance under the 2005 Plan.

•
If the Share Increase Amendment is not approved by the shareholders, the Company will not have sufficient shares available for issuance to fund our next quarterly grant and strategic action will be required.

Shares Requested
We are seeking shareholder approval for an additional 4,500,000 shares, which:
•
We believe is a conservative request compared to share requests commonly requested by most publicly traded companies; and

•
Represents approximately 6.6% of our outstanding common stock.

Utilization Metrics
Our utilization of equity awards is prudent compared to relative peer benchmarks:
•
Burn Rate — 3.6% 3-year average versus 2.88% & 4.58% for 50th & 75th Peer Percentiles, respectively;

•
Overhang — Subject to the Share Increase Amendment approval, our full dilution is 15% as of June 1, 2022, which is below our 50th & 75th Peer Percentiles of 18.50% & 21.46%, respectively; and

•
Expense — 3-year Non-Acquisition expense at 12% of revenues (See the “Stock-Based Compensation Expense” section below).

Favorable Plan Features
The 2005 Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•
No automatic share replenishment or “evergreen” provision — Shares are not automatically replenished.

•
No discounted stock options or SARs — Stock options and stock appreciation rights (“SARs”), may not be repriced or granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant.

•
No repricing of stock options or SARs — The 2005 Plan prohibits the repricing of stock options or SARs or a cash buyout of underwater stock options or SARs without prior shareholder approval.

•
No liberal share counting or “recycling” of shares — Shares delivered to the Company to purchase shares upon exercise of an award or to satisfy tax withholding obligations will not become available for issuance under the 2005 Plan.

•
No liberal change in control definition — Change in control benefits are triggered only by the occurrence, rather than shareholder approval, of a merger or other change in control event.

Prudent Share Repurchases
The Company’s share repurchases under its share repurchase program offset the dilutive impacts of equity awards granted under the 2005 Plan.
•
Since the inception of the share repurchase program in August 2011, the Company has returned over $1.2 billion in capital to shareholders.

•
As of March 31, 2022, the Company had $267.8 million of remaining capacity under the stock repurchase program.

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan
Potential Non-Favorable Strategic Actions
In the event the Share Increase Amendment is not approved, we would likely pursue multiple courses of less favorable strategic action including:
•
Reassessing our current hiring practices and scaling back our current employee equity award granting practices which could lead to less growth and increased employee turnover;

•
Issuing primarily cash awards which:

◦
Are less desirable by current employees and potential new hires;

◦
Will reduce our cash position that could otherwise be used for future growth opportunities; and

◦
Will be subject to less favorable accounting treatment;

•
Relying on non-shareholder approved inducement plans for new hire awards to increase our ability to grant competitive awards to attract new talent, which may lead to discontent and frustration of our existing employees who would not be eligible for similar awards; and

•
Limiting future share repurchase actions and decreasing acquisition investments to conserve cash to fund employee compensation.

Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of March 31, 2022:
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights2 (b)	Number of securities available for future issuance under equity compensation plans (c)
Equity compensation plans approved by shareholders	5,440,0841	$17.47	3,130,5873
Equity compensation plans not approved by shareholders	—	—	41,9834
Total	5,440,084	$17.47	3,172,570

1.
This amount does not include the number of securities to be issued upon exercise of outstanding options, warrants, and rights under equity compensation plans LiveRamp assumed in acquisitions (52,029 shares at a weighted-average exercise price of  $0.80).

2.
The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

3.
This amount represents shares of common stock available for future issuance as of March 31, 2022, under the 2005 Plan (2,807,553) and the LiveRamp Holdings, Inc. 2005 Employee Stock Purchase Plan (323,034, including 81,134 shares subject to purchase during the current purchase period), which is an employee stock purchase plan covered by Section 423 of the Internal Revenue Code, as amended (the “Code”). The 2005 Plan is an equity compensation plan that permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock unit awards.

4.
This amount represents shares available for issuance pursuant to the Company’s 2011 Non-qualified Equity Compensation Plan described below, which does not require shareholder approval.

Updated Number of Outstanding Awards Under the 2005 Plan
As of June 1, 2022, there were 513,038 outstanding stock options, which had a weighted average exercise price of $18.83 and a weighted average remaining contractual life of 2.3 years. As of June 1, 2022, there were 6,928,289 RSU (including PSU awards) awards outstanding, and 64,925 shares available for future issuance under the 2005 Plan.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   19

Plan Metric Details
Annual Issuances and Burn Rate
		Awards Granted						Burn Rate
Year	RSUs Granted	PSUs Granted	PSUs Achieved	Acquisition- related Replacement Stock Options	Acquisition- related RSU Grants	Forfeited or Cancelled Stock Options and RSUs	Basic Weighted Average Shares Outstanding	Burn Rate1	Net Burn Rate2
Fiscal 2022	3.06M	.25M	.14M	—	.40M	1.2M	68.2M	4.8%	1.9%
Fiscal 2021	2.06M	.25M	.16M	.04M	.56M	.6M	66.3M	3.5%	2.8%
Fiscal 2020	1.55M	.20M	—	.16M	1.21M	.6M	67.8M	2.6%	3.2%
						LiveRamp 3-Year Average		3.6%	2.6%

								25th Percentile	2.04%
						Peer 3-Year Burn Rate		50th Percentile	2.88%
								75th Percentile	4.58%

1.
Burn Rate is calculated by dividing all RSUs and PSUs granted, excluding acquisition-related replacement stock options and acquisition-related RSU grants, divided by the basic weighted average shares outstanding.

2.
Net Burn Rate is calculated by excluding forfeited or cancelled stock options and RSUs from the numerator of the Burn Rate calculation.

Dilution
The following table contains information about our dilution as of June 1, 2022:
Type	Shares	Dilution%1
Outstanding Options	513,038	0.6%
Outstanding Restricted Stock Units and Restricted Stock Awards2	6,389,548	8.0%
Outstanding Performance Share Units3	538,741	0.7%
Total Stock Awards Outstanding	7,441,327	9.3%

Remaining Shares Available to Grant Under the 2005 Plan	64,925	0.1%
Remaining Shares Available to Grant Under the 2011 Plan	41,983	0.1%
Share increase Proposal Shares Requested	4,500,000	5.6%
Total Shares Available to Grant	4,606,908	5.7%

Sum of All Dilutive Components Listed Above	12,048,235	15.0%
Common Shares Outstanding	68,211,000	85.0%
Fully Diluted Shares Outstanding	80,259,235	100.0%

1.
Dilution is calculated by dividing the applicable number in the Shares column for each component by the Fully Diluted Shares Outstanding.

2.
This amount includes 6,367,624 restricted stock units and 21,924 restricted stock awards.

3.
Outstanding performance share units are shown at target.

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan
Stock-Based Compensation Expense
The Compensation Committee believes that it is important to monitor stock-based compensation (“SBC”) expense as a percentage of revenue against our peers and industry standards. SBC expense includes three components: (i)_core broad-based equity program expense; (ii) acquisition-based SBC expense; and (iii) one-time accelerated vesting SBC expense.
Over the past three fiscal years, the Compensation Committee has continued to manage the expense of our core broad-based equity program (“Core Stock Plan Expense”), which is used to grant equity awards to employees, including the NEOs. Core Stock Plan Expense was $53 million for fiscal 2022, or 10% of revenue, representing 61% of our total SBC expense. That percentage has consistently decreased as a percent of revenue over the last three fiscal years.
In addition to our Core Stock Plan Expense, the Compensation Committee also believes that stock is an essential tool to use in acquisitions. Acquisition-related SBC expense was $34 million in fiscal 2022, or 6% of our total stock-based-compensation expense for fiscal 2022. The last type of SBC expense is related to one-time accelerated vesting to take advantage of tax savings. No such actions were taken in fiscal 2022.
The table below shows a breakdown of the types of SBC as a percent of revenue and of our total stock-based compensation expense:
	FY20 Revenue $381M			FY21 Revenue $443M			FY22 Revenue $529M
Expense Type	Expense Amount	% of Revenue	% of Total SBC Expense	Expense Amount	% of Revenue	% of Total SBC Expense	Expense Amount	% of Revenue	% of Total SBC Expense
Core Stock Plan	$53M	14%	60%	$56M	12%	50%	$54M	10%	62%
Acquisition- Related SBC	$36M	10%	40%	$35M	8%	31%	$33M	6%	38%
One-Time Accelerations SBC	$0M	0%	0%	$21M	5%	19%	$0M	0%	0%
Total SBC	$89M	24%	100%	$112M	25%	100%	$87M	16%	100%
Contingent Award Issuance
As noted above, on May 25, 2022, in order to fulfill our annual grant commitments and retain market appropriate values for all our equity eligible employees during a time of market uncertainty, the Compensation Committee and the Board granted Contingent Awards to 11 members of the LiveRamp leadership team. The Contingent Awards were issued subject to shareholder approval of Share Increase Amendment and will be automatically forfeited if shareholder approval is not obtained. In light of the nature of the Contingent Awards, the Compensation Committee awarded the recipients of the Contingent Awards long-term cash awards subject to similar terms and conditions as the Contingent Awards that will only become effective in the event that the shareholders do not approve the Share Increase Amendment. The amount of the Contingent Cash Awards will be determined by multiplying the number of shares underlying each recipient’s Contingent Awards by the greater of the 20-trading day trailing average ending on May 17, 2022 or the date of the 2022 Annual Meeting. The following table sets forth information pertaining to the Contingent Awards as of June 1, 2022:
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   21

Name / Group	Title	RSU Shares	PSU Shares	Total Shares
Scott E. Howe	Chief Executive Officer	86,753	91,091	177,844
Warren C. Jenson	President, Chief Financial Officer, and Executive MD of International	66,733	46,713	113,446
Mohsin Hussain	Chief Technology Officer	26,693	18,685	45,378
Jerry C. Jones	Chief Ethics and Legal Officer	21,121	14,784	35,905
Diego Panama	Former Chief Commercial Officer	—	—	—
David Pann	Former Chief Product Officer	—	—	—
All Current Executive Officers, as a Group	4 Current Executive Officers	201,300	171,273	372,573
All Current Non-Executive Directors, as a Group	—	—	—	—
All Current Non-Executive Officer Employees, as a Group	7 Senior Vice Presidents	136,801	113,277	250,078
	All Contingent Awards	338,101	284,550	622,651
New Plan Benefits
Future awards under the 2005 Plan will be made at the discretion of the Compensation Committee and/or the Board. Therefore, at this time, the benefits that may be received by any participant or group of participants under the 2005 Plan if our shareholders approve this proposal, aside from the Contingent Awards discussed above, cannot be precisely determined. Please refer to the “Executive Compensation — Grants of Plan-Based Awards for Fiscal Year 2022” table on page 63 below, however, which provides information on the grants made to the named executive officers in fiscal 2022 pursuant to the 2005 Plan and to the “Non-Employee Director Compensation” table on page 73 below, which provides information on grants made to our non-employee directors in the last fiscal year pursuant to the 2005 Plan. In addition, the table immediately below reflects equity-based awards granted to all executive officers that served in fiscal 2022, as a group, all current directors who are not executive officers, as a group, and all employees, including all current officers who are not executive officers, as a group in fiscal 2022 pursuant to the 2005 Plan. Only RSUs, PSUs and common stock were issued under the 2005 Plan in fiscal 2022.
Group	Number of RSUs1	Dollar Value of RSUs ($)2	Number of PSUs1	Dollar Value of PSUs ($)2	Number of Common Shares	Grant Date Common Share Value
All Executive Officers, as a Group (6 total)	260,376	$12,638,177	155,138	$7,368,657	—	—
All Non-Executive Directors, as a Group (9 total)	—	—	—	—	32,728	$1,539,136
All Non-Executive Officer Employees, as a Group (1,140 total)	2,931,433	$138,069,718	94,014	$5,222,788	—	—

1.
Totals include RSUs and PSUs awarded to terminated Executives (132,099 RSUs and 21,334 PSUs).

2.
The amounts reflect the grant date fair value of RSUs and PSUs.

Equity Compensation Plan Not Approved by Security Holders
The Company adopted the 2011 Non-qualified Equity Compensation Plan of LiveRamp Holdings, Inc. (the “2011 Plan”) for the purpose of making equity grants to induce new key executives to join the Company. The awards that may be made under the 2011 Plan include stock options, stock appreciation rights, restricted stock awards, RSU awards, performance awards, or other stock unit awards. To receive such an award, a person must be newly

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan employed with the Company with the award being provided as an inducement material to their employment, provided the award is first properly approved by the Board or an independent committee of the Board. The Board and the Compensation Committee are the administrators of the 2011 Plan, and as such, determine all matters relating to awards granted under the 2011 Plan, including the eligible recipients, whether and to what extent awards are to be granted, the number of shares to be covered by each grant and the terms and conditions of the awards. The 2011 Plan has not been approved by the Company’s shareholders.
2005 Plan Summary
Purpose of the 2005 Plan
The purpose of the 2005 Plan is to align long-term incentive compensation with the Company’s business strategies and with shareholder interests, and to recruit and retain key individuals. The Compensation Committee believes that providing employees with a proprietary interest in LiveRamp’s business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our shareholders.
Description of the 2005 Plan
The 2005 Plan was first approved by shareholders at the 2000 Annual Meeting of Shareholders and has been amended from time to time. The following description of the 2005 Plan is qualified in its entirety by reference to the applicable provisions of the 2005 Plan in Appendix A to this Proxy Statement.
Administration. The 2005 Plan specifies that it will be administered by the Board or the Compensation Committee, and their lawful designees. The administrator makes determinations such as to whom awards will be made, what type of awards will be made, how many shares will be subject to each grant, the duration and exercise price of stock options, vesting schedules, performance criteria, conditions upon which a grant may be forfeited, the effect of termination of service, and any restriction, limitation, procedure or deferral related to a grant. The Compensation Committee or the Board may establish any rules and regulations it considers necessary to administer the 2005 Plan. All determinations of the Compensation Committee or Board are final and conclusive for all purposes. The administrator may delegate to one or more officers of the Company the right to grant awards under the 2005 Plan, provided such delegation is made in accordance with applicable law.
Eligible Participants. Employees, directors, affiliates, independent contractors and consultants of LiveRamp or any subsidiary or affiliated company are eligible to participate in the 2005 Plan. As of June 1, 2022, there were approximately 1,271 employees, eight non-executive directors and two contractors eligible to participate in the 2005 Plan. Participants are selected in the discretion of the Compensation Committee and during the last fiscal year, a total of 1,155 individuals were selected by the Compensation Committee to receive awards under the 2005 Plan.
Types of Awards. The 2005 Plan permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards and other stock unit awards.
Stock Options. Under the 2005 Plan, either incentive stock options or stock options that do not qualify as incentive options (non-qualified stock options) may be granted. See the discussion regarding options below under “Federal Income Tax Treatment.”
The exercise price for stock options may not be less than 100% of the fair market value, based on the closing price, of LiveRamp common stock on the date of the grant. Without the further approval of the shareholders, no outstanding stock option granted under the 2005 Plan may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price. This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of LiveRamp. The duration of options granted under the 2005 Plan, including the duration of options following a participant’s termination of employment, death or disability, is determined by the Compensation Committee or the Board in its sole discretion. Both non-qualified and incentive stock options granted under the 2005 Plan may not be exercised more than 10 years after the date of grant, although each may be granted for a lesser duration. Incentive stock options granted to a participant owning more than 10% of the total combined voting power of all classes of LiveRamp stock may not be exercised more than five years from the date of grant.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   23

At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer. Additionally, a participant may pay the exercise price by one of the following additional forms of payment, as may be approved by the Compensation Committee or Board:
•
via a “broker’s cashless exercise” (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by LiveRamp);

•
by delivering shares of LiveRamp common stock previously owned by the participant for at least six months and having a fair market value equal to the exercise price;

•
by authorizing LiveRamp to withhold a number of shares of LiveRamp common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price; or

•
by any combination of the above.

Stock Appreciation Rights. SARs may, but need not be, identified with a specific stock option. The exercise price for any SAR shall (i) for any SAR identified with a stock option, equal the exercise price of such option, or (ii) for any other SAR, not be less than 100% of the fair market value of LiveRamp common stock on the date of the grant. The duration of any SAR may not exceed ten years.
Restricted Stock and RSUs. Restricted stock awards comprise shares of LiveRamp common stock that are forfeitable until the restrictions imposed by the Compensation Committee or Board lapse. Awards of RSUs provide the right to receive shares, cash or a combination thereof upon the lapse of the restrictions imposed by the Compensation Committee or Board. Awards of restricted stock and RSUs may be subject to time-based restrictions, performance-based restrictions, or both. Holders of restricted stock awards are entitled to vote the shares of restricted stock during the restriction period. Conversely, holders of RSUs are not entitled to voting rights prior to the time the applicable restrictions lapse and shares of LiveRamp common stock are delivered pursuant to the award. The minimum restriction period applicable to any award of restricted stock that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award is two years from the date of grant; provided, however, that a restriction period of less than two years may be approved under the 2005 Plan for such awards with respect to up to a total of 100,000 shares. No dividends, dividend equivalents or similar payments will be payable in respect of restricted stock or RSUs and there will be a minimum restriction period for RSUs of one year from the date of grant; provided, however, that a restriction period of less than one year may be approved under the 2005 Plan for such awards with respect to up to a total of 100,000 shares.
Performance Awards. The 2005 Plan also authorizes the award of performance awards, in the form of either performance shares or performance share units, on any terms and conditions that the Compensation Committee or the Board deems desirable. Performance awards may be paid in cash, shares, or a combination thereof, as determined by the Compensation Committee or Board.
The Compensation Committee or Board may set performance goals that, depending on the extent to which they are met during a performance period applicable to an award, will determine the number of performance shares or units that will be delivered to a participant at the end of the performance period. The performance goals may be set at threshold, target and maximum performance levels, and the number of performance shares or units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various performance goals during the performance period, which may not be less than one year. No payment may be made with respect to a performance award if any specified threshold performance level is not attained. No dividends, dividend equivalents or similar payments will be payable in respect of performance awards.
Other Awards. Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of LiveRamp common stock or other property may be granted under the 2005 Plan to participants, either alone or in addition to other awards under the 2005 Plan. Other stock awards may be paid in shares, cash or any other form of property as the Compensation Committee or the Board may determine. Subject to the provisions of the 2005 Plan, the Compensation Committee or Board has sole and complete authority to determine who will receive such an award, the times at which such awards will be made, the number of shares to be granted, and all other terms and conditions of such awards. For any such award, the vesting of which is conditioned only on the passage of time, the restriction period is a minimum of two years for full vesting.

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan
There are limits (the “Limits”) as to how many shares may be granted to a participant. The Limits apply separately to two different categories of awards. With respect to stock options and/or SARs, the maximum number of shares of our common stock that may be granted to any one person in any 12-month period is 400,000 shares; likewise, with respect to restricted stock awards, RSUs, performance awards and any other stock unit awards, the maximum number of shares of our common stock that may be granted to any one person in any 12-month period is 400,000 shares. The Limits apply to each of these two groups of award types, not to each type of award, nor to all awards as a single group for any one year. As a result, a participant could receive awards totaling up to 800,000 shares in any one year under the 2005 Plan. For example, a participant could receive under the 2005 Plan stock options covering 400,000 shares and 400,000 RSUs. The Company has not previously issued awards to any one participant under the 2005 Plan in one 12-month period in excess of the Limits under the 2005 Plan, and it does not have any plans to do so.
In addition to the foregoing, the 2005 Plan provides that no non-employee director of the Company may be granted in any 12-month period an aggregate amount of equity having a value of more than $400,000 on the date of grant, under the 2005 Plan or any other equity compensation plan sponsored by the Company.
Performance Measures. Performance goals established by the Compensation Committee for performance awards may contain one or more performance measures set forth in the 2005 Plan. Performance goals may be applied to LiveRamp as a whole (or a division, organization, or other business unit thereof), a subsidiary, an affiliated company, or an individual participant, and they may be set at a specific level or expressed as a relative percentage to the comparable measure at comparison companies or a defined index. Performance goals, to the extent applicable, must be based upon generally accepted accounting principles, but may be adjusted by the Compensation Committee to take into account the effect of the following: (a) changes in accounting standards that may be required by the Financial Accounting Standards Board (or any applicable successor entity) after the performance goal is established; (b) realized investment gains and losses; (c) extraordinary, unusual, non-recurring, or infrequent items; (d) “non-GAAP financial measures” that have been included in LiveRamp’s quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and (e) any other items as the Compensation Committee determines to be required, so that the operating results are computed on a comparative basis from period to period. Determinations made by the Compensation Committee must be based on relevant objective information and/or financial data, and will be final and conclusive with respect to all affected parties.
Shares Reserved for Issuance. If the shareholders approve the Share Increase Amendment, the approximate number of shares available for future awards under the 2005 Plan as of the date of the annual meeting would be the sum of (1) 4,500,000 and (2) the number of shares available for future awards under the 2005 Plan immediately before such approval (as of June 1, 2022, approximately 86,245 shares were available for future awards under the 2005 Plan) less the Contingent Awards.
If any award is forfeited, any option or SAR terminates, expires or lapses without being exercised within the exercise period, or any SAR is exercised for cash, the shares underlying such awards will be available for re-issuance under the 2005 Plan. To the extent any shares of LiveRamp common stock subject to an award are not delivered to a participant because the shares are used to satisfy an applicable tax withholding obligation or the exercise price of an option, those shares will be deemed delivered and will no longer be available for delivery under the 2005 Plan.
Adjustment. Notwithstanding any other provision of the 2005 Plan to the contrary, in the event of any change affecting the shares subject to the 2005 Plan or any award (through merger, consolidation, reorganization, recapitalization, dividend or other distribution (whether in the form of cash, shares, other securities or other property), stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or other change in capital structure of the Company), appropriate adjustments or substitutions shall be made by the Compensation Committee or the Board as to:
i.
total shares subject to the 2005 Plan;

ii.
maximum number of shares for which awards may be granted to any one service provider of the Company or its affiliates (e.g., the Limits);

iii.
number of shares and price per share subject to outstanding awards; and

iv.
class of shares of stock that may be delivered under the 2005 Plan and/or each outstanding award, as shall be equitable to prevent dilution or enlargement of rights under previously granted awards.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   25

The determination of the Compensation Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an incentive stock option and any related SAR shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would disqualify any Incentive Stock Option granted hereunder as an incentive stock option for purposes of Section 422 of the Code.
Amendment and Termination. The Compensation Committee or the Board may amend the 2005 Plan and/or the terms of outstanding awards or grants; provided, however, that if an amendment would (i) materially increase the benefits to participants under the 2005 Plan, (ii) increase the aggregate number of shares that may be issued under the 2005 Plan, or (iii) materially modify the requirements for participation in the 2005 Plan by materially increasing the class or number of persons eligible to participate, then shareholder approval must be obtained. To the extent necessary to comply with applicable laws and regulations, certain other amendments to the 2005 Plan or to any outstanding grant may require shareholder approval. Any amendment that would impair the rights of a participant may not be made without the participant’s consent. The 2005 Plan may be terminated at any time by the Board. No termination, however, will adversely affect the terms of any outstanding awards under the 2005 Plan.
Change in Control. Upon the occurrence of a “Change in Control Event,” as defined in the 2005 Plan, each outstanding award under the 2005 Plan will be treated as the Compensation Committee or the Board may determine (subject to the provisions of the 2005 Plan), without a participant’s consent, including, without limitation, that:
A.
awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or affiliate thereof), with appropriate adjustments as to the number and kind of shares and prices;

B.
upon written or electronic notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such Change in Control Event;

C.
that, to the extent the Compensation Committee or Board may determine, in whole or in part prior to or upon consummation of such Change in Control Event:

i.
options and SARs may become immediately exercisable;

ii.
restrictions and deferral limitations applicable to any restricted stock or RSUs may become free of all restrictions and limitations and become fully vested and transferable;

iii.
all performance awards may be considered to be prorated, and any deferral or other restriction may lapse and such performance awards may be immediately settled or distributed (provided, for purposes of clarification, that any performance award converted into an award that provides for service-based vesting will be treated in accordance with the terms of the 2005 Plan); and

iv.
the restrictions and deferral limitations and other conditions applicable to any other awards granted under the 2005 Plan may lapse and such awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the award not previously forfeited or vested;

D.
the termination of an award in exchange for an amount equal to the excess of the fair market value of the shares subject to the award immediately prior to the occurrence of the Change in Control Event (which shall be no less than the value being paid for such shares pursuant to such transaction as determined by the Compensation Committee or Board) over the exercise price or strike price, if applicable, of such award, with such amount payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Compensation Committee or Board in their discretion shall determine; or

E.
any combination of the foregoing.

In taking any of the actions permitted under the 2005 Plan, the Compensation Committee or Board will not be obligated to treat all awards, all awards held by a single participant, or all awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for the award (or portion thereof):
i.
options and SARs will vest and become immediately exercisable;

Approval of the Increase in the Number of Shares Available for Issuance under the 2005 Plan
ii.
restrictions and deferral limitations applicable to any restricted stock or RSUs will become free of all restrictions and limitations and become fully vested and transferable;

iii.
all performance awards will be considered to be prorated, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and

iv.
the restrictions and deferral limitations and other conditions applicable to any other awards granted under the 2005 Plan will lapse and such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent the award was not previously forfeited or vested.

In addition, if an option or SAR is not assumed or substituted in the event of a Change in Control Event, the Compensation Committee or Board will notify the participant in writing or electronically that the option or SAR will be exercisable for a period of time determined by the Compensation Committee or Board in its sole discretion, and the option or SAR will terminate upon the expiration of such period.
Under the 2005 Plan, a “change-in-control event” generally includes specified mergers, a sale of all or substantially all of the Company’s assets and the acquisition of a significant percentage of the voting power of the Company.
Clawback. Awards granted under the 2005 Plan are subject to the Company’s “clawback policy” as may be in effect from time to time.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Plan. The summary is based on existing U.S. laws and regulations as of June 13, 2022, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   27

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of any cash or shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND LIVERAMP WITH RESPECT TO AWARDS UNDER THE 2005 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Vote Required
The approval of the amendment and restatement of our Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc. to increase the number of shares available thereunder requires the affirmative vote of a majority of votes cast.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2005 PLAN.

Approval of the Increase in the Number of Shares Available for Issuance under the LiveRamp Holdings, Inc. Employee Stock Purchase Plan
(Proposal No. 3)
Proposal Overview
Pursuant to this proposal, our shareholders are being asked to approve the amendment of the LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance under the ESPP by 1,000,000 shares. The increase in the number of shares authorized for issuance under the ESPP has been approved by the Compensation Committee, subject to shareholder approval. A copy of the amended and restated ESPP is attached as Appendix B to this Proxy Statement.
The ESPP permits qualified employees to acquire shares of the Company’s common stock through payroll deductions at a discount of up to 15% of the applicable purchase price pursuant to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board believes that the ESPP has helped the Company compete for, motivate and retain high caliber employees and that shareholder approval of the amendment to increase the number of shares authorized for issuance under the ESPP will continue to benefit the Company by providing employees with the continued opportunity to acquire shares of our common stock, enabling us to continue attracting, retaining and motivating employees.
Summary of the Material Provisions of the ESPP
The following description of certain provisions of the ESPP is qualified in its entirety by reference to the text of the ESPP and is incorporated by reference herein. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
Shares Subject to the Plan. As of June 1, 2022, our most recent purchase date, 213,638 shares remained available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted. The closing market price of Company’s common stock on June 1, 2022, was $25.84. If this amendment is approved by our shareholders, a total of 1,213,638 shares of our common stock will be reserved for issuance pursuant to the ESPP.
Plan Administration. The ESPP is administered by the Compensation Committee of the Board, which has full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.
Eligibility. Other than officers of the Company who are subject to reporting requirements under Section 16(a) of the Exchange Act, any employee of the Company or its subsidiaries whose customary employment is for at least twenty (20) hours per week and at least five (5) months in any calendar year is eligible to participate in the ESPP, so long as the employee is employed on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal 5% or more of the total number of shares of common stock outstanding is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year, nor may any employee purchase more than 2,500 shares of Company common stock during an offering period.
Participation; Payroll Deductions. Participation in the ESPP is limited to eligible employees who complete the enrollment process in the enrollment portal maintained by the designated securities brokerage firm assisting with ESPP recordkeeping and brokerage services. At the time an employee enrolls, he or she shall elect to have payroll deductions made on each payday during an offering period in an amount not less than $25 and not more than $2,500 (or such other amounts as the Compensation Committee may establish from time to time) of such employee’s base, straight-time gross earnings, commissions, and annual bonuses (exclusive of payments for overtime, shift premium,
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   29

incentive compensation, incentive payments and other compensation) on each payday during the offering period. There are currently approximately 1,150 employees who are eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee submits a plan election change, withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.
Offering Periods. Unless another period (not to exceed 27 months) is otherwise determined by the Compensation Committee, each offering of common stock under the ESPP will be for a period of six months, which we refer to as an “offering period.” Offerings under the ESPP generally begin on the first business day occurring on or after each June 1 and December 1 and will end on the last business day occurring on or before the following November 30 and May 31, respectively. Shares are purchased on the last day of each offering period, with that day being referred to as a “purchase date.” If the last day of the offering period falls on a day on which the NYSE or the national stock exchanges are not open for trading, the purchase date will be the trading date immediately preceding the last date of the offering period. The Compensation Committee may establish different offering periods or purchase dates under the ESPP.
Purchase Price. On the first day of an offering period, employees participating in that offering period shall be granted an option to purchase shares of our common stock. On the purchase date of each offering period, the employee is deemed to have exercised the option, at the purchase price, to the extent of accumulated payroll deductions. The option purchase price is equal to the lesser of  (i) not less than 85% or greater than 100% of the fair market value per share of our common stock on the first day of the offering period, or (ii) not less than 85% or greater than 100% of the fair market value per share of our common stock on the purchase date.
Subject to certain limitations, the number of shares of our common stock a participant purchases in each offering period is determined by dividing such participant’s payroll deductions accumulated on such purchase date and retained in the participant’s payroll deduction account as of the purchase date by the applicable purchase price. In general, if an employee is no longer a participant on a purchase date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
Terms of Participation. Except as may be permitted by the Compensation Committee in advance of an offering, a participant may decrease the amount of his or her payroll deductions or contributions only once during any offering period by completing a plan election change in the enrollment portal authorizing a change in payroll deduction or contribution, except that a participant may suspend payroll deductions or contributions at any time during an offering period, including after an election to decrease payroll contributions. A participant may increase the amount of his or her payroll deductions or contributions only with respect to subsequent offering periods.
A participant may withdraw from an offering period up to 15 days before the end of the offering period without affecting his or her eligibility to participate in future offering periods by giving written notice to the Company. All of the participant’s payroll deductions or contributions credited to his or her account during the offering period will be paid to such participant as soon as practicable after receipt of notice of withdrawal. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods by submitting a new enrollment request through the enrollment portal during the next open enrollment window.
Term, Amendments and Termination. The ESPP will continue until such date as the shares available for issuance under the ESPP are depleted, unless earlier terminated by the Board, Compensation Committee or an authorized subcommittee of the Board. The Board, Compensation Committee or an authorized subcommittee may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.
New Plan Benefits
Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable.

Approval of the Increase in the Number of Shares Available for Issuance under the LiveRamp Holdings, Inc. Employee Stock Purchase Plan
Securities Authorized for Issuance Under Equity Compensation Plans
The table and narrative disclosure included above on page 19 in Proposal No. 2 under the heading “Equity Compensation Plan Information” is incorporated herein by reference.
Summary of Federal Income Tax Consequences
The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.
A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.
If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the purchase date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.
If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of  (1) the applicable discount (currently 15%) of the fair market value of the common stock on the first day of the offering period in which the shares were purchased, or (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
The Company is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant because of that disposition. In all other cases, the Company is not allowed a deduction.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE ESPP.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   31

Advisory Vote to Approve Named Executive Officer Compensation
(Proposal No. 4)
Proposal Overview
In accordance with Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our shareholders approve on a non-binding, advisory basis the compensation of the Company’s “Named Executive Officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement.
In accordance with the Company’s compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the Company’s business goals on an annual and a long-term basis. Key objectives of our compensation programs are to:
•
Align the interests of our executive officers, including our Named Executive Officers, with those of our shareholders;

•
Consider shareholder feedback when making compensation decisions;

•
Maintain transparent compensation arrangements that provide a strong link between compensation and performance and motivate our executive officers, including our Named Executive Officers, to achieve the highest level of performance; and

•
Attract and retain exceptional executive officers, including our Named Executive Officers, through clear, market-based compensation plans and arrangements.

Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the “Compensation Discussion and Analysis” below. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
In light of the foregoing, we ask that shareholders vote FOR the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”
While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board, we value the opinions of our shareholders. Accordingly, the Compensation Committee or the Board will take the results of this vote under advisement and will consider our shareholders’ concerns when making future decisions regarding the Company’s executive compensation programs.
The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the Annual Meeting of Shareholders. Accordingly, the next such vote is expected to occur at the 2023 Annual Meeting of Shareholders.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Ratification of the Selection of the Independent Registered Public Accountant
(Proposal No. 5)
The Audit/Finance Committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal year 2023, and the shareholders are being asked to ratify this action. We anticipate that a representative of KPMG will be present at the 2022 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.
Fees Billed for Services Rendered by Independent Auditor
The following table presents fees billed for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2022 and March 31, 2021, and fees billed for other services rendered by KPMG.
	Fiscal 2022	Fiscal 2021
Audit Fees (including quarterly reviews)1	$1,506,000	$1,565,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees2	$29,000	$2,000
Total	$1,535,000	$1,567,000

1.
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Forms 10-Q and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2.
Other fees include access to a KPMG online research tool for accounting and financial reporting rules and guidance and membership in a KPMG IT industry organization for fiscal year 2022.

Audit/Finance Committee Pre-Approval Policy
The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor. The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor. Pre-approvals of engagements of  $150,000 or less may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement, at which time the actions of the chairman are submitted for ratification. In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services must be agreed upon by management and the external auditor, who then must obtain the consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman’s consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman. All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL YEAR 2023.
If the shareholders fail to ratify this appointment, the Audit/Finance Committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the Audit/Finance Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   33

Audit/Finance Committee Report

This report provides information concerning the Audit/Finance Committee of the Board. The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NYSE listing standards. The current members are Ms. Chow (Chair), Mr. Fox and Ms. Tomlin.
The primary function of the Audit/Finance Committee is to represent and assist the Board in fulfilling its oversight responsibilities regarding the Company’s financial reporting and accounting practices, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent public accountant’s qualifications and independence; the performance of the Company’s internal auditors and independent public accountant; and the preparation of this report that SEC rules require be included in the Company’s annual Proxy Statement. In addition, the Audit/Finance Committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure. It oversees the management of certain of the Company’s risks, including the Company’s exposures in the areas of finance and accounting; legal, regulatory and ethical compliance; internal controls; IT security; cybersecurity; insurance coverages; business continuity plans; and the implications, if any, on the civil rights of protected classes of individuals and the potential impact of such issues on the Company’s business, operations and reputation. The Audit/Finance Committee also recommends and prioritizes capital and financial commitments, monitors related performance measurements, and reviews annual operating and capital budgets as well as large capital and unbudgeted expenditures. Proposed acquisitions and divestitures are reviewed by the Audit/Finance Committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies. The Audit/Finance Committee performs this work pursuant to a written charter approved by the Board. The charter is available on the Company’s website at www.LiveRamp.com. The committee has implemented procedures to assist it during the course of each fiscal year in devoting the attention that is necessary and appropriate to each of the matters assigned to it under its charter.
On a quarterly basis, the Audit/Finance Committee meets separately with the Company’s internal auditors and KPMG, the Company’s independent public accountant, without management present, to discuss the results of their audits and reviews, their evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also meets separately with the Company’s Chief Financial Officer when needed. Following these separate discussions, the committee members have the opportunity each quarter to meet in executive session outside the presence of management and the auditors if such a session is requested by any member.
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The Company’s independent public accountant is responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit/Finance Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended March 31, 2022, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of March 31, 2022, and KPMG’s evaluation of the Company’s internal control over financial reporting as of that date. The committee has also discussed with KPMG the matters that the independent public accountant must communicate to the committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
With respect to the Company’s independent public accountant, the Audit/Finance Committee, among other things, discussed with KPMG matters relating to its independence and has received the written disclosures and the letter from KPMG required by applicable provisions of the PCAOB regarding KPMG’s communications with the committee concerning independence. The Audit/Finance Committee reviews and approves the annual audit fees in advance. The Audit/Finance Committee or its Chair, to whom authority has been delegated by the committee, reviews and approves in advance all non-audit services provided to the Company by KPMG, as well as any changes in annual audit fees. Any fee approvals made by the Chair pursuant to such delegation of authority are subsequently discussed and submitted for ratification by the full Audit/Finance Committee at its next quarterly meeting.

Audit/Finance Committee Report
The Audit/Finance Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Committee’s responsibility for the appointment and oversight of the Company’s independent public accountant and determines whether to re-engage KPMG or consider other audit firms. In doing so, the committee considers, among other things, the quality and efficiency of KPMG’s historical and recent performance on the Company’s audit, KPMG’s capability and expertise, the quality and candor of communications and discussions with KPMG, the ability of KPMG to remain independent, external data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms), and the appropriateness of fees charged. The committee also considers KPMG’s tenure as the Company’s independent public accountant and its representatives’ familiarity with the Company’s operations, businesses, accounting policies and practices, and internal control over financial reporting. KPMG has been the Company’s independent public accountant since fiscal year 2003, during which time seven lead engagement partners have served on the Company’s account. In conjunction with the rotation of the independent public accountant’s lead engagement partner, which currently occurs at least every five years, the Audit/Finance Committee is involved in the selection of KPMG’s lead engagement partner. The next mandatory rotation for KPMG’s lead engagement partner is scheduled to occur in fiscal year 2027. Based upon the foregoing considerations, the Audit/Finance Committee believes that the continued retention of KPMG to serve as the Company’s independent public accountant is in the best interests of the Company and its shareholders.
Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board that the audited consolidated financial statements for the year ended March 31, 2022, be included in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2022, for filing with the SEC.
Submitted by the Audit/Finance Committee
Vivian Chow, Chair
Richard P. Fox
Debora B. Tomlin
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   35

Stock Ownership

The following table sets forth information as of June 13, 2022, with respect to the beneficial ownership of our common stock by:
•
each of our directors, nominees and named executive officers individually;

•
all of our directors, nominees and executive officers as a group; and

•
each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o LiveRamp Holdings, Inc., 225 Bush Street, 17th Floor, San Francisco, CA 94104, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled “Percentage of Class” is calculated based on 68,969,242 shares of our common stock issued and outstanding as of June 13, 2022. This number excludes 81,749,795 shares held in treasury.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.
Beneficial Owner	Shares Beneficially Owned	Percentage of Class
John L. Battelle	32,381	*
Timothy R. Cadogan	42,493	*
Vivian Chow	7,372	*
Richard P. Fox	38,650	*
Scott E. Howe	1,264,9101	1.83%
Mohsin Hussain	135,838	*
Warren C. Jenson	267,275	*
Jerry C. Jones	188,2072	*
Clark M. Kokich	66,245	*
Diego Panama	—3	*
David Pann	—4	*
Kamakshi Sivaramakrishnan	7,221	*
Omar Tawakol	4,446	*
Debora B. Tomlin	20,479	*
All directors, nominees and executive officers as a group (12 people)	2,075,5175	3.01%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	8,503,4176	12.33%

Stock Ownership
Beneficial Owner	Shares Beneficially Owned	Percentage of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,630,3627	9.61%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	4,258,3808	6.17%

*
Denotes less than 1%.

1.
Includes 465,639 shares subject to options which are currently exercisable, all of which are in the money.

2.
Includes 5,209 shares subject to options which are currently exercisable, all of which are in the money.

3.
Mr. Panama resigned from his role as Chief Commercial Officer effective June 1, 2022 and is no longer affiliated with the Company. As a result, no current information on his holdings of LiveRamp common stock is available. As of February 23, 2022, the date of Mr. Panama’s most recent Form 4, he held 65,074 shares.

4.
Mr. Pann resigned from his role as the Company’s Chief Product Officer effective February 28, 2022. As of September 9, 2021, the date of Mr. Pann’s most recent Form 4, he held 85,342 shares.

5.
Includes 470,848 shares subject to options which are currently exercisable, all of which are in the money.

6.
This information is based solely upon information contained in a Schedule 13G/A filed on January 27, 2022. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 8,215,588 of the reported shares, no shared voting power with respect to any reported shares and sole dispositive power over all reported shares through its control of certain direct and indirect subsidiaries listed on Exhibit A attached to the Schedule 13G/A.

7.
This information is based solely upon information contained in a Schedule 13G/A filed on February 10, 2022. According to the Schedule 13G/A, The Vanguard Group has sole voting power over none of the reported shares, shared voting power over 54,884 of the reported shares, sole dispositive power over 6,514,477 of the reported shares, and shared dispositive power over 115,885 of the reported shares.

8.
This information is based solely upon information contained in a Schedule 13G filed on February 4, 2022. According to the Schedule 13G, Wellington Management Group LLP has sole voting power over none of the reported shares, shared voting power over 3,768,064 of the reported shares and shared dispositive power over all reported shares.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   37

Compensation Committee Report

In connection with its function to oversee the Company’s executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Shareholders for filing with the SEC.
Submitted by the Compensation Committee
Timothy R. Cadogan, Chair
Richard P. Fox
Omar Tawakol
Debora B. Tomlin
Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2022, the Compensation Committee consisted of Mr. Cadogan (Chair), Mr. Fox, Mr. Tawakol and Ms. Tomlin. All members of the Compensation Committee, while serving as members of that committee during fiscal year 2022, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Compensation Committee serving during fiscal year 2022 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2022, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Compensation Discussion and Analysis

Named Executive Officers
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers (collectively the “Named Executive Officers” or “NEOs”) for fiscal 2022, which ended on March 31, 2022. The following individuals constitute our NEOs for fiscal 2022:
Named Executive Officer	Position as of March 31, 2022
Scott E. Howe	Chief Executive Officer (our “CEO”)
Warren C. Jenson	President, Chief Financial Officer, and Executive MD of International (our “CFO”)
Mohsin Hussain	Executive Vice President, Chief Technology Officer
Jerry C. Jones	Executive Vice President, Chief Ethics and Legal Officer
Diego Panama1	Former Executive Vice President, Chief Commercial Officer
David Pann2	Former Executive Vice President, Chief Product Officer

1.
On April 29, 2022, the Company announced that Mr. Panama would resign as the Company’s Chief Commercial Officer effective June 1, 2022.

2.
On February 28, 2022, Mr. Pann resigned his position as Chief Product Officer of the Company and agreed to provide certain consulting services to the Company for the six months following his resignation. For more information, see the section below titled “Compensation Arrangements for Mr. Pann.”

Executive Summary
In fiscal 2022 the Company grew revenue 19% year over year and achieved several strategic objectives we believe are important for long-term shareholder value creation. We improved our gross profit through meaningful cost reduction, resulting in a year over year increase of 27% in GAAP gross profit and net cash provided by operating activities was $78 million compared to net cash used in operating activities of  $21 million in the prior fiscal year. We also realigned our organization to drive added focus and speed, and at the same time returned over $59 million in capital to our shareholders through our share repurchase program. Even with outstanding financial performance, our share price declined 28% from $51.88 at the start of the fiscal year to $37.39 at the end of the fiscal year. Because of continued pressure on our stock price and LiveRamp’s ongoing commitment to align executive pay with performance and shareholder interests, the Compensation Committee took numerous actions as described in the Fiscal 2022 Executive Compensation Highlights section below.
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Fiscal 2022 Executive Compensation Highlights
Performance-Based Compensation Aligned to Declining Shareholder Returns
A large portion of our executive pay opportunity was tied to long-term and short-term performance metrics aligned to shareholder interests. Specifically, our executive officers receive performance-based pay through our long-term performance award shares and Annual Cash Incentive Programs (“Annual CIP”) that directly align to internal growth and profitability measures and total shareholder return relative to benchmarks.
Long-Term Awards
In fiscal 2022, all of our Relative TSR PSUs granted in fiscal 2020 were forfeited because they did not meet the minimum thresholds for performance, which is directly tied to declines in shareholder returns over the 3-year measurement period. In addition, 3-year revenue growth performance awards were granted specifically to our CEO in 2019 that were forfeited because they did not meet the minimum threshold revenue growth targets. The Compensation Committee determined not to apply any adjustments to our awards based on the impact of COVID-19 and maintained the 0% attainment determination due to minimum performance thresholds not being met.
Short-Term Awards
In fiscal 2022, our Annual CIP resulted in a positive attainment of 156.5%, but the Compensation Committee used slight negative discretion for all eligible executive officers to help fund our one-time profit-sharing bonus disclosed below.
For our CEO, performance related payouts resulted in a significant 85% or $6.7M reduction in actual realizable compensation compared to target performance-based compensation in 2022. The Compensation Committee believes that the results of our CEO’s 2022 actual realizable compensation reflects our ongoing commitment to align executive pay with performance and shareholder interests as shown below:
1.
We use targeted compensation to mean the sum of annual base salary, target STI Plan incentive, and the values approved by the Compensation Committee and used to determine the number of shares subject to the equity awards granted to the executive during the year (at the “target” level of performance in the case of the PSUs).

2.
We use actual realizable compensation to mean the sum of annual base salary, actual STI Plan attained incentive, and the attained value of PSUs granted in 2019 at zero given minimum performance thresholds were not met. The PSUs awarded in 2022 are not included because they have not vested and the 2022-2024 performance period applicable to these awards is open.

Executive Officer Turnover and Retention
The labor market in our industry has historically been very competitive due to the limited number of candidates available with the necessary technical skills and experience. Competition for talent has intensified in recent years and, like many companies, we are experiencing increased turnover in our employee population, including with our executive officers. Our growth strategy and future success are highly dependent on the talent we have in our organization, and the complexity of the products and services we provide to our customers requires highly-trained professionals. Equity compensation awards are an important tool in recruiting, retaining and motivating these highly skilled individuals that are critical to our success. To maintain the competitiveness of our total compensation package, we are strongly recommending that shareholders approve an increase in the number of shares available for issuance under our 2005 Plan (Proposal No. 2).

Compensation Discussion and Analysis
Redesign of our “Rule of 40” PSU Awards
Based on shareholder feedback related to our Rule of 40 PSU plan design, the Compensation Committee took action to simplify the design of the fiscal 2023 Rule of 40 awards and to ensure a long-term strategic outlook by eliminating the quarterly performance periods and replacing them with three discrete, non-overlapping annual performance periods over the full three-year period. Final attainment of these awards is based on the average annual results over the three-year performance period.
One-Time Profit-Sharing Bonus
The CEO allocated a portion of the Fiscal 2022 Cash Incentive Plan pool to fund an approximately $2 million one-time profit sharing special incentive payout to non-bonus-eligible employees. Our CEO believed that this action would increase workforce engagement by recognizing the contributions of non-bonus-eligible employees in a challenging and uncertain economic environment. The payout was made at the same time as our Fiscal 2022 Cash Incentive Plan paid out in June of 2022 and went to approximately 565 non-bonus-eligible employees who received on average 3-4% of base pay. Our CEO also believed that, ultimately, this action was in the best interest of our shareholders as it helps with broad-based retention efforts to ensure business continuity.
Fiscal 2022 Business Performance
Key Business and Financial Results from Fiscal 2022:
•
Total revenue was $529 million, up 19%.

•
Subscription revenue was $429 million, up 20%, and contributed 81% of total revenue.

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Marketplace & Other revenue was $100 million, up 16%.

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GAAP gross profit was $381 million, up 27%

•
Net cash provided by operating activities was $78 million compared to net cash used in operating activities of $21 million in the prior fiscal year.

•
In fiscal 2022, LiveRamp repurchased approximately 1.3 million shares for $59 million, including approximately 220,000 shares for $9 million in the fourth quarter. In total, since the inception of the share repurchase program in August 2011, the Company has returned over $1.2 billion in capital to shareholders.

Business Overview
LiveRamp is a global technology company with a vision of making it safe and easy for companies to use data. We provide a best-in-class enterprise data enablement platform that helps organizations better leverage customer data within and outside their four walls. Powered by core identity capabilities and an extensive network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes.
Companies want to enable better decisions, improve return on investment and deliver better experiences to their customers — and it all begins with data. However, given the rapid adoption of new platforms and channels, enterprise marketers remain plagued by fragmented data — resulting in a shallow, incomplete or incorrect understanding of the people with whom they do business. Data today is still too hard to access, too hard to make sense of and too hard to activate across all the touchpoints where it could power better decision-making and better experiences. Data fragmentation is one of the key reasons companies struggle to deliver relevant, consistent, and meaningful experiences to their customers. Our mission is to break down silos and make data safe and easy to use. Leveraging our core capabilities in data access, identity resolution, connectivity and data stewardship, we create the foundation from which the ecosystem can deliver innovative products and services.
We are middleware for the customer experience economy. LiveRamp provides the trusted platform that sits in between customer data and the thousands of applications that data could power. We make data consistent, consumable, and portable. We ensure the seamless connection of data to and from the customer experience applications our customers use and the partners with which they collaborate. We empower businesses to make data more accessible and create richer, more meaningful experiences for their customers.
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LiveRamp is a category creator, thought leader and innovator in how data is used to power the customer experience. Key elements of our growth strategy include:
•
Grow our Customer Base. We have strong relationships with many of the world’s largest brands, agencies, marketing technology providers, publishers and data providers. Today, we work with 905 direct customers globally; however, we believe our target market includes the world’s top 2,000 marketers, signaling there is still a significant opportunity to add new customers to our roster. We expect to continue making investments in growing our sales and customer success team to support this strategy.

•
Expand Existing Customer Relationships. A key growth lever for our business is the ability to land and expand — or grow existing customer relationships. Our subscription pricing is based on data volume, so over time, as customers expand their usage and leverage their data across more use cases, we are able to grow our relationships. As of March 31, 2022, we worked with 87 clients whose subscription contracts exceed $1 million in annual revenue, and as we continue to expand our coverage beyond programmatic, we expect to see this number grow.

•
Continue to Innovate and Extend Leadership Position in Identity. We intend to establish LiveRamp as the standard for consumer-level recognition across the marketing ecosystem, providing a single source of user identity for audience targeting, measurement and personalization.

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Establish LiveRamp as the Trusted, Best and Essential Industry Standard for Connected Data and Collaboration. We intend to continue to make substantial investments in our platform and solutions and extend our market leadership through innovation. Our investments will focus on automation, speed, higher match rates, expanded partner integrations and use cases, and new product development.

•
Expand Global Footprint. Many of our customers and partners serve their customers on a global basis, and we intend to expand our presence outside of the United States to serve the needs of our customers in additional geographies. As we expand relationships with our existing customers, we are investing in select regions in Europe and APAC.

•
Expand Addressable Market. Historically, our focus has been to enable data-driven advertising for paid media. As customers look to deploy data across additional use cases, we intend to power all customer experience use cases and expand our role inside the enterprise. Advanced TV, B2B and data collaboration are great examples of this strategy. In addition, over time, we intend to pursue adjacent markets beyond marketing, like risk and fraud, healthcare and government, where similar identity and data connectivity challenges exist.

•
Build an Exceptional Business. We do not aspire to be mediocre, good, or even great — we intend to be the absolute best in everything we do. We attract and employ exceptional people, challenge them to accomplish exceptional things, and achieve exceptional results for our clients and shareholders. We will do this through six guiding principles:

1.
Above all, we do what is right;

2.
We love our customers;

3.
We say what we mean and do what we say;

4.
We empower people;

5.
We respect people and time; and

6.
We get stuff done.

Say-on-Pay Results and Shareholder Engagement
Each year at the Annual Meeting of Shareholders, we conduct a non-binding, shareholder advisory vote to approve the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). The Compensation Committee considers the results of our annual Say-on-Pay votes in determining our subsequent compensation policies and decisions and engages with our shareholders to obtain additional feedback on our executive compensation program and related pay decisions. At our 2021 annual meeting of shareholders, approximately 84% of the votes cast on the Say-on-Pay proposal were voted in favor of our executive compensation program.

Compensation Discussion and Analysis
Our shareholders’ opinions on how we operate our business are very important to us. In fiscal 2022 we continued our ongoing shareholder engagement efforts. As part of these efforts, we reached out to many of our large shareholders to discuss our executive compensation and governance policies and practices and capital allocation practices. The Compensation Committee gave careful consideration to the feedback received from these shareholders and as part of our ongoing governance process, incorporated the feedback into its decisions regarding the design of our executive compensation program in fiscal 2021 and beyond. Common themes we heard from our shareholder engagement in fiscal 2022 and the resulting actions include the following:
Key Themes from Shareholder Engagement	Response of Compensation Committee
Shareholders felt the design of our Rule of 40 PSU plan was confusing and potentially rewarded spikes in performance within the three-year measurement period.
Based on shareholder feedback related to our Rule of 40 PSU plan design, the Compensation Committee took action to simplify the design and to ensure a long-term strategic outlook and eliminate the perceived “re-testing” opportunities within the plan by eliminating the quarterly trailing twelve month performance periods and replacing them with three discreet, non-overlapping annual performance periods over the full three-year period. For our FY23 Rule of 40 PSUs granted in May 2022, the Committee approved new awards using this new design.

Shareholders encouraged us to continue to emphasize shareholder-friendly performance metrics to ensure alignment of executive compensation payouts with driving shareholder return.
The Compensation Committee did not adjust the final attainment of the relative TSR PSUs granted in fiscal 2020. This resulted in vesting at zero because our three-year stock price performance relative to the Russell 2000 was below the 25th percentile.

Shareholders were concerned with executive retention and our ability to retain key executives needed to grow the business and deliver shareholder return.
The Compensation Committee reviewed a number of initiatives the Company is undertaking to retain key employees. In addition, at the 2022 Annual Meeting of Shareholders, the Committee will ask for shareholders to approve 4,500,000 additional shares of stock to be used for new hire recruiting, annual refresh, and promotion/retention awards. Equity remains a critical component of our overall compensation package and we continue to use equity awards strategically to attract and retain the best talent to LiveRamp. The request of 4,500,000 shares is expected to last 2 years and keeps our burn rate, dilution, and stock-based compensation expense at acceptable levels compared to our peers.

Say-on-Pay Frequency
At our 2017 Annual Meeting of Shareholders, our shareholders were asked to cast a non-binding, advisory vote on the frequency with which we should hold future Say-on-Pay votes. With regard to this vote, our shareholders cast the highest number of votes for an annual Say-on-Pay vote. As a result of this vote, our Board determined that we will continue to hold annual Say-on-Pay votes. The next vote on the frequency of future Say-on-Pay votes will be held at our 2023 Annual Meeting of Shareholders.
Executive Compensation Program
Program Objectives
Our objective is to attract, motivate, reward, and retain our executive officers, including our NEOs, in a manner that is transparent, comparable to our peers, and importantly, aligned with shareholder interests. We do so by putting the majority of our NEOs’ annual target total direct compensation “at-risk,” thereby providing rewards only when our performance warrants. Our executive compensation objectives are to:
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•
Align the interests of our executive officers, including our NEOs, with those of our shareholders;

•
Consider shareholder feedback when making compensation decisions;

•
Maintain transparent compensation arrangements that provide a strong link between compensation and performance and motivate our executive officers, including our NEOs, to achieve the highest level of performance; and

•
Attract and retain exceptional executive officers, including our NEOs, through clear, market-based compensation plans and arrangements.

We believe these objectives enable us to reward the performance and contributions of our executive officers, including our NEOs, while maintaining a strong link between executive compensation and company performance, including the execution of our long-term business strategy. The following discussion explains how our executive compensation program achieves these objectives.
Program Framework
The Compensation Committee applied the framework reflected in the following chart to achieve our executive compensation program objectives in fiscal 2022. The four compensation elements were allocated so that the majority of each NEO’s annual target total direct compensation opportunity was “at-risk” and subject to performance-based requirements. While the exact compensation mix may vary from year to year, the goal is to achieve our compensation objectives as described above.
Base Salary
Base salary represents the “fixed” portion of the compensation of our executive officers, including our NEOs, and is intended to attract and retain highly talented individuals by considering their position, qualifications/experience, performance, market comparators and internal equity. The Compensation Committee reviews the base salaries of our executive officers as part of its annual compensation review and adjusts base salaries as it determines necessary or appropriate.
Annual Cash Incentives
Annual cash incentives represent the short-term variable portion of the cash compensation (“STI”) of our executive officers, including our NEOs, and are intended to motivate them by providing opportunities for earning compensation by meeting or exceeding our short-term financial and operational goals essential to company growth. Target annual cash incentive award opportunities are set as a percentage of base salary and are determined by considering market competitiveness, individual performance, and company performance. The Compensation Committee may, from time

Compensation Discussion and Analysis
to time, adjust the target annual cash incentive award opportunities of our executive officers, including our NEOs, to better align to competitive market positioning or to reward personal performance or reflect future potential.
Long-Term Incentive Compensation
Long-term incentive compensation represents the long-term variable portion of the annual target total direct compensation (“LTI”) of our executive officers, including our NEOs, that rewards growth in shareholder value. We use time-based restricted stock unit (“RSU”) awards and performance-based stock unit (“PSU”) awards in our long-term incentive compensation program to directly align most of the compensation of our executive officers to shareholder interests. Long-term incentive compensation can also serve to discourage short-term risky behaviors. Awards are generally based on a combination of factors, including role, skills, experience level, company and individual performance, future potential and, in some cases, the current unrealized value of an NEO’s outstanding equity awards. When granting equity awards, the Compensation Committee also takes into consideration (a) the projected impact of the proposed awards on our earnings, (b) the proportion of our total shares outstanding used for annual employee equity awards (our “burn rate”) in relation to comparable companies, and (c) the potential voting power dilution to our shareholders (our “overhang”).
Pay-for-Performance Philosophy
To ensure our NEOs’ interests are aligned with those of our shareholders  —  and to motivate and reward individual initiative and effort  —  a substantial portion of our NEOs’ annual target total direct compensation is “at-risk” and/or subject to performance-based vesting requirements. Consequently, the amounts realized will vary above or below target levels commensurate with our performance. We emphasize performance-based compensation that appropriately rewards our NEOs for delivering financial, operational, and strategic results through two vehicles: our annual Cash Incentive Plan and PSU awards.
Balanced Performance Measures
In addition to our meaningful compensation design framework, the Compensation Committee seeks to select a variety of balanced performance measures, both absolute and relative, to incent increased growth both in the short term and long term. The performance measures used in our fiscal 2022 executive compensation program were as follows:
Fiscal 2022 Performance Measures	Annual Cash Incentives	Annual Time Vested Restricted Stock Units	Annual “Rule of 40” Performance Stock Units	Annual TSR Performance Stock Units
Adjusted Revenue	X
Non-GAAP EBIT	X
Long-Term Revenue Growth and EBITDA Margin (3-Year)			X
Relative Stock Price Performance				X
Share price		X	X	X
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Variable Pay Mix
The target total direct compensation opportunities for our CEO and other our other NEOs reflect our variable “pay for performance” compensation philosophy: 91% of our CEO’s annual target total direct compensation was variable or “at risk,” as well as, on average, 84% of our other NEOs’ annual target total direct compensation, as described below:
1.
Target total direct compensation is the sum of base salary, target annual cash incentive opportunity and target long-term incentive. The actual payouts may differ from the incentive opportunities provided.

As reflected in the charts above, we believe that our executive compensation program design incents our NEOs to drive both short-term and long-term growth. To ensure that our executive compensation program remains aligned with shareholder interests, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our NEOs, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total shareholder return (“TSR”) over the relevant period.
While we disclose the estimated values of these equity awards in our Summary Compensation Table at the time of grant for each covered fiscal year, the actual economic value of these awards that may be realizable by our NEOs will vary, often significantly, based on the performance of our common stock.
We believe our executive compensation program holds our executive officers accountable for delivering on the financial objectives we have communicated to our shareholders, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our NEOs and other executive officers, and that it therefore promotes stability in our leadership team.

Compensation Discussion and Analysis
Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2022, we maintained the following executive compensation policies and practices, including those designed to drive performance and others to prohibit or discourage behaviors that we do not believe serve shareholders’ long-term interests:
What We Do
✓	Use a pay-for-performance philosophy that links our executive officers’ target total direct compensation to corporate and individual performance	✓	Cap Relative TSR PSU payouts at 100% in the event our TSR is negative
✓	Conduct an annual executive compensation review	✓	Maintain a compensation recovery (“clawback”) policy
✓	Place a significant portion of executive officers’ compensation “at-risk”	✓	Maintain “double-trigger” change-in-control arrangements
✓	Retain an independent compensation consultant	✓	Maintain stock ownership guidelines
✓	Maintain an independent Compensation Committee	✓	Conduct an annual shareholder advisory vote on NEO compensation
✓	Conduct an annual compensation-related risk assessment	✓	Engage in regular dialogue with our shareholders on corporate governance and executive compensation matters
✓	Grant performance-based equity awards
What We Do Not Do
×	Encourage unreasonable risk taking	×	Pay dividends or dividend equivalents on unvested equity awards
×	Provide significant perquisites	×	Permit stock option repricing without prior shareholder approval
×	Permit short selling or hedging of our securities	×	Provide guaranteed bonuses
×	Permit pledging of our securities	×	Provide “single trigger” change-in-control arrangements
×	Provide excise tax payments on future post-employment compensation arrangements
Operations of the Compensation Committee
Decision-Making Process
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. The Compensation Committee is responsible for overseeing the design, development, and implementation of our executive compensation program and all related policies and practices. The
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Compensation Committee leverages the following stakeholders for input, guidance, and expertise to ultimately approve or make recommendations with respect to the compensation of our executive officers in the best interests of our shareholders:
Role	Responsibilities
Shareholders
•
Cast advisory vote on NEO compensation

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Approve share pool increases or certain other changes to equity compensation plans

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Provide feedback and input to management, our Compensation Committee, and our Board

Board of Directors
•
Evaluates CEO’s performance

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Reviews and approves the CEO’s compensation, with input and recommendations from the Compensation Committee

•
Reviews and approves our Annual Report on Form 10-K and other statutory filings

Compensation Committee
•
Approves:

•
Performance measures and goals under our annual Cash Incentive Plan and PSU awards

•
Achievement of performance-based goals under our annual Cash Incentive Plan and PSU awards

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Compensation of the executive officers (other than our CEO)

•
All equity awards (other than our CEO)

•
Peer group used for executive compensation determinations

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Considers all factors and shareholder feedback to help align our executive compensation program with the interests of our shareholders and long-term value creation

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Recommends to the Board any adjustments to our CEO’s base salary, target annual cash incentive opportunity, and equity awards

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Approves share pool increases or changes to equity compensation plans (subject to shareholder approval in certain cases)

•
Reviews annual risk assessment

•
Reviews and recommends inclusion of the Compensation Discussion and Analysis section in our Annual Report on Form 10-K and the Proxy Statement

•
Periodically reviews post-employment compensation arrangements, retirement benefits and nonqualified deferred compensation program, senior leadership benefits, and perquisites

Independent Compensation Consultant
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Provides advice and market data to the Compensation Committee regarding our executive compensation program, including:

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Input on pay philosophy, best practices and market trends

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Selection of compensation peer group companies

•
Executive compensation practices and levels at peer group companies

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Design of the annual Cash Incentive Plan and equity compensation plans

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Reviews and provides an independent assessment of the compensation data and materials presented by management to the Compensation Committee

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Participates in Compensation Committee meetings as requested

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Reviews and comments on the Compensation Discussion and Analysis portion of the Proxy Statement

CEO
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Evaluates executive performance and recommends adjustments to executive base salary, annual Cash Incentive Plan and long-term incentive compensation (for other executive officers, including other NEOs)

•
Develops business goals and objectives, which are considered and approved by the Compensation Committee and Board for inclusion in the design of our executive compensation program

Compensation Discussion and Analysis
Risk Assessment
The Compensation Committee regularly reviews and considers risks associated with our compensation philosophy and executive compensation program. The program is designed with features that the Compensation Committee believes mitigate risk without diminishing the motivational incentive of variable compensation. Our compensation program encourages and rewards prudent business judgment and appropriate risk-taking over the short and long term.
In fiscal 2022, the company conducted, and the Compensation Committee reviewed, a comprehensive risk assessment of all the company’s compensation programs. The risk assessment included an inventory of incentive programs and features such as metrics, clawback provisions, maximum payments, thresholds and other risk mitigation features. Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are likely to create a material adverse impact on the Company.
Role of Compensation Advisor
As permitted in its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee directly engages the compensation consultant under an engagement letter that the Compensation Committee reviews at least annually.
The Compensation Committee has retained Compensia, a national compensation consulting firm, to serve as its compensation consultant. The compensation consultant reports, and is directly accountable, to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of its compensation consultant at the Company’s expense.
The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact that it provides no services to us other than its services to the Compensation Committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies (including a conflicts of interest policy) that help ensure that it maintains its independence. Based upon its review of the factors set forth in the listing standards of the NYSE and relevant SEC rules, the Compensation Committee has determined that the work of Compensia does not give rise to any conflict of interest.
In fiscal 2022, Compensia did not provide any other services to us other than the consulting services to the Compensation Committee. The Compensation Committee annually reviews the objectivity and independence of its compensation advisors.
Process for Determining CEO Compensation
Each year, the Board evaluates our CEO’s performance relative to our strategic plan, operating goals, compensation philosophy, and key performance indicators relating to executive compensation. Our executive compensation objectives include maintaining competitive pay, linking pay to performance, promoting the creation of shareholder value, and encouraging retention. The Compensation Committee considers the results of this evaluation. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee reviews each element of our CEO’s compensation, his employment agreement, and his historical compensation levels to evaluate his target total direct compensation opportunity and assists our Board in assessing our CEO’s total compensation. The Compensation Committee also considers our business results and the other factors described above. In fiscal 2022, recommendations from the Compensation Committee with respect to the compensation of our CEO were submitted to the independent members of our Board for approval. Our CEO does not participate in decisions regarding his own compensation.
Process for Determining Compensation of Other NEOs
Each year, our CEO evaluates the performance of each of our other NEOs. Our CEO makes a recommendation for the compensation of each NEO to the Compensation Committee based upon his evaluation and a market analysis supplied by the Compensation Committee’s compensation consultant. The Compensation Committee considers our CEO’s recommendation relative to our strategic plan, operating goals, compensation philosophy, and performance
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against key strategic performance indicators. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends.
Peer Group Philosophy
The Compensation Committee annually reviews compensation levels and practices against our peer set of Software and Services companies. In November 2020, with the assistance of its compensation consultant, the Compensation Committee re-examined the then-existing compensation peer group to reflect the changes in our business, revenue and market capitalization. Based on this exercise, the Compensation Committee approved a revised compensation peer group consisting of the following companies for use in fiscal 2022:
Peer Group
8x8	Guidewire Software	Sailpoint Technologies
AppFolio	New Relic	The Trade Desk
BlackLine	Paylocity	Workiva
Box	Proofpoint	Zendesk
Cloudera	Q2 Holdings	Zuora
Cornerstone OnDemand	Qualys
Five9	Rapid7
The companies in this revised compensation peer group were selected on the basis of their similarity to us, as determined using the following criteria:
•
Similar revenue size  —  approximately 0.5x to 2x our last four fiscal quarters’ revenue (approximately $199 million to $994 million)

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Similar market capitalization  —  approximately 0.3x to 3.0x our market capitalization (approximately $1.1 billion to $11.3 billion)

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Industry affiliation  —  application software, internet services and infrastructure, systems software

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Similar business focus  —  Cloud/SaaS, Business-to-Business

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings and from a custom cut of peer company data from the appropriate Radford executive compensation survey, drawn from the Radford High Technology Survey. This market data was then used as a reference point for the Compensation Committee to assess our executive compensation levels in the course of its deliberations on compensation forms and amounts.
The Compensation Committee reviews all compensation elements for each of our executive officers compared to the similarly situated executives of our peer group companies. In determining actual pay levels for our executive officers, the Compensation Committee considers data from the companies in the compensation peer group, as well as the other factors described above, in its collective judgment.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.
Individual Compensation Elements
Individual Pay Decisions
The Compensation Committee considers the following factors when evaluating and setting the target total direct compensation opportunity for our executive officers, including our NEOs and making recommendations to the independent members of our Board with respect to the target total direct compensation opportunity for our CEO:
•
Our performance against the financial and operational objectives established by the Compensation Committee and our Board;

Compensation Discussion and Analysis
•
Each individual’s responsibilities, qualifications, and length of service;

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The scope of each NEO’s role compared to other similarly situated executives at companies in our compensation peer group;

•
The performance of each individual NEO, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of our broader team, all of which reflect our core values;

•
Compensation parity among our NEOs; and

•
The compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels. The Compensation Committee typically establishes target total direct compensation levels within a reasonable range of market median.

These factors provide the framework for compensation decision making regarding the compensation opportunity for each executive officer, including each of our NEOs (other than our CEO), as well as the recommendations to the independent members of our Board for the compensation opportunity of our CEO. No single factor is determinative in setting pay levels, but key accomplishments help guide the pay decision making process along with other factors.
During the course of fiscal 2022, Mr. Pann was both hired and transitioned into a limited consulting role. As a result, we will discuss pay decisions for Mr. Pann in a separate section entitled “Compensation Arrangements for Mr. Pann.”
Base Salary
In May 2021, the Compensation Committee reviewed the annual base salaries for Mr. Howe, Mr. Jones and Mr. Jenson, which have not been increased since fiscal 2019. Based on such review, the Compensation Committee approved moderate base salary increases for Mr. Jenson and Mr. Jones to better align their total target direct compensation with peer company compensation levels and recommended to the independent directors of our Board that the base salary of Mr. Howe be maintained at its fiscal 2021 level. Base salaries for Mr. Hussain and Mr. Panama were determined in connection with their promotions to Chief Technology Officer and Chief Commercial Officer, respectively. The following tables set forth the base salaries for the NEOs for fiscal 2021 and fiscal 2022, as applicable:
Named Executive Officer	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Percentage Adjustment
Mr. Howe	$690,000	$690,000	0%
Mr. Jenson	$550,000	$570,000	3.64%
Mr. Hussain1	N/A	$410,000	N/A
Mr. Jones	$430,000	$445,000	3.49%
Mr. Panama2	N/A	$375,000	N/A

1.
Mr. Hussain was not an executive officer in fiscal 2021. In connection with his promotion to Chief Technology Officer on August 2, 2021, Mr. Hussain received an increase in base salary to $410,000 effective September 1, 2021.

2.
Mr. Panama was not an executive officer in fiscal 2021. In connection with his promotion to Chief Commercial Officer on July 14, 2021, Mr. Panama received an increase in base salary to $375,000 effective July 1, 2021.

Annual Cash Incentive Plan
In May 2021, the Compensation Committee approved the “Fiscal 2022 CIP.” The Fiscal 2022 CIP provided our CEO and Compensation Committee with the ability to modify individual NEO annual cash incentive payments by up to 30% based on the evaluation of individual performance. All payment adjustments for individual performance were to be approved by the Compensation Committee in its sole discretion. For the Fiscal 2022 CIP, downward discretion was exercised in annual cash incentive payment recommendations for all of the NEOs payment amounts.
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Corporate Performance Measures
The Compensation Committee selected revenue (weighted 60%) and Non-GAAP EBIT (weighted 40%) as the corporate performance measures for the Fiscal 2022 CIP as follows:
Corporate Performance Measures	Definition	Rationale
Adjusted Revenue1	Revenue as reported under GAAP adjusted to reflect the impact of acquisitions and divestitures during the year.	Revenue growth is important to the creation of long-term shareholder value because it reflects management’s ability to grow our top line through execution of our digital marketing ecosystem strategy
Non-GAAP EBIT1
Earnings before interest, other, and income tax expense (EBIT) adjusted to exclude certain items such as stock-based compensation expense, amortization of acquired intangibles, one-time transformation expenses, and restructuring charges consistent with the presentation of non-GAAP operating income (loss). Non-GAAP EBIT further excludes bonus expense for this performance metric.

Non-GAAP EBIT is an indicator of our profitability. This measure focuses on the outcome of operating decisions, while excluding the impact of non-operating decisions such as interest expenses and tax rates

1.
See Schedule 1 on page 61 of this Compensation Discussion and Analysis for a reconciliation of our GAAP revenue to Adjusted Revenue and a reconciliation of our GAAP net income (loss) to non-GAAP EBIT.

In May 2021, management and the Compensation Committee set the threshold, target, and maximum performance levels and the payment percentages for each of the corporate performance measures. Threshold, target and maximum targets were set consistent with our financial plan for fiscal 2022. Payouts percentages are determined using linear interpolation between the performance levels. The performance levels and funding percentages for fiscal 2022 are set forth in the table below:
	Threshold	Target	Maximum
Adjusted Revenue	$502M	$522M	$542M
Non-GAAP EBIT	$3.9M	$25.5M	$55.1M
Funding1	25%	100%	200%

1.
Plan is funded at a minimum of 25% until Non-GAAP EBIT (excluding bonus) threshold of  $3.9M is met and no payouts are made until the $3.9M threshold is met.

Target Annual Cash Incentive Opportunities
In May 2021, the Compensation Committee reviewed the target annual cash incentive opportunities of for Mr. Howe, Mr. Jones and Mr. Jenson and decided to maintain the target annual cash incentive opportunities (expressed as a percentage of base salary). In August 2021, the Compensation Committee approved the target cash incentive

Compensation Discussion and Analysis
opportunities for Mr. Hussain and Mr. Panama, following their promotions. As a result, the target annual cash incentive opportunities of our NEOs for fiscal 2022 were as follows:
Named Executive Officer	Target Annual Cash Incentive (% of Base Salary)	Annualized Target Annual Cash Incentive Opportunity ($)
Mr. Howe	110%	$759,000
Mr. Jenson	100%	$570,000
Mr. Hussain	65%	$266,500
Mr. Jones	65%	$289,250
Mr. Panama1	100%	$375,000

1.
Mr. Panama’s target annual cash incentive opportunity was a commission target equal to 100% of his base salary that consisted of two components of revenue and bookings to align to his Chief Commercial Officer responsibilities.

Fiscal 2022 CIP Results
The actual financial results for the Fiscal 2022 CIP were (i) adjusted revenues of  $528 million; and (ii) Non-GAAP EBIT of  $68 million, which resulted in performance of 156.5% of target using linear interpolation as set forth in the chart below:
Metrics	Weight	Results	Final Payout
Adjusted Revenue	60%	$528M	127.5%
Non-GAAP EBIT	40%	$68M	200.0%
Total Attainment (payable in June 2022)			156.5%
Individual Payments
For the Fiscal 2022 CIP, our CEO took into consideration individual performance differentiation as permitted by the plan to adjust the final payment recommendations to the Compensation Committee for the other NEOs’ Fiscal 2022 CIP payments, as set forth in the table below. Except with respect to Mr. Panama who was on a commission-based plan, the difference between the percentages in the “Actual Payment (% of Target)” column and the “Total Attainment” row in the table above the final payment recommendations of our CEO. These recommendations were based on our CEO’s evaluation of each continuing NEO’s individual contributions for fiscal 2022. In addition, our CEO recommended that a portion of the Fiscal 2022 CIP be allocated to fund an approximately $2 million profit sharing one-time special incentive payout to non-bonus-eligible employees. The Compensation Committee approved our CEO’s recommended payments.
The Compensation Committee also exercised its discretion to adjust its final payment recommendation to the independent members of our Board for our CEO’s Fiscal 2022 CIP payment. The Compensation Committee recommended to the independent members of our Board of Director that the final Fiscal 2022 CIP payment to our CEO be equal to 150% of his target annual cash incentive opportunity. Upon consideration, the independent members of our Board approved this recommendation.
The individual payments made to our NEOs for the Fiscal 2022 CIP were as follows:
Named Executive Officer	Target Award ($)	Actual Payment ($)	Actual Payment (% of Target)
Mr. Howe	$759,000	$1,139,000	150%
Mr. Jenson	$570,000	$875,000	154%
Mr. Hussain	$266,500	$400,000	150%
Mr. Jones	$289,250	$425,000	147%
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LiveRamp Commission Incentive Plan  —  Mr. Panama
Mr. Panama was a participant in the LiveRamp Commission Plan given his commercial leadership role. Mr. Panama’s target commission opportunity was set at $375,000  —  100% of his base salary  —  which was to be earned in four equal quarterly increments based on pre-established U.S. revenue and bookings targets for the Company in each fiscal quarter. For fiscal 2022, Mr. Panama earned a total commission payment in the amount of  $251,920, which represented 67.2% of his target commission opportunity for fiscal 2022.
Long-Term Incentive Compensation
Long-term incentive compensation is an effective tool for focusing our NEOs on shareholder value creation over a multi-year period. Long-term incentives also serve as a core retention tool and can discourage inappropriate short-term risky behaviors. In fiscal 2022, annual “refresh” equity awards were granted to the NEOs in May 2021. These equity awards included both time-based and performance-based stock awards as described below.
The Compensation Committee determined the amount of long-term incentive compensation for our NEOs (and, in the case of our CEO, formulated its recommendation to the independent members of the Board for his long-term incentive compensation award) as part of its annual compensation review. In making these awards and recommendation, the Compensation Committee took the following factors into consideration:
•
a competitive market analysis prepared by its compensation consultant;

•
the recommendations of our CEO (except with respect to his own long-term incentive compensation award);

•
the outstanding equity holdings of each NEO;

•
the projected impact of the proposed awards on our earnings;

•
the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the median proportions of the companies in our compensation peer group; and

•
the potential dilution to our shareholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group after taking into account each of the other factors above.

Annual Equity Award Design
For fiscal 2022, annual “refresh” long-term incentive compensation awards were granted to our NEOs in May 2021 in the form of PSU awards and time-based RSU awards. The awards were weighted more heavily towards PSUs for our CEO, with 60% of his long-term incentive compensation opportunity in the form of PSU awards and 40% in the form of an RSU award. The Compensation Committee believed that weighting our CEO’s long-term compensation opportunity more heavily toward PSUs in comparison to other executives better aligns our CEO’s goals with those of our shareholders. For the other NEOs, their long-term incentive compensation was weighted 50% in the form of PSU awards and 50% in the form of RSU awards, except for Mr. Panama who was not eligible for performance-based awards at the start of fiscal 2022. The equity awards granted to our NEOs in May 2021 were as follows:
Named Executive Officer	RSU Awards (Shares)	PSU Awards (Shares)	Target Value ($)1
Mr. Howe	53,730	77,908	$6,500,000
Mr. Jenson	28,931	28,931	$2,800,000
Mr. Hussain	12,399	12,398	$1,200,000
Mr. Jones	11,882	11,881	$1,150,000
Mr. Panama	10,332	—	$500,000

1.
The target number of shares granted in fiscal 2022 as reported in the table above are based on the 20-day trailing average stock price of $48.39 per share on May 18, 2021.

Compensation Discussion and Analysis
Fiscal 2022 Time-Based RSU Awards
The fiscal 2022 time-based RSU awards were for shares of our common stock and vest over a four-year period. The RSU awards vest as to 25% of the shares subject to the award after the first year, with the remainder vesting in equal amounts quarterly thereafter, contingent upon such NEO’s continued employment as of each applicable vesting date.
Fiscal 2022 PSU Awards
The fiscal 2022 PSU awards were subject to two performance measures, one an internal measure and the other a relative measure. The first performance measure is based on the “Rule of 40,” which involved a combination of three-year revenue growth percentage and EBITDA margin percentage measured on a quarterly basis, which the Compensation Committee believed is a critical metric in driving shareholder value creation. This performance measure represents 70% of the total value of each award. The second performance measure involves our relative TSR measured against the Russell 2000 Index. This performance measure represents 30% of the total value of each award.
•
Rule of 40  —  As noted above, 70% of the target number of shares of our common stock subject to the fiscal 2022 PSU awards are to be earned based on a combination of three-year revenue growth percentage and EBITDA margin percentage. These PSU awards have a potential three-year performance period, commencing on April 1, 2021 and ending on March 31, 2024. Specifically, the awards are eligible to be earned by combining our trailing 12-month (“TTM”) revenue growth and EBITDA margin percentage at the end of each fiscal quarter over a three-year performance period commencing with the fiscal quarter ending June 30, 2022 (which represents the completion of the first TTM 12-month measurement period). For example, TTM revenue growth of 35% and TTM EBITDA margin of  -5% would yield performance of 30% for the purpose of these awards. At the end of each fiscal quarter during the performance period, TTM revenue growth is added to TTM EBITDA margin to determine attainment using the table below.

Metric Growth (Revenue + EBITDA Margin)	Below 20%	20%	25%	30%	35%	40%	45%
Attainment (% of total shares granted)1	0%	25%	50%	75%	100%	150%	200%

1.
Note that the amount earned is to be interpolated for amounts between the designated percentages. No PSUs are earned for below-threshold performance, and payout is capped at 200% of target even if performance exceeds the maximum goal.

To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period. The first measurement period will be for the TTM period ending on June 30, 2022.
•
Relative TSR  —  Thirty percent of the target number of shares of our common stock subject to the NEOs’ PSU awards are to be earned based on our relative TSR compared to the Russell 2000 Index as measured over a three-year performance period commencing on April 1, 2021 and ending on March 31, 2024. Specifically, the number of shares of our common stock for which these awards may be earned and settled varies based on our TSR relative to the TSR of the Russell 2000 Index, measured by percentile ranking, over the performance period and can range from 0% to 200% of the target number of shares (though the award will be capped at 100% if our TSR is negative). The actual number of shares earned will be determined by the Compensation Committee after the end of the three-year performance period. For purposes of this portion of the PSU awards, the payment range based on our TSR relative to the Russell 2000 Index over the performance period is to be measured as follows:

Relative TSR Percentile	Below 25th Percentile	25th Percentile	50th Percentile	60th Percentile	90th Percentile and Above
Attainment (% of total shares granted)1	0%	25%	77%	100%	200%

1.
Note that the amount earned is to be interpolated for amounts between the designated percentages. No PSUs are earned for below-threshold performance, and payout is capped (i) at 200% of target even if performance exceeds the maximum goal and (ii) 100% if our TSR is negative.

One-Time Promotional Grants
In addition to their annual “refresh” equity awards, Messrs. Panama and Hussain received one-time grants of time-based RSU awards in connection with their promotions in fiscal 2022, with grant date values of  $1,500,000
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(representing 36,425 shares) and $1,000,000 (representing 21,335 shares), respectively. The RSU awards vest as to 25% of the shares subject to the award after the first year with the remainder vesting in equal amounts quarterly thereafter, contingent upon such NEO’s continued employment as of each applicable vesting date. The number of RSUs granted to Messrs. Panama and Hussain are based on the 20-day trailing average stock price as of the applicable grant dates.
Compensation Arrangements for Mr. Pann
On September 7, 2021, Mr. Pann was appointed as the new Chief Product Officer of the Company. In connection with his appointment, Mr. Pann’s base salary was set at $430,000 and he received a signing bonus of  $200,000. In addition, Mr. Pann became eligible for a target cash bonus incentive equal to $332,500 and received stock awards consisting of time-based RSUs with a grant date target value of  $4,000,000 and performance-based awards with a grant date value of  $1,000,000. Both the cash incentive award and the performance-based awards were subject to the same performance metrics and weighting as the other non-CEO, named executive officers’ awards for fiscal 2022, as discussed above.
On February 28, 2022, Mr. Pann resigned from his position as Chief Product Officer. As part of the separation, Mr. Pann agreed to provide certain consulting services for six months following his resignation in exchange for a monthly fee of $10,000, vesting of 23,680 of his time-based RSUs on September 7, 2022 (subject to continued performance under the terms of Mr. Pann’s separation) and payment by the Company of Mr. Pann’s health insurance premiums under COBRA through December 31, 2022. All other equity awards held by Mr. Pann were forfeited upon his resignation. In addition, the Compensation Committee approved a payment of  $332,500 to Mr. Pann, which amount equaled his target annual cash incentive opportunity under the fiscal 2022 CIP.
Prior Performance Award Attainment Status
FY19-21 Transformational Performance Awards (Rule of 40)
Shortly after the AMS sale in October 2018, certain of our key employees, including Mr. Jenson and Mr. Jones, received one-time transformational PSU awards. These awards were designed to promote and incent the strong, stable leadership team following the AMS Sale. The PSU awards are eligible to be earned quarterly based on our TTM revenue growth and EBITDA margin at the end of each fiscal quarter over a three-year performance period commencing with the fiscal quarter ending June 30, 2019, with the first measurement period ending on June 30, 2020 and the final measurement period ending on September 30, 2022. To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period. The Compensation Committee certified additional attainment of 38.56% in fiscal 2022, resulting in cumulative attainment of 95.96% of target through March 31, 2022.
Fiscal 2020 PSU Awards — CEO
In May 2019, as part of our annual equity award “refresh” program, the Compensation Committee granted our CEO a PSU award (the “FY20 Refresh PSU Award”) and a special one-time PSU award with a target value of  $4 million (the “Special PSU Award”), of 47,774 shares and 70,075 shares, respectively. These awards were both subject to two performance measures, with 70% of the awards subject to a three-year revenue compound annual growth rate (“CAGR”) and 30% of the awards subject to our relative TSR measured against the Russell 2000 Index.
The Special PSU Award was intended to address the Compensation Committee’s concerns about the retentive hold of our CEO’s outstanding and unvested equity awards. Noting that, at the time of the AMS Sale, certain executive officers (but not our CEO) received one-time “transformational” equity awards to ensure their retention during the transition that our business underwent after the sale and to motivate their performance during this transition period, the Compensation Committee believed that it was in the best interests of the Company and our shareholders to ensure that our CEO had a significant amount of unvested equity in front of him to provide additional motivation for him to continue to lead our business over the next several years. In addition, recognizing that such award should further benefit him only if his performance also resulted in sustained value creation for our shareholders, the Compensation Committee determined that the award should be entirely performance-based.
The CAGR portion of the awards had a three-year performance and vesting period, commencing on April 1, 2019 and ending on March 31, 2022 with possible attainment ranging from 0% to 200% of the target number of shares. In

Compensation Discussion and Analysis
May, 2022, based on actual performance, the Compensation approved attainment of 0% for the CAGR portion of the awards. Although many other similarly situated companies applied various COVID-related adjustments to performance measures during this time period, the Compensation Committee and non-employee members of our Board determined not to apply any similar adjustments and maintained the 0% attainment determination for the CEO.
The TSR portion of the awards could be earned based on our relative TSR measured against the Russell 2000 Index measured over a three-year performance period commencing on April 1, 2019 and ending on March 31, 2022. In May 2022, the Compensation Committee reviewed our relative TSR over the performance period and approved a determination of 0% attainment, resulting in no payouts under the awards. Even with the turbulent economic market conditions due to the ongoing pandemic, the Compensation Committee and non-employee members of our Board decided not to make any adjustments to the attainment as they determined this was not aligned to shareholder interests.
Fiscal 2020 PSU Awards — Other Named Executive Officers
In May 2019, as part of our annual equity award “refresh” program, the Compensation Committee granted certain of our other NEOs PSU awards to be earned based on our relative TSR measured against the Russell 2000 Index measured over a three-year performance period commencing on April 1, 2019 and ending on March 31, 2022. In May 2022, the Compensation Committee reviewed our relative TSR over the performance period and approved a determination of 0% attainment, resulting in no payouts under the awards. The CEO and Compensation Committee decided not to make any adjustments to the attainment of these awards, as they wanted to emphasize the connection between executive pay and shareholder interests.
Other Compensation Topics
Stock Ownership Guidelines
As one way of ensuring a strong connection between our executive officers and shareholders’ interests, our executive officers are subject to stock ownership guidelines designed to ensure that they have a meaningful stake in LiveRamp, while acknowledging their need for portfolio diversification. These stock ownership guidelines are as follows:
Executive Officer	Stock Ownership Requirement
Chief Executive Officer	Three times annual base salary
Other NEOs	One times annual base salary
Generally, each NEO has five years from the date of appointment to attain the required ownership level. In the event of an increase in an executive officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet any increased guidelines resulting from the increased base salary. Under the guidelines, stock ownership includes shares of our common stock purchased on the open market; owned jointly with, or separately by, immediate family members (spouse and dependent children); held in trust for the NEO or an immediate family member; held through any Company-sponsored plan, such as an employee stock purchase plan, a qualified retirement plan, or a supplemental executive retirement plan; obtained through the exercise of stock options; and 50% of the NEO’s unvested RSU awards (after deduction of applicable federal and state taxes).
Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above guidelines may result in a reduction in future equity awards or cash incentive payouts in the form of shares of our common stock. As of March 31, 2022, each of the NEOs that is currently an executive officer of the Company was in compliance with the applicable stock ownership requirement or has until the fifth anniversary of the executive officer’s appointment to attain the required ownership level. Please see the section entitled “Stock Ownership” elsewhere in the Proxy Statement for a presentation of our NEOs’ equity holdings.
Retirement and Welfare Benefits
Our NEOs are eligible to participate in the same tax-qualified retirement and welfare plans as our other full-time employees. We sponsor a Section 401(k) plan that provides for employer matching contributions which are currently paid in cash. Our NEOs are also eligible to receive retirement benefits through our non-qualified supplemental
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executive retirement plan described below. We believe these benefits are important for attracting, motivating, rewarding, and retaining our NEOs, and are comparable to retirement benefits being provided by companies in our compensation peer group.
Defined Benefit Pension Plan
None of our NEOs participate in or have an account balance in a tax-qualified defined benefit pension plan maintained by us.
Nonqualified Deferral Plan or Supplemental Executive Retirement Plan
While we do not maintain a defined benefit pension plan, our highly compensated employees, including our Named Executive Officers, are eligible to participate in our non-qualified Supplemental Executive Retirement Plan (the “SERP”) which enables them to contribute their pre-tax income into the plan through payroll deductions. The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company’s Section 401(k) plan. Participants may defer up to 90% of their pre-tax income.
The investment choices for participant contributions under the SERP are similar to those provided under the Section 401(k) plan. A participant’s contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any shares in the investments.
Health Benefit Plans
We maintain several broad-based employee benefit plans in which our NEOs are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, and disability benefits. We believe these benefits encourage the overall health, stability and well-being of our NEOs and are comparable to those plans being provided by the companies in our compensation peer group.
Executive Physical Program
Our Executive Physical Program was introduced in fiscal 2021 and is designed to provide our most senior level executives with the opportunity to participate in comprehensive preventive check-ups. The program is a component of our health plan, and participation is voluntary. The program offers an annual comprehensive physical that includes services such as a routine medical examination, blood tests and x-rays. Not included are expenses for the treatment, cure or testing of a known illness, disability, or physical injury or lifestyle behavior change program that are generally provided under the group health plan.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We describe the perquisites and other personal benefits provided to our NEOs in the Summary Compensation Table. In the future, we may provide perquisites or other personal benefits in limited situations, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits to NEOs will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. Accordingly, our CEO and CFO are eligible to receive certain specified payments and benefits in the event of a termination of employment in connection with a change in control of LiveRamp as provided in their respective employment agreements. In addition, our other NEOs are eligible to participate in the LiveRamp Holdings, Inc. Executive Officer Severance Policy. Details regarding the LiveRamp Holdings, Inc. Executive Officer Severance Policy are included in the “Potential Payments Upon Termination or Change of Control” section below.

Compensation Discussion and Analysis
Our post-employment compensation arrangements have been designed to provide reasonable compensation to executive officers who leave LiveRamp under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign and not revoke a general release and waiver of any and all claims against us as a condition to receiving post-employment compensation payments or benefits.
We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation arrangements for the NEOs, the Compensation Committee has drawn a distinction between voluntary terminations of employment, termination of employment for cause, and terminations of employment without cause or as a result of a change in control of LiveRamp. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the NEO’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation, because such events often reflect either inadequate performance or an affirmative decision by the NEO to end his or her relationship with us.
In the case of the post-employment compensation arrangements in the event of a termination of employment in connection with a change in control of LiveRamp, we believe that these arrangements are designed to align the interests of management and shareholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of shareholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our shareholders.
Generally, payments and benefits under the post-employment compensation arrangements in the event of a change in control of LiveRamp are payable only if there is a subsequent loss of employment by an executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of LiveRamp and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.
We have not provided excise tax payments (“gross-ups”) relating to a change in control of LiveRamp and have no such obligations in place with respect to any of our executive officers, including our NEOs.
Compensation Recovery (“Clawback”) Policy
We maintain a compensation recovery policy (“Clawback Policy”) which provides that if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws as a result of the intentional misconduct by an executive officer with the title of Senior Vice President or higher, our Board may require reimbursement for any bonus or other incentive compensation (including equity awards) earned above what would have been earned under the restated financial statements, including any profits realized from the sale of our equity securities, that was paid to any such executive officer during the 12-month period preceding the first public issuance or filing with the SEC of the financial document in which the material noncompliance was contained. The independent members of our Board will determine whether material noncompliance with financial reporting requirements is the result of intentional misconduct of the executive officer.
Policy Prohibiting Hedging or Pledging of Our Securities
Our insider trading policy prohibits all of our employees, including our executive officers, and the members of our Board from engaging in short sales, as well as hedging or monetization transactions (such as zero-cost collars and forward sales contracts). In addition, our executive officers, including the Named Executive Officers, are prohibited from holding shares of our common stock in a margin account or otherwise pledging shares of our common stock as collateral for a loan. The prohibitions also apply to spouses, dependent children and others living in the same household.
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Tax and Accounting Implications
The Compensation Committee periodically reviews the potential impact of the applicable tax and accounting rules on the material elements of our executive compensation program. These factors are considered by the Compensation Committee along with the other factors described above when making decisions about the annual and long-term incentive compensation awards for our executive officers.
Taxation of  “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and members of our Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 during fiscal 2022, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the award may never realize any value from their awards.

Schedule 1
Reconciliation of GAAP Net Loss to Non-GAAP
EBIT CIP Metric
(Unaudited)
(Dollars in millions)
Non-GAAP EBIT	Year ended March 31, 2022
Net loss, as reported	$(33.8)
Income tax benefit	(1.2)
Total other income	(30.5)
Operating loss, as reported	(65.5)
Adjustments:
Purchased intangible asset amortization	18.7
Non-cash stock compensation	87.3
Restructuring and merger charges	1.5
Diablo acquisition – board approved plan	3.2
Incentive compensation expense	23.3
Total Adjustments	133.9
Non-GAAP Adjusted EBIT CIP Metric	$68.4
Adjusted Revenue	Year ended March 31, 2022
Revenue, as reported	$528.7
Diablo acquisition – board approved plan	(1.1)
Adjusted Revenue	$527.6
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Summary Compensation Table
The following table shows the compensation earned by or awarded to our Named Executive Officers in fiscal years ended March 31, 2022, 2021 and 2020.
Named Executive Officer	Fiscal Year	Salary	Bonus	Stock Awards1	Option Awards	Non-Equity Incentive Plan Compensation2	All Other Compensation3	Total
Scott E. Howe Chief Executive Officer	2022	$690,000	—	$6,610,967	—	$1,139,000	$17,400	$8,457,367
	2021	$690,000	—	$5,102,588	—	$1,128,000	$17,100	$6,937,688
	2020	$690,000	—	$8,914,525	—	$1,017,000	$16,800	$10,638,325
Warren C. Jenson President, Chief Financial Officer & Executive MD International	2022	$570,000	—	$2,826,295	—	$875,000	$63,834	$4,335,129
	2021	$550,000	—	$2,851,681	—	$850,000	$78,733	$4,330,414
	2020	$550,000	—	$2,543,131	—	$740,000	$82,638	$3,915,769
Mohsin Hussain Chief Technology Officer	2022	$400,104	—	$2,292,473	—	$400,000	$18,738	$3,111,315
Jerry C. Jones EVP, Chief Ethics and Legal Officer	2022	$445,000	—	$1,160,710	—	$425,000	$17,618	$2,048,328
	2021	$430,000	—	$1,218,161	—	$415,000	$17,100	$2,080,261
	2020	$430,000	—	$1,040,033	—	$375,000	$26,858	$1,871,891
Diego Panama Former Chief Commercial Officer	2022	$359,250	—	$2,206,582	—	$245,518	$12,272	$2,823,622
David Pann Former Chief Product Officer	2022	$205,404	$200,0004	$5,491,716	—	—	$342,500	$6,229,619

1.
These amounts reflect the grant date fair value of awards of RSU and PSUs. We calculated the amounts in accordance with financial statement reporting rules. For RSUs and the portion of the performance awards based on the Rule of 40 granted in fiscal 2022, the amount was determined by reference to quoted market prices for the shares on their grant date, which was $46.99 and $50.68 for the grants on May 18, 2021 and September 7, 2021, respectively. For the portion of the performance awards based on relative TSR granted in fiscal 2022, we estimated the grant date fair value to be $59.36 and $64.02 using a Monte Carlo simulation model for the grants and May 18, 2021 and September 7, 2021, respectively. The amount reported for each PSU grant is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value) and PSUs vest in a number of shares from zero to 200% of target of the award based on performance. The grant date fair value for the fiscal 2022 awards (including both RSUs and PSUs, as applicable) at the highest level of performance for each executive is Mr. Howe $10,424,800, Mr. Jenson $4,293,129, Mr. Hussain $2,921,069, Mr. Jones $1,763,241, Mr. Panama $2,206,582, and Mr. Pann $6,488,490.

2.
These amounts represent annual cash incentive awards earned by the Named Executive Officers under the Cash Incentive Plan based on Company results as well as Mr. Panama’s earnings from the LiveRamp Commission Plan. For more information regarding how these determinations were made, see the “Annual Cash Incentive Plan — Individual Payments” section of the Compensation Discussion and Analysis.

3.
The amounts disclosed in the “All Other Compensation” column for fiscal 2022 include the following:

Named Executive Officer	401(k) Matching Contributions	Other	Total
Scott E. Howe	$17,400	—	$17,400
Warren C. Jenson	$17,700	$46,134a	$63,834
Mohsin Hussain	$18,738	—	$18,738
Jerry C. Jones	$17,618	—	$17,618
Diego Panama	$12,272	—	$12,272
David Pann	—	$342,500b	$342,500

a)
Represents expenses associated with Mr. Jenson’s international assignment in his role as President, International of  $35,259, reimbursements for certain legal fees of  $8,187 and cell phone allowance of  $2,688.

b)
Represents a payment of  $332,500 to Mr. Pann approved by the Compensation Committee in connection with his separation on February 28, 2022 (such amount equal to his target annual cash incentive opportunity under the Fiscal 2022 CIP) and $10,000 for his first month of consulting services.

4.
Represents Mr. Pann’s $200,000 signing bonus. For additional information regarding Mr. Pann’s compensation, see the “Individual Compensation Elements — Compensation Arrangements for Mr. Pann” section of the Compensation Discussion and Analysis.

Compensation Table

Grants of Plan-Based Awards for Fiscal 2022
The following table shows grants of plan-based awards made to our Named Executive Officers during fiscal 2022. Non-equity incentive plan awards were granted under the 2010 Cash Incentive Plan and stock awards were granted under the Amended and Restated 2005 Equity Compensation Plan.
Named Executive Officers	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All other Stock Awards: Number of Shares of Stock or Units (#)3	Grant Date Fair Value of Stock and Option Awards ($)4
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott E . Howe	N/A	$189,750	$759,000	$1,518,000
	5/18/2021				19,477	77,908	155,816		$4,086,194
	5/18/2021							53,730	$2,524,773
Warren C. Jenson	N/A	$142,500	$570,000	$1,140,000
	5/18/2021				7,233	28,931	57,862		$1,466,827
	5/18/2021							28,931	$1,359,468
Mohsin Hussain	N/A	$66,750	$267,000	$534,000
	5/18/2021				4,000	12,398	24,796		$628,586
	5/18/2021							12,399	$582,629
	9/7/2021							21,335	$1,081,258
Jerry C. Jones	N/A	$72,250	$289,000	$578,000
	5/18/2021				2,971	11,881	23,764		$602,375
	5/18/2021							11,882	$558,335
Diego Panama	N/A	$93,750	$375,000	$750,000
	5/18/2021							10,332	$485,501
	8/10/2021							36,425	$1,721,081
David Pann	N/A	$83,125	$332,500	$665,000
	9/7/2021				5,334	21,334	42,668		$1,166,583
	9/7/2021							85,342	$4,325,133

1.
The amounts reported in these columns represent potential performance-based cash bonuses that each NEO could have earned based upon the Company’s achievement of certain quantitative performance criteria set forth in the Company’s performance-based cash bonus programs. For more information regarding actual payments under the Company’s performance-based cash bonus programs, see the “Annual Cash Incentives Plan — Individual Payments” section of the Compensation Discussion and Analysis.

2.
The amounts reported in these columns represent potential share payouts with respect to PSU awards granted in fiscal 2022 that are subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of the target number of shares.

3.
The amounts reported in this column represent time-based RSUs granted in fiscal 2022. The reported grants will vest 25% on the first anniversary of the grant date, then 6.25% every three months thereafter until fully vested. The awards will fully vest on the fourth anniversary of the grant date.

4.
For RSU awards and the portion of the performance awards based on the Rule of 40 granted in fiscal 2022, the fair value was determined by reference to quoted market price on the date of grant for the shares of our common stock, which was $46.99, $47.25 and $50.68 for the grants on May 18, 2021, August 10, 2021 and September 7, 2021, respectively. The value was determined by reference to the quoted market price for Company shares on the date of grant since the performance criteria did not include a market condition. For the portion of the performance awards based on relative TSR granted in fiscal 2022 on May 18, 2021 and September 7, 2021, we estimated the grant date fair value to be $59.36 and $64.02, respectively, using a Monte Carlo simulation model. The amount reported for each PSU grant is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value) and PSUs vest in a number of shares from zero to 200% of the target number of shares.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   63

Outstanding Equity Awards at 2022 Fiscal Year End
The following table shows equity awards that we have made to our Named Executive Officers that were outstanding as of March 31, 2022.
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)5	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)5
Name	Grant Date	Exercisable	Unexercisable
Scott E. Howe	5/21/2012	164,204		$13.28	5/21/2022	5/22/2018			4,0066	$149,784
	5/23/2013	136,196		$21.46	5/23/2023	5/22/2019	117,8491	$4,406,374	9,9506	$372,031
	5/20/2014	154,596		$21.17	5/20/2024	5/19/2020	48,3429	$1,807,507	13,01411	$486,593
	5/20/2015	174,847		$17.49	5/20/2025	5/19/2020			27,8876	$1,042,695
						5/18/2021	77,90810	$2,912,980	53,7306	$2,008,965
Warren C. Jenson						5/22/2018			2,0386	$76,201
						10/19/2018	3,9832	$148,924	7,0163	$262,328
						10/19/2018			10,5827	$395,661
						5/22/2019			6,8416	$255,785
						5/22/2019	6,5694	$245,615	8,3808	$313,328
						5/19/2020	28,9679	$1,083,076	6,14411	$229,724
						5/19/2020			19,7486	$738,378
						5/18/2021	28,93110	$1,081,730	28,9316	$1,081,730
Mohsin Hussain						2/3/2020			51,760	$1,935,306
						5/19/2020	6,4779	$242,175	2,386	$89,213
						5/18/2021	12,39810	$463,561	12,3996	$463,599
						9/7/2021			21,335	$797,716
Jerry C. Jones	5/20/2015	5,209		$17.49	5/20/2025	5/22/2018			7576	$28,304
						10/19/2018	2,9872	$111,684	5,2623	$196,746
						10/19/2018			7,9367	$296,727
						5/22/2019			2,7356	$102,262
						5/22/2019	2,6284	$98,261	3,3528	$125,331
						11/12/19			2116	$7,889
						5/19/2020	9,7499	$364,515	2,62411	$98,111
						5/19/2020			8,4356	$315,385
						5/18/2021	11,88110	$444,231	11,8826	$444,268
Diego Panama						5/22/2019			2,1906	$81,884
						11/12/2019			526	$1,944
						5/19/2020			7,6776	$287,043
						5/18/2021			10,3326	$386,313
						8/10/2021			36,4256	$1,361,931
David Pann						9/7/2021			23,68012	$4,885,395

1.
This amount represents outstanding and unvested awards of PSUs (at target) granted to the CEO in fiscal 2020 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. The awards are scheduled to vest, if at all, based (i) 70% on the compound annual growth rate of the Company’s revenue over the three-year performance period ending March 31, 2022 and (ii) 30% based on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 31, 2022 against the Russell 2000, measured by percentile ranking. Based on actual performance none of these PSUs vested.

2.
These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2019 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. Each recipient may become vested in a number of shares based on combined trailing twelve-month (“TTM”) revenue growth and EBITDA margin over a three-year performance period commencing with the fiscal quarter ending June 30, 2019. At the end of each fiscal quarter during the performance period, TTM revenue growth is added to TTM EBITDA margin to determine attainment. To the extent that shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period.

3.
These amounts represent one-half of the earned amount of the NEO’s PSUs granted in fiscal 2019 (described in footnote 2 above) and earned in fiscal 2022. Of the amounts, a portion will vest on August 10, 2022, and the remainder will vest on November 22, 2022.

4.
These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2020 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. Each recipient may become vested in a number of shares based on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 31, 2022 against the Russell 2000, measured by percentile ranking. Based on actual performance none of these PSUs vested.

Compensation Table
5.
This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock on March 31, 2022 (the last business day of the fiscal 2022), which was $37.39.

6.
Represents awards of RSUs that initially vested (or will vest) 25% on the first anniversary of their respective grant dates, with the remainder vesting in equal amounts quarterly until fully vested. Such awards will fully vest on the fourth anniversary of their grant date.

7.
Represents awards of RSUs granted on October 19, 2018 that vest over four years, with 50% vesting on the second anniversary, and 25% per year thereafter until fully vested. The awards will be fully vested on October 19, 2022.

8.
Represents one-third of each NEO’s PSUs granted and earned in fiscal 2020. The remaining third of the earned awards will vest on May 19, 2022, subject to continued employment.

9.
These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2021 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. The awards are scheduled to vest, if at all, based (i) 70% on combined trailing twelve-month (“TTM”) revenue growth and EBITDA margin over a three-year performance period commencing with the fiscal quarter ending June 30, 2021 (the “Rule of 40 shares”) and (ii) 30% on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 31, 2023 against the Russell 2000, measured by percentile ranking. To the extent that Rule of 40 shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period.

10.
These amounts represent outstanding and unvested awards of PSUs (at target) granted in fiscal 2022 subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of target. The awards are scheduled to vest, if at all, based (i) 70% on combined trailing twelve-month (“TTM”) revenue growth and EBITDA margin over a three-year performance period commencing with the fiscal quarter ending June 30, 2022 (the “Rule of 40 shares”) and (ii) 30% on the Company’s achievement of metrics related to relative TSR over a three-year period ending March 31, 2024 against the Russell 2000, measured by percentile ranking. To the extent that Rule of 40 shares are earned in a given quarter, 50% vest immediately and 50% vest on the one-year anniversary of attainment, except for the final tranche that will vest fully at the end of the measurement period.

11.
These amounts represent one-half of the earned amount of the NEO’s PSUs granted in fiscal 2021 (described in footnote 9 above) and earned in fiscal 2022. Of the amounts, a portion will vest on August 10, 2022 and November 9, 2022.

12.
Represents one-fourth of an award of RSUs granted to Mr. Pann on September 7, 2021 that will vest on September 7, 2022 (subject to continued performance under the terms of Mr. Pann’s separation).

Option Exercises and Stock Vested During Fiscal 2022
The following table shows the value realized by our Named Executive Officers on option exercises and stock awards vesting during fiscal 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)1
Scott E. Howe	—	—	62,508	$2,942,272
Warren C. Jenson	—	—	75,256	$3,634,495
Mohsin Hussain	—	—	17,031	$840,618
Jerry C. Jones	—	—	40,793	$1,993,916
Diego Panama	—	—	2,598	$120,232
David Pann	—	—	—	—

1.
The stock awards values were determined by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock on the vesting date.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   65

Nonqualified Deferred Compensation During Fiscal 2022
The Company maintains the LiveRamp Holdings Non-Qualified Deferral Plan, or SERP, that includes participation by our NEOs.
Name	Executive Contributions in Fiscal 20221	Registrant Contributions in Fiscal 20222	Aggregate Earnings in Fiscal 20223	Aggregate Withdrawals/ Distributions	Aggregate Balance at 3/31/20224
Scott E. Howe	—	—	—	—	—
Warren C. Jenson	—	—	—	—	$109,319
Mohsin Hussain	$99,786	—	—	—	$114,124
Jerry C. Jones	$23,725	—	—	—	$714,177
Diego Panama	$90,710	—	—	—	$379,193
David Pann	—	—	—	—	—

1.
These amounts are included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

2.
The plan does not provide for registrant contributions for fiscal 2022.

3.
None of the earnings are above-market earnings and are therefore not reflected in the Summary Compensation Table.

4.
All amounts contributed by an NEO and LiveRamp in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent the NEO was an NEO for purposes of the SEC’s executive compensation disclosure.

Nonqualified Deferral Plan or SERP
The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company’s 401(k) plan. For calendar year 2021, the plan was revised and no longer includes a matching company contribution. Participants may defer up to 90% of their pre-tax income. The investment choices for participant contributions under the SERP are similar to those provided under the 401(k) plan. A participant’s contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any shares in the investments.
Prior to deferring compensation, participants must elect the time and manner of their account payouts. Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity. Under limited circumstances, participants may change the time and manner of their account payouts or receive distributions because of a financial hardship or other conditions.

Potential Payments Upon Termination or Change in Control
The tables and narrative below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of the executive’s employment under the various circumstances described. The amounts shown assume that the termination was effective as of March 31, 2022. With the exception of Mr. Pann, these are only estimates of the amounts which would be paid to the Named Executive Officers upon their termination. Further, because Mr. Panama resigned from the Company effective June 1, 2022, he is currently no longer entitled to such amounts. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company. Payments or benefits generally available to all employees on similar terms are not described.
Potential Payments Upon Termination
Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she may be entitled to receive amounts earned during his/her term of employment. These amounts include:
•
base salary earned through the date of termination; and

•
amounts accrued and vested through the Company’s 401(k) plan or SERP.

Potential Payments Upon Termination or Change in Control
Employment Agreements. Mr. Howe entered into a new employment agreement with the Company effective February 14, 2018 (the “Howe Agreement”). Mr. Jenson entered into a new employment agreement with the Company effective February 14, 2018 (the “Jenson Agreement” and, together with the Howe Agreement, the “Employment Agreements”). Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are entitled to termination payments if either of them is terminated by us without cause or if either of them resigns for good reason. For this purpose “cause” is generally defined to include a willful failure to substantially perform duties following a cure period, intentional misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or a material breach of the agreement or other policy that remains following a cure period, and “good reason” is generally defined to include a material reduction or change in title, position or responsibilities, a reduction in salary, breach of the agreement by the Company that remains following a cure period, and, in the Jenson Agreement, a material change in his reporting relationship or a requirement for relocation more than 30 miles away. Additionally, the Employment Agreements provide for certain payments in the case of non-renewal, change in control with termination of employment and death and disability.
Severance Policy. The LiveRamp Holdings, Inc. Executive Severance Policy (the “Severance Policy”), initially adopted on November 9, 2010 and amended thereafter from time to time, provides certain benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, except for those officers with employment agreements in effect, in the event of a without cause termination or following a change in control, a without cause termination or resignation for good reason. For this purpose, “cause” is generally defined to include a willful failure to substantially perform duties following a cure period, willful misconduct, gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime, or a material breach of the Severance Policy or other policy that remains after a cure period. As of March 31, 2022, and Mr. Jones, Mr. Hussain and Mr. Panama were covered by the terms of the Severance Policy.
Change in Control. The Employment Agreements, Severance Policy and 2005 Plan provide for certain payments and/or benefits upon the occurrence of a change in control of the Company. The 2005 Plan generally defines a change in control as a transaction involving (i) the consummation of a reorganization, merger, consolidation or similar transaction involving the Company (other than such a transaction in which our shareholders immediately prior to the transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation), (ii) a sale of all or substantially all of the Company’s assets, (iii) the liquidation or dissolution of the Company, or (iv) the acquisition of a significant percentage (no less than beneficial ownership of 20%) of the voting power of the Company. The Severance Policy and Employment Agreements generally provide that a change in control includes (i) an acquisition of any Company securities entitled to vote generally in the election of directors by a person immediately after which such person has beneficial ownership of 30% or more of the combined voting power of the Company’s then-outstanding voting securities (excluding certain acquisitions that would not trigger a change in control), (ii) individuals who constitute the Board of the Company cease for any reason to constitute at least a majority of our Board (with certain exceptions), or (iii) consummation of reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation, unless immediately following the applicable transaction, (A) the pre-transaction shareholders beneficially own at least 50% of the post-transaction combined voting power in substantially the same proportions as before the transaction, (B) members of the pre-transaction Board comprise at least a majority of the post-transaction Board, and (C) no person (with certain exceptions) has beneficial ownership of 30% or more of the combined voting power of the surviving corporation’s then-outstanding voting securities.
In 2018, the Committee clarified its interpretation of change in control as follows: (i) a Potential Sale would constitute a change in control for purposes of the 2005 Plan and awards thereunder; (ii) for employees who, following a Potential Sale remain employed by us, a Potential Sale would not constitute a change in control for purposes of the Employment Agreements or the Severance Policy, except in the event that (x) we materially reduce an executive’s, including a NEO’s, total compensation or (y) an executive, including a NEO, is required to relocate, in either case, within 24 months of completing a Potential Sale, such executive will be entitled to claim a post-change in control good reason termination of employment under the applicable arrangement; and (iii) for employees who, following a Potential Sale, “go with” the division sold in a Potential Sale, a Potential Sale would be deemed to constitute a change in control for purposes of the Severance Policy, entitling such individuals to the enhanced severance payments and benefits in accordance with the terms of those arrangements.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   67

In 2018, the Company amended the 2005 Plan to remove the Compensation Committee and Board of Director’s discretion in determining whether a change in control has occurred and provided for revised treatment of outstanding equity awards under the 2005 Plan upon a change in control. In addition, the treatment of PSUs were defined as follows:
•
the applicable performance period for such PSU awards was truncated,

•
the number of PSUs that became eligible to vest was determined by the degree of achievement of the applicable performance objectives as of the change in control date, and

•
the number of PSUs that were determined to be eligible to vest will be treated as unvested RSUs, and if assumed or substituted for by the acquiring or surviving entity (or an affiliate of such entity), will convert into RSUs of equal value to be settled in cash or shares by the acquiring or surviving entity (as determined pursuant to the definitive agreement relating to the change in control). If the executive officer remains employed with the acquiring or surviving entity through the end of the original performance period, the RSUs (i.e., the converted PSU awards) will become fully vested. Further, if within 24 months following a change in control, the executive officer’s employment is terminated without cause, he or she resigns for good reason, or if he or she dies or becomes disabled, the RSUs (i.e., the converted PSU awards), to the extent unvested, will become fully vested. If the RSU awards (i.e., the converted PSU awards) are not appropriately assumed or substituted by the acquiring or surviving entity (or an affiliate of such entity), then such converted RSU awards will fully vest in accordance with the terms of the 2005 Plan.

Terminations Without Cause, Resignation for Good Reason or Non-Renewal of Employment Agreements
Employment Agreements. In the event of a qualifying termination (other than non-renewal of employment agreement for Mr. Jenson), subject to the Company receiving a general release of claims from him, each of Mr. Howe and Mr. Jenson will be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) a prorated bonus for the fiscal year in which termination occurs, (iv) an amount equal to 200% of base salary, (v) an amount equal to 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs, (vi) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the termination according to the terms of the plan, policy or program, and (vii) vesting of a prorated portion of PSUs that are earned but unvested or for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed. If the qualifying termination is a non-renewal of his employment agreement, the percentage for Mr. Jenson in (iv) and (v) above will be 100% and all other provisions above will remain the same.
Severance Policy. Under the Severance Policy, if an eligible participant is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes one-year non-competition and non-solicitation restrictions, he will receive an amount equal to 100% of base salary, 100% of his or her average annual bonus based on their bonus payment for the preceding two years prior to termination (using target bonus for the portion of time he has been employed if less than two years), a prorated bonus based on the actual fiscal year results, a prorated portion of any PSUs (i) that are earned but unvested or (ii) for which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. The base salary and average annual bonus will be paid on regular paydays during the 12 months following the Delay Period. The prorated bonus will be paid within 90 days after the end of the fiscal year in which the termination occurs or following the Delay Period, whichever is later. Vesting of PSUs will occur within 30 days of the expiration of the Delay Period for PSUs earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for PSUs related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on actual Company performance.
Retirement or Voluntary Termination
In the event of retirement or voluntary termination, the executive officers will receive earned but unpaid base compensation through his retirement or termination date and any amounts accrued and vested to which he or she is otherwise entitled under a plan, program or policy of the Company.

Potential Payments Upon Termination or Change in Control
Death or Disability
In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through the Company retirement plans, each of the named executive officers will receive benefits under the Company’s life insurance plan or disability plan, as applicable. Also, upon death or six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest. In addition, all PSUs related to a completed performance period will vest based on actual Company attainment of the specified performance targets and a prorated portion of PSUs related to an uncompleted performance period will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at the end of the performance period.
Employment Agreements. The Employment Agreements provide that in the event of termination as a result of death or disability, each of Mr. Howe and Mr. Jenson or their respective estates would be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus for the fiscal year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination. The amounts in (i)-(iii) would be paid at the time it would otherwise have been paid had he remained employed. The amount in (iv) would be paid within 60 days of the date of termination.
Potential Payments Upon Change in Control
Employment Agreements. Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are eligible to receive change in control payments if they are terminated from employment by the Company without cause within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control. The amount payable in the event of a qualifying termination, subject to the Company receiving a general release of claims, is (i) all earned base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 300% of the current base salary under the Howe Agreement and 200% of the current base salary under the Jenson Agreement, (iv) an amount equal to 300% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Howe Agreement, and an amount equal to 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Jenson Agreement, (v) prorated bonus for the fiscal year in which the termination occurs based on actual fiscal year results and (vi) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company. In addition, all equity awards (other than PSUs) which are outstanding but unvested would vest. Payments under clauses (i)-(iv) would be made in a lump sum immediately following the Delay Period.
For PSU awards, unless provided otherwise in the applicable grant documents, upon the consummation of a change in control, the applicable performance period will be truncated, and a number of PSUs will become eligible to vest based on the degree of achievement of the applicable performance objectives as of the date of the change in control. The number of PSUs that were determined to be eligible to vest will be treated as unvested RSUs, and if assumed or substituted for by the acquiring or surviving entity in accordance with the terms of the definitive agreements relating to the change in control will convert into RSUs (or other compensatory arrangements) of equal value to be settled in cash or shares by the acquiring or surviving entity (or an affiliate of such entity), as applicable. In the event Mr. Howe or Mr. Jenson, as applicable, remains employed with the acquiring or surviving entity (or an affiliate of such entity), through the end of the original performance period, the RSUs (i.e., the converted PSUs) will become fully vested and will be settled within 30 days of the performance period end date. If the RSU awards (i.e., the converted PSU awards) are not appropriately assumed or substituted by the acquiring or surviving entity (or an affiliate thereof), then such RSU awards will fully vest in accordance with the terms of the 2005 Plan.
In the event that Mr. Howe or Mr. Jenson is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe or Mr. Jenson would receive, in addition to any amounts they received for a without-cause or good-reason termination: (i) an amount equal to the value of all unvested equity that was forfeited upon termination, except PSUs, that would have vested on or prior to a termination
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   69

without cause or for good reason following a change in control had he remained employed until the change in control using the value of the Company’s common stock implied by the change in control price of the stock, and (ii) an amount equal to the difference between what was actually paid with respect to PSUs and that which would have been paid had he remained employed through the date of the change in control. Additionally, Mr. Howe shall be entitled to a payment equal to 100% of his then current base salary and 100% of his average annual bonus for the two-years preceding the fiscal year in which the termination occurred. These payments shall be made on the later of the expiration of the Delay Period applicable to the actual termination or contemporaneously with the change in control (or within 10 days thereafter).
Severance Policy. Under the Severance Policy, benefits are due if an eligible participant is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control. Upon execution of a general release of claims against the Company which include one-year non-competition and non-solicitation restrictions, benefits paid would include: (i) 150% of the base salary, (ii) 150% of the average annual bonus for the two years preceding the fiscal year in which the termination occurs, (iii) a prorated bonus based on the actual fiscal year results for the fiscal year in which the termination occurs, and (iv) vesting of all equity award except for PSUs. Benefits under clauses (i) and (ii) and would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period; benefits under clause (iii) would be paid within 90 days after the end of the fiscal year in which the termination occurs, and benefits under clause (iv) would be processed within 30 days of the expiration of the Delay Period.
Regardless of whether an eligible participant is terminated, at the time of a change in control, the applicable performance period for PSUs will be truncated and that number of PSUs as determined by the degree of achievement of the performance objectives as of that time will be treated as unvested RSUs and if assumed or substituted by the acquiring or surviving entity will convert into RSUs of equal value to be settled in cash or shares by the acquiring or surviving entity. If the executive officer remains employed with the acquiring or surviving entity through the end of the applicable performance period, the PSU awards will become fully vested. Further, if within 24 months following a change in control, the executive officer’s employment is terminated without cause, he or she resigns for good reason, or he or she dies or becomes disabled, the PSU awards, to the extent unvested, will become fully vested.
The actual amount of compensation and benefits paid to Mr. Pann as a result of the termination of his employment is described in the Compensation Discussion and Analysis under the heading “Individual Compensation Elements  —  Compensation Arrangements for Mr. Pann” and, to the extent paid in fiscal 2022, reported in the Summary Compensation Table. The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective March 31, 2022 for all NEOs (except Mr. Pann).

Potential Payments Upon Termination or Change in Control
Name	Type	Voluntary Termination or Retirement	Termination without Cause, other than a Change in Control	Resignation for Good Reason, other than a Change in Control	Termination for Cause	Non- Renewal by the Company	Change in Control with no Termination3	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Scott E. Howe	Severance	—	$3,525,000	$3,525,000	—	$3,525,000	—	$5,287,500	—
	Cash Incentive Plan	—	$1,139,000	$1,139,000	—	$1,139,000	—	$1,139,000	$1,139,000
	Restricted Stock Units1	—	—	—	—	—	—	$4,433,968	$4,433,968
	Performance Stock Units2	—	$5,611,379	$5,611,379	—	$5,611,379	—	$9,126,862	$5,611,379
	Total	—	$10,275,379	$10,275,379	—	$10,275,379	—	$19,987,330	$11,184,347
Warren Jenson	Severance	—	$2,730,000	$2,730,000	—	$1,365,000	—	$2,730,000	—
	Cash Incentive Plan	—	$875,000	$875,000	—	$875,000	—	$875,000	$875,000
	Restricted Stock Units1	—	—	—	—	—	—	$3,353,135	$3,353,135
	Performance Stock Units2	—	$1,089,860	$1,089,860	—	$1,089,860	—	$2,559,346	$1,089,860
	Total	—	$4,694,860	$4,694,860	—	$3,329,860	—	$9,517,481	$5,317,995
Mohsin Hussain	Severance	—	$293,750	—	—	—	—	$293,750	—
	Cash Incentive Plan	—	$400,000	—	—	—	—	$400,000	—
	Restricted Stock Units1	—	—	—	—	—	—	$3,285,833	$3,285,833
	Performance Stock Units2	—	$551,216	—	—	—	—	$705,736	$551,216
	Total	—	$1,244,966	—	—	—	—	$4,685,319	$3,837,049
Jerry C. Jones	Severance	—	$840,000	—	—	—	—	$1,260,000	—
	Cash Incentive Plan	—	$433,875	—	—	—	—	$433,875	—
	Restricted Stock Units1	—	—	—	—	—	—	$1,615,023	$1,615,023
	Performance Stock Units2	—	$432,909	—	—	—	—	$1,018,691	$432,909
	Total	—	$1,706,784	—	—	—	—	$4,327,589	$2,047,932
Diego Panama	Severance	—	$901,642	—	—	—	—	$901,642	—
	Cash Incentive Plan	—	$245,518	—	—	—	—	$245,518	—
	Restricted Stock Units1	—	—	—	—	—	—	$2,119,115	$2,119,115
	Performance Stock Units2	—	—	—	—	—	—	—	—
	Total	—	$1,147,160	—	—	—	—	$3,266,275	$2,119,115

1.
For this calculation, the RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2022 ($37.39).

2.
For this calculation, the PSUs’ value was determined by multiplying the closing price of our common stock on March 31, 2022 ($37.39) by the target number of PSUs eligible for acceleration that the respective executive officer held as of March 31, 2022. Note, however, that this amount may differ based on actual performance.

3.
In general, the Company’s equity plans permit, but do not require, accelerated vesting of equity awards in the event of a change in control, as determined in the discretion of the Board, provided that the equity plans do require accelerated vesting of equity awards that are not assumed or substituted by the successor corporation in the event of a change of control. The table assumes that no such acceleration will occur.

LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   71

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of our CEO:
For fiscal 2022:
•
the median of the annual total compensation of all employees of our company (other than our CEO) was $134,969;

•
the annual total compensation of our CEO was $8,457,367; and

•
the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 63 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology.
1.
In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on March 31, 2022, whether employed on a full-time, part-time, seasonal or temporary basis (which consisted of 1,410 individuals on that date). We did not include any contractors or other non-employee workers in our employee population.

2.
As permitted by SEC rules, to identify our median employee, we selected “base pay,” which we calculated as annual base pay using a reasonable estimate of the hours worked during fiscal 2022 for hourly employees and using annual salary levels for our remaining employees for the 12-month period from April 1, 2021 through March 31, 2022.

3.
For this analysis, we annualized base pay for any employees who commenced work during fiscal 2022 and converted our international employees’ base pay to U.S. dollars using a standard conversion rate.

4.
Using this approach, we identified the individual at the median of our employee population, who was based in the United States. We then calculated the annual total compensation for this individual using the same methodology we used to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth herein, which was $8,457,367.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Non-Employee Director Compensation

The Governance/Nominating Committee of the Board reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year. In the past fiscal year, the base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, was $220,000, of which $160,000 was payable in Company common stock and $60,000 was payable in stock or cash at the election of each director. The base annual retainer for the Non-Executive Chairman of the Board during the past fiscal year was $290,000, of which $200,000 was payable in Company common stock and $90,000 was payable in stock or cash at the Chairman’s election. An additional $10,000 per committee was payable to each non-employee director for his or her service on the Audit/Finance, Compensation and Governance/Nominating Committees, payable in stock or cash at the election of each director. No additional compensation was paid for service on the Executive Committee. The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees were paid an additional $20,000, $20,000, and $10,000, respectively, as compensation for their additional responsibilities as chairs, payable in stock or cash at each chair’s election.
Director fees are paid in arrears on a quarterly basis. The Company reimburses its outside directors for travel and other expenses directly incurred by them in connection with their service to the Company. The Company maintains a deferred compensation plan under which the directors may elect to defer receipt of their equity (but not cash) fees.
The following table shows the compensation awarded in fiscal year 2022 to the Company’s non-employee directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John L. Battelle	60,000	170,000	230,000
Timothy R. Cadogan	60,000	195,000	255,000
Vivian Chow	90,000	160,000	250,000
Richard P. Fox	75,000	160,000	235,000
William J. Henderson1	0	125,000	125,000
Clark M. Kokich	100,000	200,000	300,000
Kamakshi Sivaramakrishnan	0	235,000	235,000
Omar Tawakol2	50,000	133,333	183,333
Debora B. Tomlin	80,000	160,000	240,000

1.
Mr. Henderson’s term ended on the date of the 2021 annual meeting of shareholders. The amounts above represent his fees for his service during the first half of fiscal 2022.

2.
Mr. Tawakol has deferred receipt of his calendar year 2022 stock awards pursuant to the LiveRamp Holdings, Inc. Directors’ Deferred Compensation Plan.

Board of Directors’ Stock Ownership Guidelines
The following guidelines have been adopted by the Board with respect to stock ownership:
To further align the interests of non-employee directors with the interests of the Company’s shareholders, each non-employee director is expected to acquire and retain shares of the Company’s common stock having a value equal to at least three times the total value of the non-employee director’s annual stock and cash retainer. Non-employee directors shall have five years from the date of election or appointment to attain such ownership levels. The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.
For purposes of these guidelines, a non-employee director’s stock ownership shall include all shares of the Company’s common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan. The value of stock to be acquired by the Non-Executive Chairman of the Board need not be more than that of the other directors. The value of a share shall be
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   73

measured as the greater of the then current market price or the closing price of a share of the Company’s common stock on the director’s acquisition date. In the event the non-employee directors’ annual retainer increases, they have one year from the date of the increase to acquire any additional shares needed to meet these guidelines. All current directors own stock in the Company, and each director who has served on the Board for five or more years has met or exceeded the ownership requirements.
Related-Party Transactions

The Audit/Finance Committee of the Board has the responsibility of reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. As provided in that committee’s charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company’s past fiscal year, there were no reportable related-party transactions, and none are currently anticipated.
Shareholder Proposals

It is currently anticipated that the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) will be held on August 8, 2023. Shareholders who intend to present proposals at the 2023 Annual Meeting and who wish to have those proposals included in LiveRamp’s proxy statement for the 2023 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 301 Main Street, 2nd Floor, Little Rock AR 72201 on or before February 24, 2023. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2023 Annual Meeting.
Under LiveRamp’s bylaws, shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2023 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in LiveRamp’s bylaws) is received by the Company’s Corporate Secretary at the address specified above no earlier than May 11, 2023 and no later than June 10, 2023, to be considered timely. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2023 Annual Meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 10, 2023.

Expenses of Solicitation

LiveRamp will bear the expense of preparing and mailing the Proxy Statement and related materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our shareholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee, plus customary disbursements, which are not expected to exceed $30,000.
Householding of Proxy Materials

If you and other LiveRamp shareholders share a mailing address, you may have received a single copy of LiveRamp’s notice of Internet availability of proxy materials and, if applicable, this Proxy Statement and the annual report. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless the Company has received contrary instructions from you or the other shareholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it. Each shareholder will continue to receive a separate proxy card or voting instruction form. If you would like to receive an extra copy of the annual report or this Proxy Statement, we will send a copy to you by mail upon request to the Corporate Secretary, 301 Main Street, 2nd Floor, Little Rock, AR 72201. Each document is also available in digital form for download or review in the “Investors  —  Financial Information  —  Annual Reports & Proxies” section of our website at www.LiveRamp.com or at www.proxyvote.com.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   75

Other Matters

The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Shareholders above. If other matters are properly brought before the meeting, the persons acting as proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. The materials referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Audit/Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
By Order of the Board of Directors
Catherine L. Hughes
Corporate Governance Officer & Secretary
June 24, 2022

Appendix A

AMENDED AND RESTATED
2005 EQUITY COMPENSATION PLAN
OF
LIVERAMP HOLDINGS, INC.
1. Establishment and Purpose.
This Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc. (the “Plan”) was originally established under the name of the 2000 Associate Stock Option Plan of Acxiom Corporation, the predecessor of LiveRamp Holdings, Inc. (“Company”). The Plan has been amended from time to time and hereby is amended and restated as set forth herein, effective May 17, 2022, for awards issued on or after that date. The purpose of the Plan is to further the growth and development of the Company and any of its present or future Subsidiaries and Affiliated Companies (as defined below) by allowing certain Associates (as defined below) to acquire or increase equity ownership in the Company, thereby offering such Associates a proprietary interest in the Company’s business and a more direct stake in its continuing welfare, and aligning their interests with those of the Company’s stockholders. The Plan is also intended to assist the Company in attracting and retaining talented Associates, who are vital to the continued development and success of the Company.
2. Definitions.
The following capitalized terms, when used in the Plan, have the following meanings:
(a) “Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(b) “Affiliated Company” means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company or any of its Subsidiaries has an ownership interest.
(c) “Associate” means any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the Company, its Subsidiaries or its Affiliated Companies.
(d) “Award” means the grant, pursuant to the Plan, of any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Awards, Performance Share, Performance Unit, Qualified Performance-Based Award, or Other Stock Unit Award. The terms and conditions applicable to an Award shall be set forth in applicable Grant Documents.
(e) “Award Agreement” means any written or electronic agreement, contract, or other document or instrument evidencing any Award granted by the Committee or the Board hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(f) “Board” means the Board of Directors of the Company.
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.
(h) “Common Stock” means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 16 of the Plan.
(i) “Committee” means the Compensation Committee of the Board (as well as any successor to the Compensation Committee and any Company officers to whom authority has been lawfully delegated by the Compensation Committee). All of the members of the Committee, which may not be less than two, are intended at all times to qualify as “outside directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” within the meaning of Rule 16b-3, and each of whom is “independent” as set forth in the applicable rules and
LiveRamp Holdings, Inc. Notice of 2022 Annual Meeting and Proxy Statement   77

regulations of the Securities and Exchange Commission and/or Nasdaq or any stock exchange upon which the Shares may be listed in the future; provided, however, that the failure of a member of such Committee to so qualify shall not be deemed to invalidate any Award granted by such Committee.
(j) “Covered Associate” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(k) “Date of Grant” means the date specified by the Committee or the Board, as applicable, on which a grant of an Award will become effective.
(l) “Exercise Period” means the period during which an Option shall vest and become exercisable by a Participant (or his or her representatives or transferees) as specified in Section 6(c) below.
(m) “Exercise Price” means the purchase price per share payable upon exercise of an Option.
(n) “Fair Market Value” means, as of any applicable determination date or for any applicable determination period, the closing price of the Company’s Common Stock as reported by Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading).
(o) “Grant Documents” means any written or electronic Award Agreement, memorandum, notice, and/or other document or instrument evidencing the terms and conditions of the grant of an Award by the Committee or the Board under the Plan, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(p) “Incentive Stock Option” means an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(q) “Legal Requirements” means any laws, or any rules or regulations issued or promulgated by the Internal Revenue Service (including Section 422 of the Code), the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan.
(r) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(s) “Option” means an option granted to a Participant pursuant to the Plan to acquire a certain number of Shares at such price(s) and during such period(s) and under such other terms and conditions as the Committee or Board shall determine from time to time.
(t) “Other Stock Unit Award” means any right granted to a Participant by the Committee or Board pursuant to Section 10 hereof.
(u) “Participant” means an Associate who is selected by the Committee or the Board to receive an Award under the Plan.
(v) “Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.
(w) “Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant, using one or more of the Performance Measures selected by the Committee in its discretion. Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring, or infrequent items; “non-GAAP financial measures” that have been included in the Company’s quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and other items as the Committee determines to be required so that the operating results of the Company (or a division, organization or other business unit thereof), a Subsidiary or an Affiliated Company shall be computed on a

Appendix A
comparative basis from Performance Period to Performance Period. Determinations made by the Committee shall be based on relevant objective information and/or financial data, and shall be final and conclusive with respect to all affected parties.
(x) “Performance Measures” means one or more of the following criteria, on which Performance Goals may be based: (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including operating, free or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, (f) Share price, or Share price appreciation; (g) earnings growth or growth in earnings per Share; (h) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (i) adjusted pre-tax margin; (j) pre-tax profits; (k) operating margins; (l) operating profits; (m) operating expenses; (n) dividends; (o) net income or net operating income; (p) growth in operating earnings or growth in earnings per Share; (q) value of assets; (r) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (s) aggregate product price and other product measures; (t) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (u) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (w) operating cost management; (x) cost of capital; (y) debt reduction; (z) productivity improvements; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; or (cc) Associate diversity goals.
Performance Measures may be applied on a pre-tax or post-tax basis, and may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant. The Committee may, at time of grant, in the case of an Award intended to be a Qualified Performance-Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual nonrecurring gain or loss.
(y) “Performance Period” means that period established by the Committee or the Board at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee or the Board with respect to such Award are to be measured.
(z) “Performance Share” means any grant pursuant to Section 9 hereof of a right to receive the value of a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.
(aa) “Performance Unit” means any grant pursuant to Section 9 hereof of a right to receive the value of property other than a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.
(bb) “Qualified Performance-Based Award” means an Award to a Covered Associate who is a salaried employee of the Company or to an Associate that the Committee determines may be a Covered Associate at the time the Company would be entitled to a deduction for such Award, which Award is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m).
(cc) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee or the Board, in their sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends on unvested shares), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee or the Board may deem appropriate.
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(dd) “Restricted Stock Award” means an award of Restricted Stock or Restricted Stock Units under Section 8 hereof.
(ee) “Restricted Stock Unit” means a right awarded to a Participant that, subject to Section 8(c), may result in the Participant’s ownership of Shares upon, but not before, the lapse of restrictions related thereto.
(ff) “Restriction Period” means the period of time specified by the Committee or Board pursuant to Sections 8 and 10 below.
(gg) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act, as such Rule may be in effect from time to time.
(hh) “Shares” means the shares of Common Stock of the Company, $.10 par value, as may be adjusted in accordance with Section 16 of the Plan.
(ii) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 of the Plan, to surrender to the Company all (or a portion) of such right and, if applicable, a related Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 7.
(jj) “Strike Price” shall have the meaning set forth for such term in Section 7(b) of the Plan.
(kk) “Subsidiary” means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock, membership or other interests issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.
(ll) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.
(mm) “UK Addendum” means the addendum set forth on Schedule A.
3. Administration.
The Plan shall be administered by the Committee and the Board. Except as otherwise provided herein, each of the Committee or the Board has the full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:
(a) select the Associates eligible to become Participants under the Plan;
(b) determine whether and to what extent Awards are to be granted;
(c) determine the number of Shares to be covered by each grant;
(d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder (including, but not limited to, the term of the Award, the Exercise Price or Strike Price and any restriction, limitation, procedure, or deferral related thereto, provisions relating to the effect upon the Award of a Participant’s cessation of employment, acceleration of vesting, forfeiture provisions regarding an Award and/or the profits received by any Participant from receiving an Award of exercising an Option or Stock Appreciation Right, and any other terms and conditions regarding any Award, based in each case upon such guidelines and factors as the Committee or Board shall determine from time to time in their sole discretion);
(e) determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan; and
(f) delegate to one or more officers of the Company the right to grant Awards under the Plan, provided that such delegation is made in accordance with the provisions of applicable state and federal laws.
Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the

Appendix A
Plan and any Award granted under thereunder (and any Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.
Each of the Committee and the Board shall also have the authority to provide, in their discretion, for the rescission, forfeiture, cancellation or other restriction of any Award granted under the Plan, or for the forfeiture, rescission or repayment to the Company by a Participant or former Participant of any profits or gains related to any Award granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company; provided, however, that this provision shall have no application after a Change in Control Event (as defined below in Section 11) has occurred.
All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee’s or Board’s sole discretion and shall be final and binding on all persons including the Company and any Participant. No member of the Committee or Board will be liable for any such action taken or omitted to be taken or determination made in good faith.
Notwithstanding any provision of the Plan to the contrary, the Committee shall have the exclusive authority and discretion to award, administer or otherwise take any action required or permitted to be taken with respect to Qualified Performance-Based Awards or under any provisions of the Plan with respect to Awards that are intended to comply with the requirements of Section 162(m) of the Code.
4. Shares Subject to the Plan.
(a) The total number of Shares (“Total Shares”) which may be issued pursuant to the Plan shall not exceed 37,875,000 Shares; provided, that the Total Shares shall be increased to 42,375,000 Shares, subject to the approval of the Company’s stockholders within one year of May 17, 2022. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or the Board. Notwithstanding anything to the contrary in this Section 4, in no event will more than the Total Shares be cumulatively available for Awards of Incentive Stock Options under the Plan.
(b) If any Award made under the Plan is forfeited, any Option (and the related Stock Appreciation Right, if any), or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. If a Stock Appreciation Right is exercised, the total number of Shares against which the Stock Appreciation Right was measured, not merely the number of Shares issued, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares exercised, not merely the number of Shares delivered or attested to, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares that are not delivered shall be deemed delivered and shall not thereafter be available for delivery in connection with Awards.
(c) Shares available for issuance or reissuance under the Plan will be subject to adjustment as provided in Section 16 below.
5. Eligible Participants.
All Associates shall be eligible to receive Awards and thereby become Participants in the Plan, regardless of such Associate’s prior participation in the Plan or any other benefit plan of the Company, provided that (1) only Associates who are employees of the Company or a Subsidiary may receive Incentive Stock Options; and (2) for any Performance Period for which Awards are intended to be Qualified Performance-Based Awards to eligible classes of Associates as set forth in Section 14, the Committee shall designate the Associates eligible to be granted Awards no later than the 90th day after the start of the fiscal year (or in the case of a Performance Period based upon a time period other than a fiscal year, no later than the date on which 25% of the Performance Period has elapsed). No executive officer named in the Summary Compensation Table of the Company’s then current Proxy Statement shall be eligible to receive in excess of 400,000 Options or Stock Appreciation Rights in any one-year period.
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6. Options.
(a) Grant of Options. The Committee, the Board or their authorized designees may from time to time authorize grants of Options to any Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in the Plan. Each grant will specify, among other things, the number of Shares to which it pertains; the Exercise Price; the form of payment to be made by the Participant for the Shares purchased upon exercise of any Option; the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or any other conditions to be satisfied before the Options or installments thereof will vest and become exercisable. Options granted under the Plan may be either Non-Qualified Options or Incentive Stock Options.
Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).
Each Option granted under this Plan will be evidenced by Grant Documents delivered to the Participant containing such further terms and provisions, not inconsistent with the Plan, as the Committee or Board may approve in their discretion.
(b) Exercise Price.
(i) The Exercise Price for each share of Common Stock purchasable under any Option shall be not less than 100% of the Fair Market Value per share on the Date of Grant as the Committee or Board shall specify. All such Exercise Prices shall be subject to adjustment as provided for in Section 16 hereof.
(ii) If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or Affiliated Companies, then the Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Share on the Date of Grant.
(c) Exercise Period. Subject to Section 11 hereof, the period during which an Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the “Exercise Period”) shall be such period of time as may be designated by the Committee or the Board as set forth in the Committee’s or Board’s applicable rules, guidelines and practices governing the Plan and/or in the Grant Documents executed in connection with such Option. If the Committee or Board provides, in their sole discretion, that any Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in their sole discretion.
The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), unless the Incentive Stock Option is granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, in which case the term may not exceed five (5) years from the Date of Grant. The duration of Non-Qualified Stock Options shall be for such period as determined by the Committee or Board in its sole discretion, not to exceed ten years.
(d) Exercise of Option. Subject to Section 11 hereof, an Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the Company specifying the number of shares of Common Stock to be purchased by the Participant. Such notice shall be accompanied by payment of the Exercise Price in accordance with subsection (e) below.
(e) Payment for Shares. Full payment of the Exercise Price for the Shares purchased upon exercise of an Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:
(i) Cash, by check or electronic funds transfer;

Appendix A
(ii) Pursuant to procedures approved by the Company, through the sale (or margin) of Shares acquired upon exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan) proceeds sufficient to pay for the Exercise Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;
(iii) By delivering previously-owned shares of Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Option equal to the Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;
(iv) By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Option equal to the aggregate Exercise Price; or
(v) By any combination of the foregoing.
Provided, however, that the payment methods described in clause (iv) immediately above shall not be available to a Participant without the prior consent of either the Committee or its authorized designee(s), or if at any time the Company is prohibited from purchasing or acquiring Shares under applicable Legal Requirements. The Committee or the Board may permit a Participant to exercise an Option and defer the issuance of any Shares, subject to such rules and procedures as the Committee or Board may establish.
The Company will issue no certificates for Shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a stockholder until certificates for the Shares purchased are issued; provided however, that for purposes of this Section 6, full payment shall be deemed to have been received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (ii) immediately above.
No dividends, dividend equivalents or other similar payments shall be payable in respect of an unvested Option.
(f) Withholding Taxes. The Company may require a Participant exercising a Non-Qualified Stock Option or Stock Appreciation Right granted hereunder to reimburse the Company (or the entity which employs the Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the Shares. Such withholding requirements may be satisfied by any one of the following methods:
(i) A Participant may deliver cash in an amount which would satisfy the withholding requirement;
(ii) A Participant may deliver previously-owned Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement; or
(iii) With the prior consent of either the Committee or the Board, or its authorized designees, a Participant may request that the Company (or the entity which employs the Participant) withhold from the number of Shares otherwise issuable to the Participant upon exercise of an Option such number of Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.
(g) Conditions to Exercise of Options. The Committee or the Board may, in their discretion, require as conditions to the exercise of Options or Stock Appreciation Rights and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the Options or Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Option or Stock Appreciation Right and, at the time of exercising the Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company; and (iii) shall have agreed
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to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.
(h) Use of Proceeds. Proceeds realized from the sale of Common Stock pursuant to Options granted hereunder shall constitute general funds of the Company.
(i) Minimum Vesting Period. The minimum vesting period applicable to any Option shall be one (1) year from the date of grant.
7. Stock Appreciation Rights.
(a) When granted, Stock Appreciation Rights may, but need not be, identified with a specific Option (including any Option granted on or before the Date of Grant of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Grant Documents, the Participant’s associated Stock Appreciation Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Option or the exercise of such Option.
(b) The Strike Price of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with an Option, equal the Exercise Price of such Option, or (ii) for any other Stock Appreciation Right, be not less than 100% of the Fair Market Value of a Share of Common Stock on the Date of Grant as the Committee or Board shall specify. The duration of any Stock Appreciation Right shall be for such period as determined by the Committee or Board in its sole discretion, not to exceed ten years.
(c) Subject to Section 11 hereof, (i) each Stock Appreciation Right which is identified with any Option grant shall vest and become exercisable by a Participant as and to the extent, including the minimum vesting period provided in Section 6(i), that the related Option with respect to which such Stock Appreciation Right is identified may be exercised; and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents executed in connection with such Stock Appreciation Right; provided, however, that the minimum vesting period applicable to any such other Stock Appreciation Right shall be one (1) year from the date of grant.
(d) Subject to Section 11 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with Shares of Common Stock subject to an Option shall result in the cancellation or forfeiture of such Option to the extent of the exercise of such Stock Appreciation Right.
(e) The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the Fair Market Value of a Share of Common Stock on the date of exercise, minus (ii) the Strike Price of such Stock Appreciation Right. Such benefit shall be payable in cash, except that the Committee or Board may provide in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents that benefits may be paid wholly or partly in Shares of Common Stock. No dividends, dividend equivalents or other similar payments shall be payable in respect of an unvested Stock Appreciation Right.
8. Restricted Stock Awards.
(a) Issuance. A Restricted Stock Award shall be subject to restrictions imposed by the Committee or the Board during a period of time specified by the Committee or Board (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

Appendix A
(b) Restricted Stock.
(i) The Company may grant Restricted Stock to those Associates the Committee or the Board may select in their sole discretion. Each Award of Restricted Stock shall have those terms and conditions that are expressly set forth in or are required by the Plan and the Grant Documents as the Committee or the Board may determine in their discretion.
(ii) While any restriction applies to any Participant’s Restricted Stock, (a) the Participant shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to all restrictions then existing as to the Participant’s Restricted Stock; (b) the Participant shall be entitled to vote the Restricted Stock during the Restriction Period; and (c) no dividends, dividend equivalents or other similar payments shall be payable in respect of such Restricted Stock.
(iii) The Restricted Stock will be delivered to the Participant subject to the understanding that while any restriction applies to the Restricted Stock, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by the Company, except as required by any applicable law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.
(iv) Unless other provisions are specified in the Grant Documents or Plan guidelines which may be adopted by the Committee or the Board from time to time, any Restricted Stock held by the Participant at the time the Participant ceases to be an Associate for any reason shall be forfeited by the Participant to the Company and automatically re-conveyed to the Company.
(v) The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Restricted Stock.
(vi) The making of an Award of Restricted Stock and delivery of any Restricted Stock is subject to compliance by the Company with all applicable Legal Requirements. The Company need not issue or transfer Restricted Stock pursuant to the Plan unless the Company’s legal counsel has approved all legal matters in connection with the delivery of the Restricted Stock.
(vii) The Restricted Stock will be book-entry Shares only unless the Committee or the Board decides to issue certificates to evidence any shares of Restricted Stock. The Company may place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records.
(viii) At the time of grant of Restricted Stock (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant of an Award of Restricted Stock to defer receipt of his or her Restricted Stock in accordance with rules and procedures established by the Committee or the Board. Alternatively, the Committee or the Board may, in their discretion and at the times provided above, permit an individual who would have been a Participant with respect to an Award of Restricted Stock, to elect instead to receive an equivalent Award of Restricted Stock Units, and the Committee or the Board may permit the Participant to elect to defer receipt of Shares under the Restricted Stock Units in accordance with Section 8(c)(viii).
(ix) The minimum Restriction Period applicable to any Award of Restricted Stock that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be two (2) years from the date of grant; provided, however, that a Restriction Period of less than two (2) years may be approved under the Plan for such Awards with respect to up to a total of 100,000 Shares.
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(c) Restricted Stock Units.
(i) The Company may grant Restricted Stock Units to those Associates as the Committee or the Board may select in its sole discretion. Restricted Stock Units represent the right to receive Shares in the future, at such times, and subject to such conditions as the Committee or the Board shall determine. The restrictions imposed shall take into account potential tax treatment under Code Section 409A.
(ii) Until the Restricted Stock Unit is released from restrictions and any Shares subject thereto are delivered to the Participant, the Participant shall not have any beneficial ownership in any Shares subject to the Restricted Stock Unit, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Unit or any interest therein. Except as required by any law, no Restricted Stock Unit nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.
(iii) Upon the lapse of the restrictions, the Participant holder of Restricted Stock Units shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Award that are no longer subject to restrictions, (b) cash in an amount equal to the Fair Market Value of the number of Shares subject to the Award that are no longer subject to restrictions, or (c) any combination of Shares and cash, as the Committee or the Board shall determine in their sole discretion, or shall have specified at the time the Award was granted.
(iv) Restricted Stock Units and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of a Participant to such Restricted Stock Units and the Shares thereunder will terminate if the applicable restrictions are not satisfied.
(v) A Participant holder of Restricted Stock Units is not entitled to any rights of a holder of the Shares (e.g., voting rights), prior to the receipt of such Shares pursuant to the Plan. No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Restricted Stock Unit.
(vi) The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to any Restricted Stock Units.
(vii) The granting of Restricted Stock Units and the delivery of any Shares is subject to compliance by the Company with all applicable Legal Requirements
(viii) At the time of grant of Restricted Stock Units (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant to elect to defer receipt of the Shares or cash to be delivered upon lapse of the restrictions applicable to the Restricted Stock Units in accordance with rules and procedures that may be established from time to time by the Committee or the Board. Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.
(ix) The minimum Restriction Period applicable to any Award of Restricted Stock Units shall be one (1) year from the date of grant, provided, however, that a Restriction Period of less than one (1) year may be approved under the Plan for such Awards with respect to up to a total of 100,000 Shares.
9. Performance Awards.
(a) Grant. The Company may grant Performance Awards to Associates on any terms and conditions the Committee or the Board deem desirable. Each Award of Performance Awards shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Grant Documents.
(b) Performance Goals. The Committee or the Board may set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares or Performance Units that will be delivered to a Participant at the end of the Performance Period. The Performance Goals may be set at threshold, target, and maximum performance levels, and the number of Performance Shares

Appendix A
or Performance Units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various Performance Goals during the Performance Period, which may not be less than one year. No payment shall be made with respect to a Performance Award if any specified threshold performance level is not attained.
(c) Beneficial Ownership. A Participant receiving a Performance Award shall not have any beneficial ownership in any Shares subject to such Award until Shares are delivered in satisfaction of the Award, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Performance Award or any interest therein. Except as required by any law, neither the Performance Award nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.
(d) Determination of Achievement of Performance Awards. The Committee or the Board shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.
(e) Payment of Performance Awards. After the applicable Performance Period has ended, a recipient of a Performance Award shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Performance Award. Performance Awards shall be settled as soon as practicable after the Committee or Board determines and certifies the degree of attainment of Performance Goals for the Performance Period. Subject to the terms and conditions of the Grant Documents, payment to a Participant with respect to a Performance Award may be made (a) in Shares, (b) in cash, or (c) any combination of Shares and cash, as the Committee or the Board may determine at any time in their sole discretion.
(f) Limitation on Rights/Withholding. A recipient of a Performance Award is not entitled to any rights of a holder of the Shares (e.g. voting rights), prior to the receipt of such Shares pursuant to the Plan. No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Performance Award. The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Awards.
10. Other Stock Unit Awards.
Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee or the Board may determine. Subject to the provisions of the Plan, the Committee or the Board shall have sole and complete authority to determine the Associates to whom such Awards shall be made, the times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other terms and conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant. For any Award or Shares subject to any Award made under this Section 10, the vesting of which is conditioned only on the passage of time, such Restriction Period shall be a minimum of two (2) years for full vesting. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Other Stock Unit Award.
11. Change in Control.
Notwithstanding any other provision of the Plan to the contrary, upon the occurrence of a transaction involving the consummation of a reorganization, merger, consolidation or similar transaction involving the Company (other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation), a sale of all or substantially all of its assets, the liquidation or dissolution of the Company, the acquisition of a significant percentage, which shall be no less than beneficial ownership (within the meaning of
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Rule 13d-3 under the Act) of 20%, of the voting power of the Company, (each a “Change in Control Event”), which shall not include preliminary transaction activities such as receipt of a letter of interest, receipt of a letter of intent or an agreement in principle, each outstanding Award will be treated as the Committee or Board may determine (subject to the provisions of the following paragraph), without a Participant’s consent, including, without limitation, that (A) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or affiliate thereof), with appropriate adjustments as to the number and kind of shares and prices; (B) upon written or electronic notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control Event; (C) that, to the extent the Committee or Board may determine, in whole or in part prior to or upon consummation of such Change in Control Event, (i) Options and Stock Appreciation Rights may become immediately exercisable; (ii) restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Unit Award may become free of all restrictions and limitations and become fully vested and transferable; (iii) all Performance Awards may be considered to be prorated, and any deferral or other restriction may lapse and such Performance Awards may be immediately settled or distributed (provided, for purposes of clarification, that any Performance Award converted into an Award that provides for service-based vesting will be treated in accordance with clause (ii) of this subsection 11(C)); and (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards granted under the Plan may lapse and such Other Stock Unit Awards or such other Awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested; (D) the termination of an Award in exchange for an amount equal to the excess of the fair market value of the Shares subject to the Award immediately prior to the occurrence of such transaction (which shall be no less than the value being paid for such Shares pursuant to such transaction as determined by the Committee or Board) over the Exercise Price or Strike Price, if applicable, of such Award, with such amount payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in their discretion shall determine, or (E) any combination of the foregoing. In taking any of the actions permitted by this Section 11, the Committee or Board will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Notwithstanding the definition of Change in Control Event above in this Section 11, to the extent required to avoid the adverse tax consequences under Section 409A of the Code, a Change in Control Event shall be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), (i) Options and Stock Appreciation Rights will vest and become immediately exercisable; (ii) restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Unit Award will become free of all restrictions and limitations and become fully vested and transferable; (iii) all Performance Awards will be considered to be prorated, and any deferral or other restriction will lapse and such Performance Awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards granted under the Plan will lapse and such Other Stock Unit Awards or such other Awards will become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control Event, the Committee or Board will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee or Board in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this Section 11, an Award will be considered assumed if, following the Change in Control Event, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control Event, the consideration (whether stock, cash, or other securities or property) received in the Change in Control Event by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control Event is not solely common stock of the successor corporation or its parent entity, the Committee or Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of any other Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control Event.

Appendix A
Notwithstanding anything in this Section 11 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control Event corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
12. Clawback.
All Awards granted pursuant to this Plan are subject to the Company’s “clawback policy” as may be in effect at the time.
13. Transferability of Awards.
(a) Incentive Stock Options granted under the Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.
(b) Other Awards (subject to the limitations in paragraph (c) below) granted under the Plan may be transferred by a Participant to: (i) the Participant’s family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s) in which the Participant’s family members have a greater than 50% beneficial interest; (iii) trusts, including but not limited to charitable remainder trusts, or similar vehicles established for estate planning and/or charitable giving purposes; and (iv) family partnerships and/or family limited liability companies which are controlled by the Participant or the Participant’s family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i), (ii) and (iii) immediately above, for value. The Committee or Board, or their authorized designees may, in their sole discretion, permit transfers of Awards to other persons or entities upon the request of a Participant; provided, however, that such Awards may not be transferred to a third party financial institution for value, including as collateral. Subsequent transfers of previously transferred Awards may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the Board, or their authorized designee(s). Otherwise, such transferred Awards may be transferred only by will or the laws of descent and distribution.
(c) Notwithstanding the foregoing, if at the time any Option is transferred as permitted under this Section 13, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Option, then the transfer of such Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such Stock Appreciation Right shall not be transferable other than as part of the transfer of the Option to which it relates.
(d) Concurrently with any transfer, the transferor shall give written notice to the Plan’s then-current Plan administrator of the name and address of the transferee, the number of Shares being transferred, the Date of Grant of the Awards being transferred, and such other information as may reasonably be required by the administrator. Following a transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of the Plan and applicable Grant Documents shall continue to be applied with respect to the original Participant, and such Awards shall be exercisable by the transferee only to the extent that they could have been exercised by the Participant under the terms of the original Grant Documents. The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Award.
14. Code Section 162(m) Provisions and Award Limitations.
(a) Notwithstanding any other provision of the Plan, (i) to the extent Awards to salaried employees (each an “eligible employee” for purposes of Code Section 162(m) and the Treasury Regulations thereunder with regard to stockholder approval of the material terms of the Performance Goals) are intended to be Qualified Performance-Based Awards; or (ii) if the Committee determines at the time any Award is granted to a salaried employee who is, or who may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Associate, then the Committee may provide that this Section 14 is applicable to such Award.
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(b) If an Award is subject to this Section 14, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement or attainment of one or more objective Performance Goals as determined by the Committee, using one or more Performance Measures also as determined by the Committee. Such Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date on which 25% of the Performance Period has elapsed.
(c) Notwithstanding any provision of this Plan (other than Section 11 or 15), with respect to any Award that is subject to this Section 14, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of the death or disability of the Participant.
(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 14 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Whenever the Committee determines that it is advisable to grant or pay Awards that do not qualify as Qualified Performance-Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).
(e) Notwithstanding any provision of this Plan other than Section 16, commencing with calendar year 2005, (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than 400,000 Shares, and (ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Stock Unit Awards, with respect to more than 400,000 Shares (or cash amounts based on the value of more than 400,000 Shares).
(f) Notwithstanding any provision of this Plan other than Section 16, commencing with calendar year 2015, no non-employee director of the Company may be granted in any twelve (12) month period an aggregate amount of equity having a value of more than $400,000 on the date of grant, under this Plan or any other equity compensation plan sponsored by the Company.
15. Alteration, Termination, Discontinuance, Suspension, and Amendment.
(a) The Committee or the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Committee or Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee or the Board may make technical amendments to the Plan as may be necessary so as to have the Plan conform to any Legal Requirements in any jurisdiction within or outside the United States, so long as stockholder approval of such technical amendments is not required.
(b) The Committee or Board may amend the terms of any outstanding Award, prospectively or retroactively, except to the extent that such action would cause an Award subject to Section 14 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, and except that no such amendment shall impair the rights of any Participant without his or her consent. Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing an Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which an Option or Stock Appreciation Right may be exercised; to waive any other condition or restriction applicable to an Award or to the exercise of an Option or Stock Appreciation Right; to amend the definition of a change in control of the Company (if such a definition is contained in such Grant Documents) to expand the events that would result in a change in control and to add a change in control provision to such Grant Documents (if such provision is not contained in such Grant Documents); and may amend any such Grant Documents in any other respect with the consent of the Participant.

Appendix A
(c) If an amendment would (i) materially increase the benefits to participants under the Plan, (ii) increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan by materially increasing the class or number of persons eligible to participate in the Plan, then such amendment shall be subject to stockholder approval.
(d) If required by any Legal Requirement, any amendment to the Plan or any Award will also be submitted to and approved by the requisite vote of the stockholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to an Award, the Board and the Committee each reserve the right to amend the Plan or any Grant Documents evidencing an Award to the extent of any such requirement, amendment or supplement, and all Awards then outstanding will be subject to such amendment.
(e) Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the stockholders of the Company, reprice any outstanding Option and/or Stock Appreciation Rights by either lowering the Exercise Price thereof or canceling such outstanding Option and/or Stock Appreciation Rights in consideration of a grant having a lower Exercise Price or in exchange for awards or cash considerations. This paragraph 15(e) is intended to prohibit the repricing of  “underwater” Options without prior stockholder approval and shall not be construed to prohibit the adjustments provided for in Section 16 hereof.
(f) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.
16. Adjustment of Shares; Effect of Certain Transactions.
Notwithstanding any other provision of the Plan to the contrary, in the event of any change affecting the Shares subject to the Plan or any Award (through merger, consolidation, reorganization, recapitalization, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or other change in capital structure of the Company), appropriate adjustments or substitutions shall be made by the Committee or the Board as to the (i) Total Shares subject to the Plan, (ii) maximum number of Shares for which Awards may be granted to any one Associate, (iii) number of Shares and price per Share subject to outstanding Awards, and (iv) class of shares of stock that may be delivered under the Plan and/or each outstanding Award, as shall be equitable to prevent dilution or enlargement of rights under previously granted Awards. The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would disqualify any Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.
17. General Provisions.
(a) No Associate or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Associates or Participants under the Plan.
(b) Except to the extent that such action would cause an Award subject to Section 14 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, the Committee or Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee or Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee or Board may, in their discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
(c) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee or Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares
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are then listed, and any applicable state or Federal securities law, and the Committee or Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee or the Board in their sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other Legal Requirements to which such offer, if made, would be subject.
(e) The Committee or the Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.
(f) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Plan administrator to satisfy all obligations for the payment of such taxes, not to exceed the statutory minimum withholding obligation. The Committee or Board shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes (i) by delivery of or transfer of Shares to the Company, (ii) with the consent of the Committee or the Board, by directing the Company to retain Shares otherwise deliverable in connection with the Award, (iii) by payment in cash of the amount to be withheld, or (iv) by withholding from any cash compensation otherwise due to the Participant.
(g) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if required, and such arrangements may be either generally applicable or applicable only in specific cases.
(h) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Delaware and applicable Federal law.
(i) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee or the Board, materially altering the intent of the Plan, it shall be stricken, and the remainder of the Plan shall remain in full force and effect.
(j) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee or the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee or Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligations with respect to tax equalization for Associates on assignments outside their home country.
(k) No Award shall be granted or exercised if the grant of the Award or the exercise and the issuance of shares or other consideration pursuant thereto would be contrary to the Legal Requirements of any duly constituted authority having jurisdiction.
(l) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliated Company would otherwise have to terminate a Participant’s employment or other service at any time.
(m) Employees and directors of the Company and its Subsidiaries who are based in the United Kingdom may be granted Awards pursuant to the terms of the UK Addendum. Grants made pursuant to the UK Addendum shall be subject to the terms and conditions of the Plan, unless otherwise provided in the UK Addendum.

Appendix A
Schedule A
UK Addendum
1.
Purpose and eligibility

The purpose of this addendum to the Plan (the “UK Addendum”) is to enable the Board to grant Awards to certain employees and directors of LiveRamp Holdings, Inc. (the “Company”) and its Subsidiaries who are based in the United Kingdom. Awards (which will be unapproved for UK tax purposes) may only be granted under the UK Addendum to employees and directors of the Company and its Subsidiaries. Awards granted pursuant to the UK Addendum are granted pursuant to an “employees’ share scheme” for the purposes of the Financial Services and Markets Act 2000.
2.
Definitions

Definitions are as contained in Section 2 of the Plan, with the following additions, amendments or substitutions:
(a)
The definition of “Associate” shall be deleted and the word “Employee” shall be substituted therefor throughout the Plan.

(b)
“Control” (for the purposes of the definition of “Subsidiary”, below) has the meaning contained in section 995 Income Tax Act 2007.

(c)
“Employee” shall mean any employee or director of the Company or its Subsidiaries.

(d)
“HMRC” means the UK HM Revenue & Customs.

(e)
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(f)
“PAYE” means the UK Pay-As-You-Earn income tax withholding system governed by the Income Tax (PAYE) Regulations 2003.

(g)
“Service” means service as an Employee, subject to such further limitations as may be set forth in the applicable Stock Option Agreement or Restricted Share Agreement. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(h)
The definition of “Subsidiary” shall be restated in its entirety as follows: “Subsidiary” shall mean a company (wherever incorporated) which for the time being is under the Control of the Company.

3.
Terms

Awards granted pursuant to the UK Addendum shall be governed by the terms of the Plan, subject to any such amendments set out below and as are necessary to give effect to Section 1 of the UK Addendum, and by the terms of the individual Award Agreement entered into between the Company and the Participant.
4.
Participation

For the purpose of granting awards pursuant to the Plan to UK Employees only, the Plan shall be amended by the substitution of the word “Employee” for the word “Associate” throughout.
5.
Non-transferability of Awards

An Award granted pursuant to the UK Addendum may not be transferred other than by the laws of intestacy on death of the Participant.
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6.
Withholding obligations

6.1
The Participant shall be accountable for any income tax and, subject to the following provisions, national insurance liability which is chargeable on any assessable income deriving from the exercise of, or other dealing in, the Award. In respect of such assessable income the Participant shall indemnify the Company and (at the direction of the Company) any Subsidiary which is or may be treated as the employer of the Participant in respect of the following (together, the “Tax Liabilities”):

(a)
any income tax liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under ITEPA and the PAYE regulations referred to in it; and

(b)
any national insurance liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it, such national insurance liability being the aggregate of:

(i)
all the Employee’s primary Class 1 national insurance contributions; and

(ii)
all the employer’s secondary Class 1 national insurance contributions.

6.2
Pursuant to the indemnity referred to in clause 6.1, the Participant shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a)
making a cash payment of an appropriate amount to the relevant company whether by cheque, banker’s draft or deduction from salary in time to enable the company to remit such amount to HMRC before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or

(b)
appointing the Company as agent and/or attorney for the sale of sufficient Shares acquired pursuant to the exercise of, or other dealing in, the Award to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares;

(c)
entering into an election whereby the employer’s liability for secondary Class 1 national insurance contributions is transferred to the Participant on terms set out in the election and approved by HMRC.

7.
Section 431 Election

Where the Shares to be acquired on the exercise of, or other dealing in, the Award are considered to be “restricted securities” for the purposes of the UK tax legislation (such determination to be at the sole discretion of the Company), it is a condition of exercise or acquisition of the Shares that the Participant if so directed by the Company enter into a joint election with the Company or, if different, the relevant Subsidiary employing the Participant pursuant to section 431 ITEPA electing that the market value of the Shares to be acquired on the exercise of, or other dealing in, the Award be calculated as if the Shares were not “restricted securities”.
Adopted by the Compensation Committee on
February 14, 2012

Appendix B

LIVERAMP HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated as of May 17, 2022
This LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “Plan”), previously known as the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc. and the 2005 Stock Purchase Plan of Acxiom Corporation, was originally established by Acxiom Corporation (the predecessor of LiveRamp Holdings, Inc.) to be effective as of August 3, 2005, or at such later time as the Plan was approved by the stockholders of Acxiom Corporation. The Plan as restated herein shall be effective May 17, 2022, subject to approval by the stockholders of LiveRamp Holdings, Inc. (the “Company”), and shall supersede any prior versions of the Plan.
1. Purpose
The purposes of the Plan are to provide a method whereby employees of the Company or of any Qualified Subsidiary (as defined below), will have an opportunity to acquire a proprietary interest in the Company through the purchase of Shares (as defined below) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
2. Definitions
(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 15 hereof.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Brokerage Account” shall be defined in accordance with Section 10.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, as currently in effect or as may be amended in the future.
(e) “Company” shall mean LiveRamp Holdings, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.
(f) “Compensation” shall mean all base, straight-time gross earnings, commissions, and annual bonuses, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, and other compensation.
(g) “Effective Date” shall mean December 1, 2020, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
(h) “Eligible Employee” shall mean an Employee of the Company or of a Qualified Subsidiary:
(i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code);
(ii) who is not an officer subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934;
(iii) whose customary employment is for at least twenty (20) hours per week; and
(iv) whose customary employment is for at least five (5) months in any calendar year.
For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding rights or options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, to the extent there is any Employee who is not paid on the Company’s regular payroll system, such Employee must be employed with the Company for two (2) years before becoming eligible to participate in the
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Plan. The preceding sentence is not intended, and should not be construed, to expand the definition of Employee beyond those individuals who render services for the Company within the meaning of Section 3401 of the Code. The Company may, from time to time, modify the definition of Eligible Employee, provided that such modification shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof).
(i) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 340l(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).
(j) “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:
(i) Where the Shares are not purchased in the open market, the closing sales price per share of the Shares (or the closing bid price, if no such sales were reported) on the New York Stock Exchange or such stock exchange or other national market system on which the Shares are listed or traded.
(ii) Where the Shares are purchased in the open market, the average of the actual prices, if such actual prices vary, at which the Shares were purchased.
(iii) In the event that the foregoing valuation methods are not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date.
(k) “Grant Date” shall mean the first day of each Offering Period.
(l) “Offering Period” shall mean, subject to Section 4, the six-month period commencing on the Grant Date and terminating on the Purchase Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of the Plan.
(m) “Payroll Deduction Account” shall be defined in accordance with Section 7.
(n) “Participating Employee” shall mean an Employee who participates in the Plan.
(o) “Plan” shall mean this LiveRamp Holdings, Inc. Employee Stock Purchase Plan.
(p) “Purchase Date” shall mean the last day of each Offering Period. If the last day of any Offering Period falls on a day on which the New York Stock Exchange or the national stock exchanges are not open for trading, the Purchase Date shall be the trading day immediately preceding the last day. The timing of the Purchase Date may be changed pursuant to Section 4 of the Plan.
(q) “Purchase Price” shall mean an amount equal to the lesser of  (i) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Board or the Administrator) of the Fair Market Value of a Share on the Purchase Date.
(r) “Qualified Subsidiary” shall mean all Subsidiaries of the Company in existence as of the Effective Date or which may exist in the future. The Board or the Administrator may initiate or terminate the designation of a Subsidiary as a Qualified Subsidiary without the approval of the stockholders of the Company.
(s) “Shares” shall mean the common stock of the Company, $0.10 par value.
(t) “Subsidiary” shall mean any entity, domestic or foreign, of which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.
3. Eligibility
(a) Any Eligible Employee who is employed by the Company or a Qualified Subsidiary on the first day of any Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

Appendix B
(b) Each Employee who first becomes an Eligible Employee subsequent to the first day of a given Offering Period will be eligible to become a Participating Employee in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.
(c) No Eligible Employee shall be granted an option under the Plan to the extent that his or her rights to purchase Shares under all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
(d) As provided under Treasury Regulation Section 1.421-l(h)(2), an employee on a leave of absence covered by the Family Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, or any similar statute or contract that provides for reemployment or continued employment rights will be deemed to be continuously employed for purposes of this Plan.
4. Offering Periods
The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. Subject to Section 20, Offering Periods shall be six months in duration, unless another period (not to exceed 27 months) is otherwise specified by the Administrator. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Dates with respect to future offerings without stockholder approval.
5. Participation
(a) An Eligible Employee may become a Participating Employee in the Plan as soon as administratively practicable following the completion of an enrollment form and the filing of such form with the Company.
(b) Payroll deductions or contributions for a Participating Employee shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless terminated sooner by the Participating Employee as provided in Section 11 hereof.
(c) During a leave of absence approved by the Company or a Subsidiary and as long as the requirements of Treasury Regulation Section 1.421-l(h)(2) are met, a Participating Employee may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participating Employee’s payroll deductions or contributions under the Plan for the pay day immediately preceding the first day of such Participating Employee’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-l(h)(2), the Participating Employee will automatically cease to participate in the Plan. In such an event, the Company will automatically cease to deduct the Participating Employee’s payroll under the Plan. The Company will pay to the Participating Employee his or her total payroll deductions for the Offering Period, in cash and in one lump sum, without interest, as soon as practicable after the Participating Employee ceases to participate in the Plan.
(d) A Participating Employee’s completion of an enrollment form will enroll such Participating Employee in the Plan for each successive and subsequent Offering Period on the terms contained therein until the Participating Employee either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 11 hereof, or otherwise becomes ineligible to participate in the Plan.
6. Payroll Deductions and Contributions
(a) At the time a Participating Employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation on each payday during the Offering Period.
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(b) Where payroll deductions are not permitted in a country outside of the United States, a Participating Employee may elect to make contributions on each pay day during any Offering Period in an amount not less than the foreign equivalent of  $25 and not more than $2,500 (or such other amounts as the Administrator may establish from time to time before a Grant Date) of such participant’s Compensation which he or she receives for the payroll period immediately preceding the relevant the Offering Period.
(c) All payroll deductions and contributions made for a Participating Employee shall be credited to his or her Payroll Deduction Account under the Plan. A Participating Employee may not make any additional payments into such account.
(d) A Participating Employee may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may decrease the rate of, or suspend, his or her payroll deductions or contributions during the Offering Period by completing a revised enrollment form authorizing such change and filing it with the Company. Such change will become effective as soon as administratively practicable following the date the Company receives the revised enrollment form, which may be during the subsequent Offering Period. An election to decrease payroll deductions or contributions shall be permitted no more than once during each Offering Period, however, a Participating Employee may submit a subsequent election to suspend such payroll deductions or contributions.
(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participating Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.
(f) A Participating Employee may elect to increase his or her payroll deductions or contributions only with respect to subsequent Offering Periods. Such change will become effective as soon as administratively practicable following the last day of the Offering Period in which the Company receives the revised enrollment form.
(g) At the time the option is exercised, or at the time some or all of the Shares issued under the Plan are disposed of, the Participating Employee must make adequate provision for the Company’s or Subsidiary’s federal, national, state, local municipal, or other tax or Social Security withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or any Subsidiary may, but shall not be obligated to, withhold from the Participating Employee’s Compensation the amount necessary for the Company or the Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by a Participating Employee.
7. Payroll Deduction Account
The Company shall establish a “Payroll Deduction Account” for each Participating Employee, and shall credit all payroll deductions and contributions made on behalf of each Participating Employee pursuant to Section 6 to his or her Payroll Deduction Account.
8. Grant of Option
On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of full Shares determined by dividing such Participating Employee’s payroll deductions accumulated on such Purchase Date and retained in the Participating Employee’s Payroll Deduction Account as of the Purchase Date by the applicable Purchase Price; provided, however, that in no event shall any Participating Employee purchase more than 2,500 Shares during an Offering Period. Exercise of the option shall occur as provided in Section 9 hereof, unless the Participating Employee has Withdrawn pursuant to Section 11 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.
9. Exercise of Option
(a) By the Purchase Date, the Company shall cause a statement of the balance in each Participating Employee’s Payroll Deduction Account to be forwarded to the securities brokerage firm as set forth in Section 10 for purchase on his or her account of the number of Shares determined under subparagraphs (b) and (c) of this Section.

Appendix B
(b) Unless a Participating Employee Withdraws from the Plan as provided in Section 11 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of Shares shall be exercised automatically on the Purchase Date, and the maximum number of full Shares subject to the option shall be purchased for such Participating Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares may be purchased. Any amount that is insufficient for the purchase of full Shares shall remain in the Participating Employee’s Payroll Deduction Account, without any interest thereon, to be used toward the purchase of Shares on subsequent Purchase Dates. During a Participating Employee’s lifetime, a Participating Employee’s option to purchase Shares hereunder is exercisable only by him or her.
(c) If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator shall allocate the available Shares among such Participating Employees in as uniform a manner as shall be practicable. The balance of the amount credited to the account of each Participating Employee which has not been applied to the purchase of Shares shall be paid to such Participating Employee in one lump sum in cash as soon as reasonably practicable after the Purchase Date, without any interest thereon.
10. Brokerage Accounts
By enrolling in the Plan, each Eligible Employee shall be deemed to have authorized the establishment of a “Brokerage Account” on his or her behalf at a securities brokerage firm to be selected from time to time by the Administrator. The Brokerage Account shall be governed by, and shall be subject to, the terms and conditions of this Plan and of a written agreement between the Company and the securities brokerage firm and, if applicable, the Participating Employee and the securities brokerage firm. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, the Company may arrange for the deposit into each Participating Employee’s Brokerage Account of the number of Shares purchased upon exercise of his or her option. Shares purchased on behalf of any Participating Employee pursuant to the Plan shall be held in the Participating Employee’s Brokerage Account in his or her name.
11. Withdrawal
(a) A Participating Employee may withdraw all but not less than all of the payroll deductions or contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her option under the Plan by giving written notice to the Company at least fifteen (15) days before the Purchase Date (“Withdraw” or “Withdrawal”). All of the Participating Employee’s payroll deductions or contributions credited to his or her account during the Offering Period shall be paid to such Participating Employee as soon as practicable after receipt of the notice of Withdrawal. Thereafter, such Participating Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participating Employee Withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of any succeeding Offering Periods unless the Participating Employee delivers to the Company a new enrollment form; provided, however, that any Eligible Employee who is deemed to be an “executive officer” of the Company as defined by Section 16b-3 of the Securities Exchange Act of 1934 shall not renew his or her participation in the Plan until at least six (6) months have elapsed since the date of Withdrawal.
(b) A Participating Employee’s Withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.
12. Termination of Employment
Upon (i) a Participating Employee’s ceasing to be an Eligible Employee for any reason, including termination of employment, disability, or death, or (ii) a Participating Employee’s being granted a leave of absence and failing to return to active employment upon the expiration of his or her leave in accordance with the Company’s policy with respect to permitted absences, he or she shall be deemed to have elected to Withdraw from the Plan, the payroll
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deductions on behalf of the Participating Employee shall be discontinued, and any amounts credited to such Participating Employee’s Payroll Deduction Account during the Offering Period shall be paid to such Participating Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as reasonably practicable, and such Participating Employee’s option for the Offering Period shall be automatically terminated. A transfer of a Participating Employee’s employment between or among the Company and any Qualified Subsidiary shall not be treated as a termination of employment for purposes of the Plan.
13. Interest
No interest shall accrue on the payroll deductions or contributions of a Participating Employee in the Plan, unless required to accrue in a country outside of the United States.
14. Shares Subject to Plan
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall initially be made available for sale under the Plan shall be 426,481, provided, that the total number of Shares shall be increased by 1,000,000 shares to 1,426,481 Shares, subject to the approval of the Company’s stockholders within one year of May 17, 2022. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the Plan. The Shares subject to the Plan may be authorized but unissued Shares or reacquired Shares, bought on the market or otherwise.
(b) With respect to Shares subject to an option granted under the Plan, a Participating Employee shall not be deemed to be a stockholder of the Company, and the Participating Employee shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participating Employee or his or her nominee following exercise of the Participating Employee’s option. A Participating Employee shall have rights as a stockholder with respect to all Shares which are purchased under the Plan for such Participating Employee’s account.
15. Administration
(a) Unless otherwise provided by the Board, the Administrator shall be the Compensation Committee of the Board. The Administrator shall have the power to delegate to a subcommittee made up of Employees any of the administrative powers the Administrator is authorized to exercise, subject to applicable law, the rules and regulations of any stock exchange or market upon which the Company’s shares may be listed and/or traded, and such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.
(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested. The Administrator at its option may utilize the services of such other persons as are necessary to assist in the proper administration of the Plan. The Administrator may select a securities brokerage firm to assist with the purchase of the Shares and the maintenance of Brokerage Accounts for Participating Employees in the Plan. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company and its Qualified Subsidiaries; provided, however, that all sales commissions incurred upon sale by a Participating Employee of Shares out of his or her Brokerage Account shall be borne by the Participating Employee. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or such other persons as the Administrator deems necessary or appropriate to carry out its duties under the Plan. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons so employed by the Administrator.

Appendix B
16. Designation of Beneficiaries / Transferability
(a) A Participating Employee may file a written beneficiary designation naming those persons who are to receive any cash from the Participating Employee’s Payroll Deduction Account, together with any Shares and/or cash from the Participating Employee’s Brokerage Account, in the event of the Participating Employee’s death. If a Participating Employee is married and the designated beneficiary is not the Participating Employee’s spouse, spousal consent may be required for such designation to be effective.
(b) Neither payroll deductions credited to a Participating Employee’s Payroll Deduction Account nor any rights with regard to the exercise of an option or rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided by the Plan) by a Participating Employee. Shares acquired by a Participating Employee pursuant to the exercise of an option hereunder, however, are freely transferable.
17. Use of Funds
All funds received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such funds unless required to in a country outside of the United States.
18. Reports
Statements of account shall be provided to Participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price(s), and the number of Shares purchased.
19. Adjustments Upon Changes in Outstanding Shares on Capitalization, Merger, Consolidation or Corporate Reorganization
Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participating Employee may purchase each Offering Period (pursuant to Section 9), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised, shall be automatically adjusted to give proper effect to any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.
20. Amendment or Termination
(a) The Board or the Administrator may, in its discretion and, to the extent necessary or desirable, at any time, and from time to time, modify or amend the Plan in any respect, including, but not limited to,
(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, by setting the Purchase Price as an amount that is within the range of either 85% to 100% of the Fair Market Value of a Share on the Purchase Date, or 85% to 100% of the lesser of (x) the Fair Market Value of a Share on the Purchase Date, and (y) the Fair Market Value of a Share on the first day of the applicable Offering Period;
(ii) shortening or lengthening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period, provided, however, that no Offering Period shall be shorter than one month or longer than 27 months; and allocating Shares as provided in Section 9
(b) Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees, except that no amendment shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders’ meeting, if such amendment would:
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(i) materially increase the benefits accruing to Participating Employees under the Plan;
(ii) increase the number of Shares which may be issued under the Plan (other than as permitted under Section 19 hereof); or
(iii) materially modify the requirements as to eligibility for participation under the Plan, except as allowed under Section 423(b)(4) of the Code.
(c) This Plan and all rights of Participating Employees hereunder may be terminated at any time by the Administrator or by the Board. Upon termination of the Plan, all payroll deductions and contributions shall cease and all amounts then credited to the Participating Employees’ Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participating Employees.
21. Participation by Foreign Employees
Notwithstanding Section 20 hereof, the Board shall have the authority to amend the Plan from time to time by adopting or modifying appendices that shall (a) contain such terms and conditions with respect to the operation of the Plan in one or more countries outside of the United States as are necessary or appropriate, as determined by the Administrator or the Board in its sole discretion, to bring the Plan into compliance with applicable law, tax policy or local custom, and (b) name those Employees, or describe those classes of Employees, who shall be deemed Eligible Employees from among those Employees who reside in the country or countries outside of the United States to which such appendix relates. Nothing contained in this Section 21 shall be deemed to grant the Administrator or the Board the authority to: (i) change the list of Qualified Subsidiaries or otherwise change the designation of corporations whose employees may be offered options under the Plan; (ii) change the class of securities issuable under the Plan; (iii) increase the aggregate number of Shares that may be sold pursuant to options granted under the Plan; or (iv) increase the maximum number of Shares subject to an Eligible Employee’s option pursuant to Section 3. Any such appendices adopted need not comply with the Code and associated regulations.
22. Notices
All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
23. Conditions to Issuance of Shares / Dividends
Certificates for whole Shares purchased hereunder shall be issued as soon as practicable following a Participating Employee’s written request, for which a reasonable charge may be made. Any cash dividends payable on Shares held in a Participating Employee’s Brokerage Account will be used to purchase additional Shares unless otherwise directed by the Participant.
24. Term of Plan
The Plan shall become effective on the Effective Date and shall remain in effect until the date that Participants become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase under the Plan in accordance with Section 9(c), unless sooner terminated under Section 20.
25. Equal Rights and Privileges.
All Eligible Employees of the Company (or of any Qualified Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Code Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Code Section 423 or applicable Treasury Regulations.

Appendix B
26. No Employment Rights
Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participating Employee) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participating Employee) at any time, with or without cause.
27. Governing Law
The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D88276-P75629-Z82769 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

LIVERAMP HOLDINGS, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Clark M. Kokich	☐	☐	☐
1b. Kamakshi Sivaramakrishnan	☐	☐	☐

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD88276-P75629-Z82769For Against Abstain! ! ! For Against Abstain! ! !! ! !! ! !! ! !! ! !LIVERAMP HOLDINGS, INC.LIVERAMP HOLDINGS, INC.225 BUSH STREET, 17TH FLOORSAN FRANCISCO, CA 941041a. Clark M. Kokich1b. Kamakshi Sivaramakrishnan1. Election of DirectorsNominees:The Board of Directors recommends a vote FOR Proposals1, 2, 3, 4 and 5.NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, bothshould sign. When signing as attorney, executor, administrator, trustee or guardian, pleasegive full title as such. If a corporation, please sign in full corporate name by president or otherauthorized officer. If a partnership, please sign in partnership name by authorized person.3. Approval of an increase in the number of shares available for issuance under the Company's Employee Stock Purchase Plan.2. Approval of an increase in the number of shares available for issuance under the Company's Amended and Restated 2005 Equity Compensation Plan.4. Advisory (non-binding) vote to approve the compensation of the Company's named executive officers.NOTE: In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponementor adjournment thereof.5. Ratification of KPMG LLP as the Company's independent registered public accountant for Fiscal Year 2023.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information upuntil 8:59 p.m. Pacific Time the day before the cut-off date* or meeting date. Have your proxy cardin hand when you access the website and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RAMP2022You may attend the Meeting via the Internet and vote during the Meeting. Have the information thatis printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Timethe day before the cut-off date* or meeting date. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.*Voting instructions submitted by participants in the LiveRamp Holdings, Inc. Retirement SavingsPlan must be received by Newport no later than 8:59 p.m. Pacific Time on August 4, 2022. Planparticipants will not be permitted to vote during the Meeting.SCAN TOVIEW MATERIALS & VOTE w22-15578-1 C8.1 P1D88277-P75629-Z82769Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Proxy ProxyLIVERAMP HOLDINGS, INC.This proxy is solicited by the Board of DirectorsFor the Annual Meeting of Shareholdersto be held on August 9, 2022The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares ofcommon stock of LiveRamp Holdings, Inc. held of record by the undersigned on June 13, 2022, at the Annual Meeting of Shareholders to be held via the Internet at www.virtualshareholdermeeting.com/RAMP2022 at 11:30 a.m. Pacific Time onAugust 9, 2022, or any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.If the undersigned is a participant in the LiveRamp Holdings, Inc. Retirement Savings Plan ("the Plan") with balances in theLiveRamp Stock Fund, the undersigned hereby instructs Newport Trust Company, as named fiduciary and investment managerfor the LiveRamp Stock Fund under the Plan, to vote all shares of LiveRamp common stock credited to the Plan account of theundersigned at the Annual Meeting of Shareholders to be held on August 9, 2022, or any postponements or adjournments thereof. The shares credited to the Plan account of the undersigned will be voted in the manner directed herein. THISVOTING INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED NO LATER THAN8:59 P.M. PACIFIC TIME ON AUGUST 4, 2022. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED,NEWPORT TRUST COMPANY WILL VOTE THESE SHARES IN ITS
OWN DISCRETION.Please mark, sign, date and return the proxy card promptly using the enclosed envelope.SEE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D88277-P75629-Z82769Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Proxy ProxyLIVERAMP HOLDINGS, INC.This proxy is solicited by the Board of DirectorsFor the Annual Meeting of Shareholdersto be held on August 9, 2022The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares ofcommon stock of LiveRamp Holdings, Inc. held of record by the undersigned on June 13, 2022, at the Annual Meeting of Shareholders to be held via the Internet at www.virtualshareholdermeeting.com/RAMP2022 at 11:30 a.m. Pacific Time onAugust 9, 2022, or any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS
1, 2, 3, 4 AND 5.If the undersigned is a participant in the LiveRamp Holdings, Inc. Retirement Savings Plan ("the Plan") with balances in theLiveRamp Stock Fund, the undersigned hereby instructs Newport Trust Company, as named fiduciary and investment managerfor the LiveRamp Stock Fund under the Plan, to vote all shares of LiveRamp common stock credited to the Plan account of theundersigned at the Annual Meeting of Shareholders to be held on August 9, 2022, or any postponements or adjournments thereof. The shares credited to the Plan account of the undersigned will be voted in the manner directed herein. THISVOTING INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED NO LATER THAN8:59 P.M. PACIFIC TIME ON AUGUST 4, 2022. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED,NEWPORT TRUST COMPANY WILL VOTE THESE SHARES IN ITS OWN DISCRETION.Please mark, sign, date and return the proxy card promptly using the enclosed envelope.SEE REVERSE SIDE